   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 1998

                                                     REGISTRATION NO. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                            MCLEODUSA INCORPORATED
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                     4813                    42-1407240
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL           IDENTIFICATION NUMBER)
    INCORPORATION OR          CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)

                           MCLEODUSA TECHNOLOGY PARK
                       6400 C STREET, SW, P.O. BOX 3177
                          CEDAR RAPIDS, IA 52406-3177
                                (319) 364-0000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                                CLARK E. MCLEOD
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            MCLEODUSA INCORPORATED
                           MCLEODUSA TECHNOLOGY PARK
                       6400 C STREET, SW, P.O. BOX 3177
                          CEDAR RAPIDS, IA 52406-3177
                                (319) 364-0000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                               ----------------
                                  COPIES TO:

                         JOSEPH G. CONNOLLY, JR., ESQ.
                            HOGAN & HARTSON L.L.P.
                          555 THIRTEENTH STREET, N.W.
                            WASHINGTON, D.C. 20004
                                (202) 637-5600

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                               ----------------
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE

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
                                              PROPOSED          PROPOSED
                                               MAXIMUM           MAXIMUM
  TITLE OF EACH CLASS OF     AMOUNT TO BE     OFFERING          AGGREGATE        AMOUNT OF
SECURITIES TO BE REGISTERED   REGISTERED  PRICE PER UNIT(1) OFFERING PRICE(1) REGISTRATION FEE
----------------------------------------------------------------------------------------------
 9 1/2% Senior Notes Due
  November 1, 2008......     $300,000,000        100%         $300,000,000        $83,400
----------------------------------------------------------------------------------------------
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
(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.
                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
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


                             SUBJECT TO COMPLETION
                            DATED DECEMBER 23, 1998

PROSPECTUS

                                                                [MCLEODUSA LOGO]

                                  $300,000,000

                             MCLEODUSA INCORPORATED

                       OFFER TO EXCHANGE ALL OUTSTANDING
                    9 1/2% SENIOR NOTES DUE NOVEMBER 1, 2008
                  FOR 9 1/2% SENIOR NOTES DUE NOVEMBER 1, 2008

         INTEREST PAYABLE MAY 1 AND NOVEMBER 1, COMMENCING MAY 1, 1999

                      MATERIAL TERMS OF THE EXCHANGE OFFER

 . We are offering to          . We will not receive any
  exchange all Outstanding      proceeds from the
  Notes that are validly        Exchange Offer.
  tendered and not validly
  withdrawn for an equal      . The terms of the
  amount of a new series        Exchange Notes to be
  of notes which are            issued are substantially
  registered under the          identical to the
  Securities Act of 1933.       Outstanding Notes,
                                except for certain
 . The Exchange Offer will       transfer restrictions
  expire at 5:00 P.M., New      and registration rights
  York City Time, on            relating to the
  [   ], 1999, unless           Outstanding Notes.
  extended.
                              . Outstanding Notes may be
 . The Exchange Offer is         tendered only in
  subject to certain            denominations of $1,000
  customary conditions,         and multiples of $1,000.
  including that the
  Exchange Offer not          . Affiliates of McLeodUSA
  violate applicable law        may not participate in
  or any applicable             the Exchange Offer.
  interpretation of the
  Staff of the Securities     . The exchange of notes
  and Exchange Commission.      should not be a taxable
                                exchange for U.S.
 . Tenders of Outstanding        federal income tax
  Notes may be withdrawn        purposes.
  at any time prior to the
  expiration of the
  Exchange Offer.


   PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF CERTAIN
    FACTORS WHICH YOU SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.

 WE ARE NOT MAKING THIS EXCHANGE OFFER IN ANY STATE OR JURISDICTION WHERE IT IS
                                 NOT PERMITTED.


 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES TO BE DISTRIBUTED IN THE EXCHANGE OFFER, NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is      , 1999.

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Where You Can Get More Information.......................................  ii
Forward-Looking Statements............................................... iii
Summary..................................................................   1
Risk Factors.............................................................  12
The Exchange Offer.......................................................  22
Use of Proceeds..........................................................  31
Capitalization...........................................................  32
Selected Consolidated Financial Data.....................................  33
Pro Forma Financial Data.................................................  35
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  38
Description of the Exchange Notes........................................  53
Other Indebtedness.......................................................  88
Plan of Distribution.....................................................  90
Legal Matters............................................................  90
Experts..................................................................  91
Changes in Accountants...................................................  91

                                      (i)

                       WHERE YOU CAN GET MORE INFORMATION

  We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC" or the "Commission") under the Securities Exchange Act of 1934 (the "Exchange Act"). You may read and copy any of this information at the SEC's public reference rooms at:

 Public Reference Room     New York Regional Office        Chicago Regional Office
450 Fifth Street, N.W.       7 World Trade Center              Citicorp Center
       Room 1024                  Suite 1300               500 West Madison Street
Washington, D.C. 20549     New York, New York 10048              Suite 1400
                                                        Chicago, Illinois 60661-2511

  You may call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Copies of filed documents also can be obtained by mail from the Public Reference Room at the above address or may be accessed at the SEC's web site at http://www.sec.gov. Our Class A Common Stock is quoted on The Nasdaq Stock Market's National Market System under the symbol "MCLD." You can look at SEC reports, proxy statements and other information about our Company at Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

  We filed with the SEC a Registration Statement under the Securities Act of 1933 (the "Securities Act"), covering the Exchange Notes to be issued in the Exchange Offer. As permitted by SEC rules, this Prospectus omits certain information included in the Registration Statement and its exhibits. Statements in this Prospectus concerning the contents of any contract, agreement or other document are not necessarily complete. If we have filed any such contract, agreement or other document as an exhibit to the Registration Statement, you should read the exhibit for a more complete understanding of the document or matter involved.

  The SEC allows us to "incorporate by reference" information into this Prospectus, which means we can disclose important information to you simply by referring you to another document filed separately with the SEC. This Prospectus incorporates by reference the following documents which contain important information about us and our financial condition:

  . Our Annual Report on Form 10-K for our fiscal year ended December 31, 1997, filed on March 9, 1998

  . Our Current Reports on Form 8-K, filed on March 20, 1998, October 29, 1998 and November 19, 1998

  . Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998, filed on May 13, 1998,
     August 14, 1998 and November 16, 1998, respectively

  . The consolidated financial statements of Consolidated Communications Inc. and subsidiaries appearing on pages F-45 through F-60 of our definitive prospectus dated December 1, 1997 and filed with the SEC on December 2, 1997 pursuant to Rule 424(b) under the Securities Act as part of our Registration Statement on Form S-4 (Registration No. 333-34227)

  . All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, during the offering made by this Prospectus, effective the date such documents are filed

  In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

                                      (ii)

  The indenture that governs the Outstanding Notes and which will govern the Exchange Notes requires us to furnish the Trustee with annual reports containing consolidated financial statements audited by our independent public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

  YOU CAN OBTAIN THE DOCUMENTS INCORPORATED BY REFERENCE AT NO COST BY CONTACTING US AT MCLEODUSA INCORPORATED, MCLEODUSA TECHNOLOGY PARK, 6400 C STREET, SW, P.O. BOX 3177, CEDAR RAPIDS, IA 52406-3177, TELEPHONE NUMBER:
(319) 364-0000, ATTENTION: GENERAL COUNSEL. IN ORDER TO ENSURE TIMELY DELIVERY OF THESE DOCUMENTS BEFORE THE EXCHANGE OFFER EXPIRES, ANY REQUEST SHOULD BE
MADE BY       , 1999.

  YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY OTHER DATE OTHER THAN THE DATE ON THE FRONT COVER.

                          FORWARD-LOOKING STATEMENTS

  Some of the statements contained, or incorporated by reference, in this Prospectus discuss future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these so-called "forward-looking" statements by words like "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those words and other comparable words. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the "forward-looking" statements are disclosed under the heading "Risk Factors" and throughout this Prospectus.

                                     (iii)

                                    SUMMARY

  The following summary highlights selected information from this Prospectus and may not contain all of the information that is important to you. The summary is qualified in its entirety by the more detailed information and by our Consolidated Financial Statements, the notes thereto and the other financial data that are contained elsewhere, or incorporated by reference, in this Prospectus. You should carefully consider the factors set forth under the caption "Risk Factors" and we urge you to read this Prospectus and the Letter of Transmittal in their entirety. Unless otherwise indicated, references in this Prospectus to the "Company" include McLeodUSA's predecessor, McLeodUSA and McLeodUSA's wholly owned subsidiaries. Unless otherwise indicated, dollar amounts over $1 million have been rounded to one decimal place and dollar amounts less than $1 million have been rounded to the nearest thousand.

                                  OUR COMPANY

We provide integrated communications services to business and residential customers in the Midwestern and Rocky Mountain regions of the United States. Our integrated communications services include local, long distance, Internet access, data, voice mail and paging, all from a single company on a single bill. We believe we are the first communications provider in most of our markets to offer "one-stop shopping" for communications services tailored to customers' specific needs.

Our approach makes it easier for both our business and our residential customers to satisfy their telecommunications needs. It also allows businesses to receive customized services, such as competitive long distance pricing and enhanced calling features, that might not otherwise be directly available on a cost-effective basis. As of September 30, 1998, we served over 366,800 local lines in 267 cities and towns.

In addition to our core business of providing competitive local, long distance and related communications services, we also derive revenue from:

 .  the sale of advertising space in telephone directories

 .  incumbent local exchange services in east central Illinois

 .  communications network maintenance services

 .  telephone equipment sales, service and installation

 .  video services

 .  special access, private line and data services

 .  telemarketing services

 . other communications services, including cellular, operator, payphone and paging services

In most of our markets, we compete with the incumbent local phone company by leasing their lines and switches. This allows customers to select our local service without changing their existing telephone numbers. In other markets, primarily in east central Illinois, we operate our own lines and switches. We provide long distance services by using our own facilities and leasing capacity from long-haul and local providers. We are constructing fiber optic networks in Iowa, Illinois, Wisconsin, Indiana, Missouri, Minnesota, South Dakota and North Dakota to carry additional communications traffic on our own network.

                                  OUR STRATEGY

We want to be the leading and most admired provider of integrated communications services in our markets. We are:

 . aggressively capturing customer share and generating revenue using leased network capacity

 .  concurrently constructing our own network

 . migrating customers to our network to provide enhanced services and reduce operating costs

The principal elements of our business strategy are to:

Provide integrated communications services. We believe we can rapidly penetrate our target markets and build customer loyalty by providing a "bundled" product offering. We intend to add personal communications services ("PCS") to our current array of integrated communications services over the next several years.

Build customer share through branding. We believe we will create and strengthen brand awareness in our target markets by branding our communications services with the trade name McLeodUSA in combination with the distinctive black-and-yellow motif of our directories.

Provide outstanding customer service. Our customer service representatives are available 24 hours a day, seven days a week, to answer customer calls. Our customer-focused software and systems allow our representatives immediate access to our customer and network data, enabling a rapid and effective response to customer requests.

Focus on small and mid-sized markets. We primarily target small and mid-sized markets because we believe we can rapidly capture customer share by providing face-to-face sales and service support to our customers before intense competition develops.

Expand our fiber optic network. We are building a state-of-the-art digital fiber optic network to deliver multiple services and reduce operating costs.

Expand intra-city fiber network build. Within selected cities, we plan to extend our network directly to our customers' locations. This will allow us to provide expanded services and reduce the expense of leasing facilities from the local exchange carrier.

Explore acquisitions and strategic alliances. We plan to pursue acquisitions, joint ventures and strategic alliances that expand or complement our business.

Leverage proven management team. Our executive management team consists of veteran telecommunications managers who successfully implemented similar customer-focused telecommunications strategies in the past.

                                ----------------

As of September 30, 1998, we estimated, based on our current business plan and projections, our aggregate capital requirements through 2001 would be $1.1 billion. Our estimated capital requirements include the projected cost of:

 .  building our fiber optic network, including intra-city fiber optic networks

 .  expanding operations in existing and new markets

 .  developing a PCS system

 .  funding general corporate expenses

We expect to fund these capital requirements with:

 .  approximately $291.9 million in net proceeds from the Outstanding Notes

 . approximately $402.4 million of cash on hand and short-term investments at September 30, 1998

 .  a proposed $100.0 million revolving credit facility

 .  projected operating cash flow of the Company

The actual amount and timing of our future capital requirements is subject to risks and uncertainties and may differ materially from our estimates. See "Risk Factors--Significant Capital Requirements."

                                ----------------

Our principal executive offices are located at McLeodUSA Technology Park, 6400 C Street, SW, P.O. Box 3177, Cedar Rapids, Iowa 52406-3177, and our phone number is (319) 364-0000.

                         SUMMARY OF THE EXCHANGE OFFER


THE EXCHANGE OFFER..........  We are offering to exchange (the "Exchange
                              Offer") $1,000 principal amount of our 9 1/2% Senior Notes due November 1, 2008 (the "Exchange Notes"), which have been registered under the Securities Act, for each $1,000 principal amount of our outstanding unregistered 9 1/2% Senior Notes due November 1, 2008 which were issued by us on October 22, 1998 in a private offering (the "Outstanding Notes" and, together with the Exchange Notes, the "October 1998 Senior Notes").

                              In order for your Outstanding Notes to be exchanged, you must properly tender them prior to the expiration of the Exchange Offer. All Outstanding Notes that are validly tendered and not validly withdrawn will be exchanged. We will issue the Exchange Notes on or promptly after the expiration of the Exchange Offer.

                              Outstanding Notes may be tendered for exchange in whole or in part in integral multiples of $1,000 principal amount.

REGISTRATION RIGHTS
AGREEMENT...................  We sold the Outstanding Notes on October 22, 1998 to Salomon Smith Barney Inc., Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated and Chase Securities Inc. (the "Initial Purchasers"). Simultaneously with that sale we signed a registration rights agreement with the Initial Purchasers (the "Registration Rights Agreement") which requires us to conduct this Exchange Offer.

                              You have the right pursuant to the Registration Rights Agreement to exchange your Outstanding Notes for Exchange Notes with substantially identical terms. This Exchange Offer is intended to satisfy these rights. After the Exchange Offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your Outstanding Notes.

                              For a description of the procedures for tendering Outstanding Notes, see "The Exchange Offer-- Procedures for Tendering Outstanding Notes."

CONSEQUENCES OF FAILURE TO
EXCHANGE YOUR OUTSTANDING
NOTES.......................  If you do not exchange your Outstanding Notes for
                              Exchange Notes pursuant to the Exchange Offer, you will continue to be subject to the restrictions on transfer provided in the Outstanding Notes and the indenture governing the October 1998 Senior Notes. In general, the Outstanding Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently plan to register the Outstanding Notes under the Securities Act.

EXPIRATION DATE.............  The Exchange Offer will expire at 5:00 p.m., New
                              York City time, on    , 1999 unless extended by
                              us (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). See "The Exchange Offer--Expiration Date; Extensions; Amendments."

CONDITIONS TO THE EXCHANGE
OFFER.......................  The Exchange Offer is subject to certain conditions which we may waive at our sole discretion. The Exchange Offer is not conditioned upon any minimum principal amount of Outstanding Notes being tendered for exchange. See "The Exchange Offer--Conditions to the Exchange Offer."

                              We reserve the right in our sole and absolute discretion, subject to applicable law, at any time and from time to time:

                              .  to delay the acceptance of the Outstanding
                                 Notes

                              . to terminate the Exchange Offer if certain specified conditions have not been satisfied

                              . to extend the Expiration Date of the Exchange Offer and retain all tendered Outstanding Notes subject, however, to the right of tendering holders to withdraw their tender of Outstanding Notes

                              . to waive any condition or otherwise amend the terms of the Exchange Offer in any respect

                              See "The Exchange Offer--Expiration Date;
                              Extensions; Amendments."

PROCEDURES FOR TENDERING
OUTSTANDING NOTES...........  If you wish to tender your Outstanding Notes for exchange, you must:

                              . complete and sign a Letter of Transmittal in accordance with the instructions contained in the Letter of Transmittal

                              . forward the Letter of Transmittal by mail, facsimile transmission or hand delivery, together with any other required documents, to the Exchange Agent, either with the Outstanding Notes to be tendered or in compliance with the specified procedures for guaranteed delivery of such Outstanding Notes.

                              Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer.

                              Please do not send your Letter of Transmittal or certificates representing your Outstanding Notes to us. Those documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer-- Exchange Agent."

SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS...........  If your Outstanding Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact such person promptly if you wish to tender your Outstanding Notes pursuant to the Exchange Offer. See "The Exchange Offer--Procedures for Tendering Outstanding Notes."

WITHDRAWAL RIGHTS...........  You may withdraw the tender of your Outstanding
                              Notes at any time prior to the Expiration Date by delivering a written notice of your withdrawal to the Exchange Agent in accordance with the withdrawal procedures as described under the heading "The Exchange Offer--Withdrawal Rights."

RESALES OF EXCHANGE NOTES...  We believe that you will be able to offer for resale, resell or otherwise transfer Exchange Notes issued in the Exchange Offer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

                              . you are acquiring the Exchange Notes in the ordinary course of your business

                              .  you are not participating, and have no
                                 arrangement or understanding with any person to participate, in the distribution of the Exchange Notes

                              .  you are not an "affiliate" of McLeodUSA
                                 (within the meaning of Rule 405 under the Securities Act)

                              Our belief is based on interpretations by the Staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us. The Staff of the SEC has not considered the Exchange Offer in the context of a no-action letter, and we cannot assure you that the Staff of the SEC would make a similar determination with respect to this Exchange Offer.

                              If our belief is not accurate and you transfer an Exchange Note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not and will not assume or indemnify you against such liability.

                              Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes which were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. A broker-dealer may use this Prospectus for an offer to sell, resale or other transfer of Exchange Notes. See "Plan of Distribution."

EXCHANGE AGENT..............  The exchange agent for the Exchange Offer is
                              United States Trust Company of New York (the
                              "Exchange Agent"). The address, telephone number and facsimile number of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent" and in the Letter of Transmittal.

USE OF PROCEEDS.............  We will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. See "Use of Proceeds."

CERTAIN UNITED STATES
FEDERAL INCOME TAX
CONSEQUENCES................  Your acceptance of the Exchange Offer and the related exchange of your Outstanding Notes for Exchange Notes will not be a taxable exchange for United States federal income tax purposes. You should not recognize any taxable gain or loss or any interest income as a result of the exchange. See "The Exchange Offer--Certain United States Federal Income Tax Consequences."

  See "The Exchange Offer" for more detailed information concerning the Exchange Offer.

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

  The Exchange Offer relates to the exchange of up to $300,000,000 principal amount of Exchange Notes for up to an equal principal amount of Outstanding Notes. The form and terms of the Exchange Notes are the same as the form and terms of the Outstanding Notes, except the Exchange Notes will be registered under the Securities Act. Therefore, the Exchange Notes will not bear legends restricting their transfer and will not be entitled to registration under the Securities Act. The Exchange Notes will evidence the same debt as the Outstanding Notes (which they replace) and both the Outstanding Notes and the Exchange Notes are governed by the same indenture (the "October 1998 Indenture").

SECURITIES OFFERED..........  $300 million principal amount of 9 1/2% Senior
                              Notes due November 1, 2008.

INTEREST....................  Interest on the Exchange Notes will accrue at the rate of 9 1/2% per year and will be payable in cash semi-annually in arrears on May 1 and November 1, commencing May 1, 1999.

RANKING.....................  The Exchange Notes will not be secured by any assets and:

                              . will be subordinated to all of our existing and future secured indebtedness, including any Senior Credit Facility (as defined herein) or Qualified Receivable Facility (as defined herein)

                              . will be subordinated to all liabilities of our subsidiaries (including trade payables)

                              . will rank equal in right of payment with all of our existing and future senior unsecured indebtedness

                              . will rank senior in right of payment to all of our existing and future subordinated indebtedness

                              As of September 30, 1998:

                              . we had total secured indebtedness of $28.4 million

                              . our subsidiaries had total liabilities of $246.3 million

                              . we had $877.7 million of outstanding senior unsecured indebtedness that will rank equal in right of payment with the Exchange Notes

                              .  we had no outstanding subordinated
                                 indebtedness

                              See "Description of the Exchange Notes--General."

OPTIONAL REDEMPTION.........  The Exchange Notes will be subject to redemption at our option, in whole or in part, at any time on or after November 1, 2003 at the redemption prices set forth herein, plus accrued and unpaid interest (if any) to the date of redemption. In addition, in the event we sell our common stock in a Strategic Equity Investment (as defined herein) on or before November 1, 2001, we may, at our option, use all or a portion of the net proceeds from such sale to redeem up to

                              33 1/3% of the originally issued principal amount of the Exchange Notes at a redemption price equal to 111.50% of the principal amount of the Exchange Notes plus accrued and unpaid interest thereon (if any) to the redemption date; provided that at least 66 2/3% of the originally issued principal amount of the Exchange Notes would remain outstanding immediately after giving effect to such redemption. See "Description of the Exchange Notes--Optional Redemption."

CHANGE OF CONTROL...........  Upon a Change of Control (as defined herein), you will have the right to require us to repurchase all or any part of your Exchange Notes at a purchase price equal to 101% of their principal amount plus accrued and unpaid interest. However, we cannot assure you we will have the financial resources necessary to repurchase the Exchange Notes upon a Change of Control. See "Description of the Exchange Notes--Repurchase at the Option of Holders upon a Change of Control."

CERTAIN COVENANTS...........  The October 1998 Indenture contains certain covenants which, among other things, restrict our ability and the ability of certain of our subsidiaries to:

                              .  incur additional indebtedness

                              .  pay dividends

                              . make distributions in respect of our or our subsidiaries' capital stock

                              .  make other restricted payments

                              .  enter into sale and leaseback transactions

                              .  create liens

                              . enter into transactions with affiliates or related persons

                              .  sell assets

                              .  consolidate, merge or sell all or
                                 substantially all of our or our subsidiaries' assets

                              These covenants are subject to important exceptions and qualifications. See "Description of the Exchange Notes--Certain Covenants."

                                  RISK FACTORS

  You should consider carefully certain factors set forth under the caption "Risk Factors" before tendering your Outstanding Notes for Exchange Notes. See "Risk Factors."

               SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA
              (IN THOUSANDS, EXCEPT PER SHARE AND OPERATING DATA)

  The following table sets forth selected consolidated financial and operating data of the Company and should be read in conjunction with and is qualified by reference to "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Consolidated Financial Statements of the Company, the notes thereto and the other financial data contained elsewhere, or incorporated by reference, in this Prospectus.

                                                                                                    NINE MONTHS
                                        YEAR ENDED DECEMBER 31,                                 ENDED SEPTEMBER 30,
                  --------------------------------------------------------------------- -----------------------------------
                                                                             PRO FORMA                           PRO FORMA
                   1993      1994    1995(1)(2) 1996(1)(3) 1997(1)(4)(5)(8) 1997(6)(7)  1997(1)(8)    1998(9)   1998(7)(10)
                  -------  --------  ---------- ---------- ---------------- ----------- ----------- ----------- -----------
                                                                            (UNAUDITED) (UNAUDITED) (UNAUDITED) (UNAUDITED)
OPERATIONS
 STATEMENT DATA:
Revenue.........  $ 1,550  $  8,014   $ 28,998   $ 81,323      $267,886      $ 462,191   $131,595    $438,642    $ 438,642
                  -------  --------   --------   --------      --------      ---------   --------    --------    ---------
Operating
 expenses:
Cost of
 service........    1,528     6,212     19,667     52,624       155,430        255,794     77,745     239,195      239,195
Selling, general
 and
 administrative..   2,390    12,373     18,054     46,044       143,918        208,981     86,363     189,579      189,579
Depreciation and
 amortization...      235       772      1,835      8,485        33,275         61,916     15,708      63,663       63,663
Other...........      --        --         --       2,380         4,632         10,191      2,689       5,575        5,575
                  -------  --------   --------   --------      --------      ---------   --------    --------    ---------
Total operating
 expenses.......    4,153    19,357     39,556    109,533       337,255        536,882    182,505     498,012      498,012
                  -------  --------   --------   --------      --------      ---------   --------    --------    ---------
Operating loss..   (2,603)  (11,343)   (10,558)   (28,210)      (69,369)       (74,691)   (50,910)    (59,370)   $ (59,370)
Interest income
 (expense),
 net............      163       (73)      (771)     5,369       (11,967)       (48,984)    (2,686)    (35,519)     (48,893)
Other income....      --        --         --         495         1,426          2,508         40       1,789        1,789
Income taxes....      --        --         --         --            --             --         --          --           --
                  -------  --------   --------   --------      --------      ---------   --------    --------    ---------
Net loss........  $(2,440) $(11,416)  $(11,329)  $(22,346)     $(79,910)     $(121,167)  $(53,556)   $(93,100)   $(106,474)
                  =======  ========   ========   ========      ========      =========   ========    ========    =========
Loss per common
 share..........  $  (.17) $   (.53)  $   (.40)  $   (.55)     $  (1.45)     $   (1.98)  $  (1.02)   $  (1.49)   $   (1.70)
                  =======  ========   ========   ========      ========      =========   ========    ========    =========
Weighted average
 common shares
 outstanding....   14,761    21,464     28,004     40,506        54,974         61,184     52,752      62,620       62,620
                  =======  ========   ========   ========      ========      =========   ========    ========    =========
Ratio of
 earnings to
 fixed
 charges(11)....      --        --         --         --            --             --         --          --           --
                  =======  ========   ========   ========      ========      =========   ========    ========    =========

                                           DECEMBER 31,                        SEPTEMBER 30, 1998
                         -------------------------------------------------- ------------------------
                                                                 ACTUAL                      AS
                          1993   1994   1995(1)  1996(1)(12) 1997(1)(5)(13)  ACTUAL(9)  ADJUSTED(14)
                         ------ ------- -------  ----------- -------------- ----------- ------------
                                                                            (UNAUDITED) (UNAUDITED)
BALANCE SHEET DATA:
 Current assets......... $7,077 $ 4,862 $ 8,507   $224,401     $  517,869   $  570,784   $  862,659
 Working capital
  (deficit)............. $5,962 $ 1,659 $(1,208)  $185,968     $  378,617   $  409,266   $  701,141
 Property and equipment,
  net................... $1,958 $ 4,716 $16,119   $ 92,123     $  373,804   $  559,317   $  559,317
 Total assets........... $9,051 $10,687 $28,986   $452,994     $1,345,652   $1,621,564   $1,921,564
 Long-term debt.........    --  $ 3,500 $ 3,600   $  2,573     $  613,384   $  939,102   $1,239,102
 Stockholders' equity... $7,936 $ 3,291 $14,958   $403,429     $  559,379   $  483,745   $  483,745

                                                                                              NINE MONTHS ENDED
                                      YEAR ENDED DECEMBER 31,                                   SEPTEMBER 30,
                  ------------------------------------------------------------------ -----------------------------------
                                                                          PRO FORMA                           PRO FORMA
                   1993      1994    1995(1)(2) 1996(1)(3) 1997(1)(4)(5) 1997(6)(7)    1997(1)     1998(9)     1998(7)
                  -------  --------  ---------- ---------- ------------- ----------- ----------- ----------- -----------
                                                                         (UNAUDITED) (UNAUDITED) (UNAUDITED) (UNAUDITED)
OTHER FINANCIAL
 DATA:
 Capital
  expenditures,
  including
  business
  acquisitions... $ 2,052  $  3,393   $14,697    $173,782    $601,137     $617,463    $547,345    $251,253    $251,253
 EBITDA(15)...... $(2,368) $(10,571)  $(8,723)   $(17,345)   $(31,462)    $ (2,584)   $(32,513)   $  9,868    $  9,868

                                                 DECEMBER 31,
                                             ---------------------
                                                                   SEPTEMBER 30,
                                              1995   1996   1997       1998
                                             ------ ------ ------- -------------
OTHER OPERATING DATA:
 Local lines................................ 35,800 65,400 282,600    366,800
 Cities and towns served....................     77    120     227        267
 Route miles................................    218  2,352   4,908      6,329
 Employees..................................    419  2,077   4,941      5,370

-------
 (1) The acquisitions of MWR Telecom, Inc. ("MWR") (now part of McLeodUSA Network Services, Inc. ("McLeodUSA Network Services")), Ruffalo, Cody & Associates, Inc. ("Ruffalo Cody"), McLeodUSA Media Group, Inc. ("McLeodUSA Publishing") and Consolidated Communications Inc. ("CCI") in April 1995, July 1996, September 1996 and September 1997, respectively, affect the comparability of the historical data presented to the historical data for prior periods shown.
 (2) Includes operations of MWR from April 29, 1995 to December 31, 1995.
 (3) Includes operations of Ruffalo Cody from July 16, 1996 to December 31, 1996 and operations of McLeodUSA Publishing from September 21, 1996 to December 31, 1996.
 (4) Includes operations of CCI from September 25, 1997 to December 31, 1997.
 (5) Reflects the issuance of $500 million aggregate principal amount at maturity of 10 1/2% Senior Discount Notes due March 1, 2007 (the "1997 Senior Discount Notes") yielding net proceeds of approximately $288.9 million on March 4, 1997 (the "1997 Senior Discount Note Offering") and the issuance of $225 million principal amount at maturity of 9 1/4% Senior Notes due July 15, 2007 (the "1997 Senior Notes") yielding net proceeds of approximately $217.6 million on July 21, 1997 (the "1997 Senior Note Offering").
 (6) Includes operations of CCI from January 1, 1997 to December 31, 1997 and certain adjustments attributable to the acquisition of CCI by the Company. Also reflects certain adjustments attributable to the 1997 Senior Discount Notes, the 1997 Senior Notes, the issuance of $300 million principal amount at maturity of 8 3/8% Senior Notes due March 15, 2008 (the "March 1998 Senior Notes") yielding net proceeds of approximately $291.9 million on March 10, 1998 (the "March 1998 Senior Note Offering") and the issuance of $300 million principal amount at maturity of 9 1/2% Senior Notes due November 1, 2008 (the "October 1998 Senior Notes") yielding net proceeds of approximately $291.9 million on October 30, 1998 (the "Offering") computed as if the 1997 Senior Discount Notes, the 1997 Senior Notes, the March 1998 Senior Notes and the October 1998 Senior Notes had been issued on January 1, 1997.
 (7) The issuance of the 1997 Senior Discount Notes in March 1997, the issuance of the 1997 Senior Notes in July 1997, the acquisition of CCI in September 1997 (the "CCI Acquisition"), the issuance of the March 1998 Senior Notes in March 1998 and the issuance of the October 1998 Senior Notes in October 1998 affect the comparability of the pro forma data presented to the data for prior periods shown.
 (8) Reflects the issuance of the 1997 Senior Discount Notes on March 4, 1997.
 (9) Reflects the issuance of the March 1998 Senior Notes on March 16, 1998.
(10) Reflects certain adjustments attributable to the March 1998 Senior Notes and the October 1998 Senior Notes computed as if each had occurred on January 1, 1998.

(11) For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of net loss before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on all debt (including capitalized interest), amortization of debt discount and deferred loan costs and the portion of rental expense that is representative of the interest component of rental expense (deemed to be one-third of rental expense which management believes is a reasonable approximation of the interest component). For each of the years ended December 31, 1993, 1994, 1995, 1996 and 1997, earnings were insufficient to cover fixed charges by $2.4 million, $11.4 million, $11.4 million, $22.6 million and $84.4 million, respectively. For the nine months ended September 30, 1997 and 1998, earnings were insufficient to cover fixed charges by $50.7 million and $86.6 million, respectively. On a pro forma basis computed as if the CCI Acquisition, the 1997 Senior Discount Note Offering, the 1997 Senior Note Offering, the March 1998 Senior Note Offering and the Offering were consummated at the beginning of the period presented, earnings would not have been sufficient to cover fixed charges by $116.7 million and $99.9 million for the year ended December 31, 1997 and the nine months ended September 30, 1998, respectively.
(12) Includes Ruffalo Cody and McLeodUSA Publishing, which we acquired on July 15, 1996 and September 20, 1996, respectively.
(13) Includes CCI, which we acquired on September 24, 1997.
(14) Adjusted to reflect the application of the net proceeds from the Offering.
(15) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. The Company has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                                  RISK FACTORS

  You should carefully consider the following risk factors and the other information in this Prospectus before tendering your Outstanding Notes for Exchange Notes. You should also consider the additional information set forth in our SEC Reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this Prospectus.

LIMITED OPERATING HISTORY; RECENT AND ANTICIPATED LOSSES.

  We began operations in 1992. Our limited operating history and rapid growth may make it more difficult for you to evaluate our performance. As a result of expenses related to the expansion of our existing businesses and strategic acquisitions, we have incurred significant losses. Since January 1, 1995, our net losses have been as follows:

                                   Net Losses

        Period            Amount
        ------         -------------
1995.................. $11.3 million
1996.................. $22.3 million
1997.................. $79.9 million
1998 (through Sept.
 30).................. $93.1 million

  We expect to incur significant operating losses during the next several years while we develop our businesses, expand our fiber optic network and develop a PCS system. If we do not become profitable in the future, we could have difficulty obtaining funds to continue our operations or to pay amounts due on the Exchange Notes. See "--Significant Capital Requirements."

SIGNIFICANT CAPITAL REQUIREMENTS.

  We need significant capital to continue to expand our operations, facilities, network and services. As of September 30, 1998, based on our current business plan and projections, we estimated that we would require approximately $1.1 billion through 2001. This estimate includes the projected costs of:

  . building our fiber optic network, including intra-city fiber optic networks

  . expanding operations in existing and new markets

  . developing a PCS system

  . funding general corporate expenses

  We expect to fund these capital requirements with:

  . approximately $291.9 million in net proceeds from the Outstanding Notes

  . approximately $402.4 million of cash on hand and short-term investments at September 30, 1998

  . a proposed $100.0 million revolving credit facility

  . projected operating cash flow

  We cannot assure you that our capital resources will permit us to fund our planned network deployment and operations or achieve operating profitability. Our estimate of future capital requirements is a "forward-looking statement" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

  The actual amount and timing of our future capital requirements may differ substantially from our estimate due to factors such as:

  . unforeseen delays

  . cost overruns

  . engineering design changes

  . changes in demand for our services

  . regulatory, technological, or competitive developments

  . new opportunities

  We have received a non-binding commitment from The Chase Manhattan Bank to lead a syndication to provide a $100 million senior secured revolving credit facility (the "Proposed Revolving Credit Facility"). We cannot assure you that we will complete the Proposed Revolving Credit Facility on acceptable terms.

  We also expect to evaluate potential acquisitions, joint ventures and strategic alliances on an ongoing basis. We may require additional financing if we pursue any of these opportunities.

  We may meet any unanticipated capital needs by issuing additional debt or equity securities or borrowing funds from one or more lenders. We cannot assure you that we will have timely access to additional financing sources on acceptable terms. Failure to generate or raise sufficient funds may require us to delay or abandon some of our expansion plans or expenditures, which could have a material adverse effect on our business, results of operations, financial condition and ability to repay the Exchange Notes.

VARIABILITY OF OPERATING RESULTS.

  Our revenues and operating results may fluctuate significantly from period to period for many reasons, including:

  . competition

  . availability or announcement of alternative technologies

  . fluctuations in the results of operations of existing business units, recently acquired subsidiaries, or newly established business units

  . changes in market growth rates for different products and services

  . general economic conditions

  . significant expenses associated with the construction and expansion of our network and services, including the development, construction and operation of a PCS system

  These factors and any resulting fluctuations in our operating results will make period to period comparisons of our financial condition less meaningful and could have a material adverse effect on our business, results of operations, financial condition and ability to repay the Exchange Notes.

UNCERTAINTIES OF EXPANSION.

  We have rapidly expanded and developed our network and services. Further expansion and development will depend on a number of factors, including:

  . cooperation of the incumbent local exchange carriers

  . regulatory and governmental developments

  . changes in the competitive climate in which we operate

  . development of customer billing, order processing and network management systems

  . availability of financing

  . technological developments

  . availability of rights-of-way, building access and antenna sites

  . existence of strategic alliances or relationships

  . emergence of future opportunities

  We will need to continue to improve our operational and financial systems and our procedures and controls. We must also grow, train and manage our employee base. Failure to manage our anticipated growth effectively could have a material adverse effect on our business, results of operations, financial condition and ability to repay the Exchange Notes.

RISKS ASSOCIATED WITH ACQUISITIONS.

  As part of our strategy, we have acquired other companies. We will continue to evaluate additional strategic acquisitions and alliances principally relating to our current operations. These transactions commonly involve a number of risks,

  . difficulty assimilating acquired operations and personnel

  . diversion of management attention

  . disruption of ongoing business

  . inability to retain key personnel

  . inability to successfully incorporate acquired assets and rights into our service offerings

  . inability to maintain uniform standards, controls, procedures and policies

  . impairment of relationships with employees, customers or vendors

  Failure to overcome these risks or any other problems encountered in these transactions could have a material adverse effect on our business, results of operations, financial condition and ability to repay the Exchange Notes. In connection with these transactions, we may also issue additional equity securities, incur additional debt or incur significant amortization expenses related to goodwill and other intangible assets.

DEPENDENCE ON REGIONAL BELL OPERATING COMPANIES.

  We depend on the Regional Bell Operating Companies ("RBOCs") to provide most of our core local and some of our long distance services. U S WEST Communications, Inc. ("U S WEST"), Ameritech Corporation ("Ameritech") and Southwestern Bell Telephone Company ("SBC") are our primary suppliers of local central office switching and local access lines. Their facilities allow us to provide (1) local service, (2) long distance service and (3) interexchange private lines. Today, without using these facilities, we could not provide bundled local and long distance services to most of our customers, although we could provide stand-alone long distance service to some customers.

  Our plans to provide additional local services using our own switches also depend on the RBOCs. In order to interconnect our switches and other facilities to network elements controlled by the RBOCs, we must first negotiate and enter into interconnection agreements with them. In August 1996, the Federal Communications Commission ("FCC") released a decision (the "Interconnection Decision") implementing the portions of the Telecommunications Act of 1996 (the "Telecommunications Act") that impose interconnection obligations on the RBOCs. The U.S. Eighth Circuit Court of Appeals vacated certain provisions of the Interconnection Decision. The U.S. Supreme Court reviewed this matter and we expect it to release its decision during the 1998-1999 term. If the U.S. Supreme Court upholds the decision of the U.S. Eighth Circuit Court of Appeals, obtaining interconnection agreements on favorable terms could become much more difficult, which could limit or delay the expansion of our local exchange switched services. We cannot assure you that we will succeed in obtaining interconnection agreements on terms that would permit us to offer local services at profitable and competitive rates.

  Any successful effort by U S WEST, Ameritech, SBC or other local exchange carriers to deny or limit our access to their network elements or wholesale services would have a material adverse effect on our business, results of operations, financial condition and ability to repay the Exchange Notes.

U S WEST CENTREX ACTION AND OTHER ACTIONS BY U S WEST.

  On February 5, 1996, U S WEST filed tariffs and other notices with the public utilities commissions in its fourteen-state service region to limit future Centrex access to its switches (the "U S WEST Centrex Action"). Centrex access allows a large customer to aggregate lines, have control over certain characteristics of those lines and provide a set of standard features on those lines. Under the terms of the U S WEST Centrex Action, U S WEST would permit us to use its central office switches until April 2005, but would not allow us to expand to new cities and would severely limit the number of new lines we could partition onto its switches in the cities we serve.

  We have challenged, or are challenging, the U S WEST Centrex Action in many of the states where we do business or plan to do business. We have succeeded in blocking the U S WEST Centrex Action in Iowa, Minnesota, South Dakota, North Dakota and Colorado, although U S WEST could take further action in some of these states. In Montana, Nebraska and Idaho, however, similar challenges to the U S WEST Centrex Action have not succeeded. In Wyoming and Utah, challenges to the U S WEST Centrex Action remain pending before state regulators.

  U S WEST has introduced other measures that may make it more difficult or expensive for us to use Centrex service. In January 1997, U S WEST proposed certain interconnection surcharges in several of the states in its service region. In February 1997, we joined other parties in filing a petition with the FCC objecting to this proposal based on our belief that it violates certain provisions of the Telecommunications Act. The matter remains pending before the FCC and various state public utilities commissions.

  We anticipate that U S WEST will also pursue legislative initiatives in states within our target market area to reduce state regulatory oversight over its rates and operations. If adopted, these initiatives could make it more difficult for us to challenge U S WEST's actions in the future.

  We cannot assure you that we will succeed in our challenges to the U S WEST Centrex Action or other actions by U S WEST that would prevent or deter us from using U S WEST's Centrex service or network elements. If U S WEST prevails in any jurisdiction, we may not be able to offer integrated telecommunications services in that jurisdiction, which could have a material adverse effect on our business, results of operations, financial condition and ability to repay the Exchange Notes.

PCS SYSTEM IMPLEMENTATION RISKS.

  We do not own or operate any facilities for providing PCS services to the public. Developing a PCS system involves a high degree of risk and will impose significant demands on our management and financial resources. We may not succeed in developing a PCS system. Even if we spend substantial amounts to develop such a system, we may not make a profit from PCS operations. To implement a PCS system successfully, we must, among other things:

  . Select a digital protocol. We must choose from among several competing and potentially incompatible digital protocol technologies. If the digital protocol technology we choose does not become widely employed, our future offering of PCS service could fail.

  . Build out our wireless infrastructure. FCC rules impose minimum PCS buildout and population coverage requirements. If we do not comply with these requirements, the FCC could fine us or revoke our PCS licenses, even after we have spent substantial amounts to develop a PCS system.

  . Enter into "roaming" arrangements. The success of our PCS system will depend on our ability to enter into "roaming" arrangements with other PCS operators throughout the United States. We have not entered into any such arrangements and cannot assure you that we will be able to do so.

  . Relocate fixed microwave licensees. To secure a sufficient unencumbered spectrum for the PCS service, we estimate that we may need to pay 19 microwave licensees to move to a different portion of the spectrum. The time and expense of negotiating with and relocating these microwave licensees could adversely affect our proposed PCS system.

  Our success in implementing and operating a PCS system will also depend on a number of factors beyond our control, including:

  . changes in communications service rates charged by other companies

  . changes in the supply and demand for PCS services due to competition with other wireline and wireless operators in the same geographic area

  . changes in the federal, state or local regulatory requirements affecting the operation of PCS systems

  . changes in PCS or competing wireless technologies that could render obsolete the technology and equipment we choose for our PCS system

DEPENDENCE ON KEY PERSONNEL.

  Our future success depends on the continued employment of our senior management team, particularly Clark E.

McLeod, our Chairman and Chief Executive Officer, and Stephen C. Gray, our President and Chief Operating Officer. We do not have term employment agreements with these employees.

  We believe our success also depends in large part on our ability to attract, develop, motivate and retain experienced and innovative management. The loss of the services of key personnel, or the inability to attract additional qualified personnel, could have a material adverse effect on our business, results of operations, financial condition and ability to repay the Exchange Notes.

NEED TO OBTAIN AND MAINTAIN PERMITS AND RIGHTS-OF-WAY.

  To obtain access to rights-of-way needed to install our fiber optic cables, we must reach agreements with state highway authorities, local governments, transit authorities, local exchange carriers, other utilities, railroads, interexchange carriers and other parties. The loss of any of our rights-of-way could have a material adverse effect on our business, results of operations, financial condition and ability to repay the Exchange Notes. For example, we may need to spend significant sums to remove and relocate our facilities.

RAPID TECHNOLOGICAL CHANGES.

  Communications technology is changing quickly. Unexpected developments, or our failure to adapt to them, could have a material adverse effect on our business, results of operations, financial condition and ability to repay the Exchange Notes.

CONTROL BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS; POTENTIAL CONFLICTS OF INTEREST WITH HOLDERS OF THE EXCHANGE NOTES.

  As of September 30, 1998, IES Investments Inc. ("IES"), MHC Investments Inc. ("MHC"), Richard A. Lumpkin and various trusts for the benefit of his family, Clark and Mary McLeod, and our directors and executive officers beneficially owned approximately 60.4% of our outstanding Class A Common Stock. These stockholders can collectively control management policy and all corporate actions requiring a stockholder vote, including election of the Board of Directors. IES, MHC, Mr. Lumpkin and various trusts for the benefit of his family, and Mr. and Mrs. McLeod have entered into a voting agreement for the election of directors and other matters. The fact that these stockholders hold so much of the Class A Common Stock could make it more difficult for a third party to acquire us. Our certificate of incorporation contains provisions that may have the same effect.

  Certain decisions concerning our operations or financial structure may present conflicts of interest between you and our stockholders. For example, our stockholders may have an interest in pursuing acquisitions, financings or other transactions that could enhance their equity investment, but that also increase the risk that we will not have sufficient funds to pay you. Since our stockholders control our management policy and all fundamental corporate actions, you should expect them to resolve any such conflict of interest in their favor.

DEPENDENCE ON PAYMENTS FROM SUBSIDIARIES; SUBORDINATION OF THE OCTOBER 1998 SENIOR NOTES.

  We are a holding company, which means we conduct all of our operations and derive all of our operating income from our subsidiaries. Our ability to pay our obligations, including our obligation to pay principal and interest on the Exchange Notes, depends on receiving dividends and other payments from our subsidiaries, raising additional funds in a public or private equity or debt offering or selling assets. Our subsidiaries constitute separate legal entities and have no obligation to pay any amounts due on the Exchange Notes or to make funds available to us. Our subsidiaries' ability to pay dividends or make other payments or advances to us will depend on their operating results and the requirements of applicable law. The October 1998 Indenture contains covenants that restrict the ability of our subsidiaries to enter into any agreement limiting dividends and other transfers to us.

  The Exchange Notes will be effectively subordinated in right of payment to all liabilities of our subsidiaries. This means that in the event of a bankruptcy, liquidation or reorganization, our subsidiaries must pay their creditors in full before we could use their assets to pay you. As of September 30, 1998, our subsidiaries had total liabilities (after the elimination of loans and advances from us to our subsidiaries) of approximately $246.3 million. In addition, the October 1998 Indenture and the indentures governing 1997 Senior Discount Notes, the 1997 Senior Notes, and the March 1998 Senior Notes (collectively, the "Indentures") permit us and our subsidiaries to incur additional debt.

  The Exchange Notes also will be unsecured and will be subordinated to our secured debt. This means if we default on any of our secured debt, our secured creditors could foreclose on their collateral and receive payment out of the proceeds of that collateral before we could use those assets to pay you. If the value of the collateral is less than the amount owed, our secured creditors will have equal rights with you to our remaining assets. As of September 30, 1998, we had total secured debt (not including our subsidiaries) of approximately $28.4 million. The Indentures permit us and our subsidiaries to incur additional secured debt, including unlimited purchase money debt and up to $250 million under one or more credit facilities.

SIGNIFICANT DEBT.
  We have substantial debt. As of September 30, 1998, as adjusted to reflect the issuance of the Outstanding Notes as if it had occurred on that date, we had $1.2 billion of long-term debt outstanding and $483.7 million of stockholder's equity. As a result, we expect our fixed charges to exceed our earnings for the foreseeable future. This amount of debt could adversely affect us in a number of ways, including:

  . limiting our ability to obtain necessary financing in the future

  . limiting our flexibility to plan for, or react to, changes in our business

  . requiring us to use a substantial portion of our cash flow from operations to pay debt rather than for other purposes, such as working capital or capital expenditures

  . making us more leveraged than some of our competitors, which may place us at a competitive disadvantage

  . making us more vulnerable to a downturn in our business

RESTRICTIVE COVENANTS IMPOSED BY THE INDENTURES.

  The Indentures impose operating and financial restrictions that limit our discretion on certain business matters. These restrictions limit or prohibit our ability to:

  . incur additional debt

  . pay dividends or make other distributions

  . make investments or other restricted payments

  . enter into sale and leaseback transactions

  . create liens

  . enter into transactions with affiliates or related persons

  . sell assets

  . consolidate, merge or sell all or substantially all of our assets

  These restrictions could make it more difficult for us to expand, finance our operations or engage in other business activities that may be in our interest.

COMPETITION.

  Wireline Competition. We face intense competition from incumbent local exchange carriers, including U S WEST, Ameritech, SBC and GTE. These companies currently dominate their local telecommunications markets.

  Our long distance services compete with hundreds of other companies in the long distance marketplace. Three major competitors, AT&T, MCI WorldCom and Sprint, dominate the long distance market. AT&T, MCI WorldCom and Sprint have also indicated their intention to offer local telecommunications services, either directly or in conjunction with competitive access providers or cable television operators.

  Other competitors may include cable television companies, competitive access providers, microwave and satellite carriers, wireless telecommunications providers, teleports, private networks owned by large end-users, and telecommunications management companies.

  These and other firms may enter the small and mid-sized markets where we focus our sales efforts. Many of our existing and potential competitors have financial and other resources far greater than our own.

  The trend toward business combinations and strategic alliances may strengthen certain of our competitors. For example, WorldCom acquired MCI in September 1998 and AT&T acquired Teleport Communications Group Inc. in July 1998. In addition, merger plans have been announced by:

  1) AT&T and Tele-Communications, Inc.

  2) SBC and Ameritech

  3) Bell Atlantic and GTE

  U S WEST and Ameritech also announced in May 1998 that each had entered into a marketing arrangement with Qwest Communications, a long distance company. The FCC ruled these marketing arrangements violate the Telecommunications Act, but both U S WEST and Ameritech have appealed this ruling. If these or other competitors enter into alliances or combinations it could put us at a significant disadvantage.

  The Telecommunications Act provides the incumbent local exchange carriers with new competitive opportunities. It will permit the RBOCs, upon the satisfaction of certain conditions, to offer additional long distance services to customers. In December 1997, the U.S. District Court for the Northern District of Texas ruled certain of these conditions unconstitutional. In September 1998, the U.S. Fifth Circuit Court of Appeals reversed the District Court decision. In October 1998, the U.S. Supreme Court announced it would review the matter. If the District Court's decision is ultimately upheld, the RBOCs could offer additional long distance service without first demonstrating that they have opened their local market to competitors. The RBOCs could then duplicate our strategy of offering bundled local and long distance services. Increased competition from the RBOCs could have a material adverse effect on our business, results of operations, financial condition and ability to repay the Exchange Notes.

  Wireless Competition. The wireless telecommunications industry is experiencing significant technological change. We believe the market for wireless services will expand significantly as:

  . equipment costs decline

  . equipment becomes more convenient and functional

  . wireless services become more diverse

  . technology improves

  . new competitors enter the market

  We also believe wireless service providers will offer wireline replacement products that may result in wireless services becoming the customer's primary means of communication. We expect up to eight wireless competitors in each of our proposed PCS markets. We could face additional competition from mobile satellite services currently under development.

  Competition with these or other providers of wireless telecommunications services may be intense. Many of our potential wireless competitors have financial and other resources far greater than our own and have more experience testing new or improved products and services. In addition, several wireless competitors operate or plan to operate, through joint ventures and affiliation arrangements, wireless telecommunications systems that encompass most of the United States.

SIGNIFICANT GOVERNMENT REGULATION.

  Our facilities and services are subject to federal, state and local regulation. The FCC has jurisdiction over our facilities and services when they are used to provide interstate or international communications. State regulatory commissions retain jurisdiction to regulate state specific aspects of our facilities and services when they are used to provide intrastate communications. Local governments generally require us to obtain licenses or permits to install and operate our networks in public rights-of-way. Our proposed PCS system will be subject to varying degrees of regulation by the FCC, state regulatory commissions and local governments. Our direct marketing, telemarketing and fund-raising activities are also subject to federal and state regulatory requirements. Any of the following could have a material adverse effect on our business, results of operations, financial condition and ability to repay the Exchange Notes:

  . failure to maintain proper federal and state tariffs

  . failure to maintain proper state certifications

  . failure to comply with federal, state or local laws and regulations

  . failure to obtain and maintain required licenses and permits

  . burdensome license or permit requirements to operate in public rights-of-way

  . burdensome or adverse regulatory requirements

CERTAIN TRANSFER RESTRICTIONS; ABSENCE OF A PUBLIC MARKET FOR THE EXCHANGE
NOTES.

  You may generally sell Exchange Notes without complying with the registration requirements of the Securities Act, unless you are:

  . an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act

  . a broker-dealer that acquired Outstanding Notes as a result of market-making or other trading activities

  . a broker-dealer that acquired Outstanding Notes directly from us for resale pursuant to Rule 144A or another available exemption under the Securities Act

  "Affiliates" of the Company may sell Exchange Notes only in compliance with the provisions of Rule 144 under the Securities Act or another available exemption. The broker-dealers described above must deliver a prospectus in connection with any resale of Exchange Notes.

  The Exchange Notes constitute a new issue of securities for which no established trading market exists. If Exchange Notes are traded after their initial issuance, they may trade at a discount, depending upon our financial condition, prevailing interest rates, the market for similar securities and other factors beyond our control, including general economic conditions. We do not intend to apply for a listing or quotation of the Exchange Notes on any securities exchange. The Initial Purchasers have informed us that they intend to make a market in the Exchange Notes. However, the Initial Purchasers have no obligation to do so, and may discontinue any market-making activities at any time without notice. We cannot assure you of the development or liquidity of any trading market for the Exchange Notes following the Exchange Offer.

CONSEQUENCES OF A FAILURE TO EXCHANGE THE OUTSTANDING NOTES.

  We have not registered nor do we intend to register the Outstanding Notes under the Securities Act. Outstanding Notes that remain outstanding after consummation of the Exchange Offer will therefore remain subject to transfer restrictions under applicable securities laws. Unexchanged Outstanding Notes will continue to bear a legend reflecting these restrictions on transfer. Furthermore, we have not conditioned the Exchange Offer on receipt of any minimum or maximum principal amount of Outstanding Notes. As Outstanding Notes are tendered and accepted in the Exchange Offer, the principal amount of remaining Outstanding Notes will decrease. This decrease will reduce the liquidity of the trading market for the Outstanding Notes. We cannot assure you of the liquidity, or even the continuation, of the trading market for the Outstanding Notes following the Exchange Offer.

RISKS OF NOT COMPLYING WITH EXCHANGE OFFER PROCEDURES.

  You are responsible for complying with all Exchange Offer procedures. You will only receive Exchange Notes in exchange for your Outstanding Notes if, prior to the Expiration Date, you deliver the following to the Exchange Agent:

  . certificates for the Outstanding Notes or a book-entry confirmation of a book-entry transfer of the Outstanding Notes into the Exchange Agent's account at the Depository Trust Company ("DTC")

  . the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed by you, together with any required signature guarantees

  . any other documents required by the Letter of Transmittal

  You should allow sufficient time to ensure that the Exchange Agent receives all required documents prior to the Expiration Date. Neither we nor the Exchange Agent has any duty to inform you of defects or irregularities with respect to the tender of your Outstanding Notes for exchange. See "The Exchange Offer."

YEAR 2000 DATE CONVERSION.

  We are currently verifying system readiness for the processing of date-sensitive information by our computerized information systems. The Year 2000 problem impacts computer programs and hardware timers using two digits (rather than four) to define the applicable year. Some of our programs and timers that have time-sensitive functions may recognize a date using "00" as the year 1900 rather than 2000, which could result in miscalculations or system failures.

  We are reviewing our information technology ("IT") and non-IT computer systems and programs to determine which are not capable of recognizing the Year 2000 and to verify system readiness for the millennium date. The review covers all of our operations and is centrally managed. The review includes the following steps:

  1. increasing employee awareness and communication of Year 2000 issues

  2. inventorying hardware, software and data interfaces and confirming Year 2000 readiness of key vendors

  3. identifying mission-critical components for internal systems, vendor relations and other third parties

  4. estimating costs for remediation

  5. estimating completion dates

  6. correcting/remediating any identified problems

  7. replacing systems or components that cannot be made Year 2000 ready

  8. testing and verifying systems

  9. implementing the remediation plan

  10. developing contingency plans

  11. training for contingency plans

  We have completed more than 90% of the activities required for the first three of these steps and more than 55% of the activities required for the fourth and fifth steps. We are in the initial stages of performing the activities required to complete the remaining steps and have begun to develop contingency plans to handle our most reasonably likely worst case Year 2000 scenarios. The completion percentages do not include information for pending and recently completed acquisitions. The review and related Year 2000 activities have not caused us to defer or forego, to any material degree, any other critical IT projects.

  We estimate that our Year 2000 readiness costs will not exceed $11.5 million. We generally expense these costs as incurred. While certain costs have been incurred, we have not incurred any material historical costs for remediation. We do not expect these costs to have a material adverse effect on our business, results of operations, financial condition and ability to repay the Exchange Notes.

  Our estimate of our Year 2000 readiness costs and our worst case scenarios contain "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Costs, results, performance and effects of Year 2000 activities described in those forward-looking statements may differ materially from actual costs, results, performance and effects in the future due to the interrelationship and interdependence of our computer systems and those of our vendors, material service providers, customers and other third parties.

  We have not yet fully identified our most reasonably likely worst case Year 2000 scenarios. We continue to contact our vendors, suppliers and third parties with which we have material relationships, regarding their state of readiness. This activity is focused primarily on mission critical systems and key business suppliers. Until we have received and analyzed substantial responses from these entities we will have difficulty determining our worst case scenarios.

  We have begun to develop contingency plans to handle worst case scenarios, to the extent they can be identified fully. We intend to complete our contingency planning after completing our determination of worst case scenarios. Completion of these activities depends upon the responses to the inquiries we have made of our major vendors, material service providers and third parties with which we have material relationships. We have also begun work on contingency plans for certain systems identified as critical to our operations.

  If we, our major vendors, our material service providers or our customers fail to address Year 2000 issues in a timely manner, such failure could have a material adverse effect on our business, results of operations, financial condition and ability to repay the Exchange Notes. We depend on local exchange carriers, primarily the RBOCs, to provide most of our local and some of our long distance services. To the extent U S WEST, Ameritech or SBC fail to address Year 2000 issues which might interfere with their ability to fulfill their obligations to us, such interference could have a material adverse effect on our future operations. If other telecommunications carriers are unable to resolve Year 2000 issues, it is likely we will be affected to a similar degree as others in the telecommunications industry.

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  In connection with the sale of the Outstanding Notes, the Company entered into the Registration Rights Agreement with the Initial Purchasers pursuant to which the Company agreed to file and to use its best efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Outstanding Notes for Exchange Notes with terms identical in all material respects to the terms of the Outstanding Notes. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Exchange Offer is being made to satisfy the contractual obligations of the Company under the Registration Rights Agreement.

  By tendering Outstanding Notes in exchange for Exchange Notes, each holder will represent to the Company that: (i) any Exchange Notes to be received by such holder are being acquired in the ordinary course of such holder's business; (ii) such holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of Exchange Notes; (iii) such holder is not an "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act), or if such holder is an affiliate, that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; (iv) such holder has full power and authority to tender, exchange, sell, assign and transfer the tendered Outstanding Notes, (v) the Company will acquire good, marketable and unencumbered title to the tendered Outstanding Notes, free and clear of all liens, restrictions, charges and encumbrances; and (vi) the Outstanding Notes tendered for exchange are not subject to any adverse claims or proxies. Each tendering holder also will warrant and agree that such holder will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Outstanding Notes tendered pursuant to the Exchange Offer. Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes pursuant to the Exchange Offer, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

  The Exchange Offer is not being made to, nor will the Company accept tenders for exchange from, holders of Outstanding Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

  Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Outstanding Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any participant in DTC whose name appears on a security position listing as a holder of Outstanding Notes (which, for purposes of the Exchange Offer, include beneficial interests in the Outstanding Notes held by direct or indirect participants in DTC and Outstanding Notes held in definitive form).

TERMS OF THE EXCHANGE OFFER

  The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange $1,000 principal amount of Exchange Notes for each $1,000 principal amount of Outstanding Notes properly tendered prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. Holders may tender their Outstanding Notes in whole or in part in integral multiples of $1,000 principal amount.

  The form and terms of the Exchange Notes are the same as the form and terms of the Outstanding Notes except that (i) the Exchange Notes have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Outstanding Notes and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of the Outstanding Notes under the Registration Rights Agreement. The Exchange Notes evidence the same indebtedness as the Outstanding Notes (which they replace) and will be issued pursuant to, and entitled to the benefits of, the October 1998 Indenture.

  The Exchange Offer is not conditioned upon any minimum principal amount of Outstanding Notes being tendered for exchange. The Company reserves the right in its sole discretion to purchase or make offers for any Outstanding Notes that remain outstanding after the Expiration Date or, as set forth under "-- Conditions to the Exchange Offer," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Outstanding Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer. As of the date of this Prospectus, $300 million principal amount of Outstanding Notes is outstanding.

  Holders of Outstanding Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Outstanding Notes which are not tendered for, or are tendered but not accepted in connection with, the Exchange Offer will remain outstanding. See "Risk Factors--Consequences of a Failure to Exchange Outstanding Notes."

  If any tendered Outstanding Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Outstanding Notes will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

  Holders who tender Outstanding Notes in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Outstanding Notes in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

  THE BOARD OF DIRECTORS OF THE COMPANY MAKES NO RECOMMENDATION TO HOLDERS OF OUTSTANDING NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING NOTES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OUTSTANDING NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OUTSTANDING NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" means 5:00 p.m., New York City time, on      ,
1999 unless the Exchange Offer is extended by the Company (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

  The Company expressly reserves the right in its sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Outstanding Notes for exchange, (ii) to terminate the Exchange Offer (whether or not any Outstanding Notes have theretofore been accepted for exchange) if the Company determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" has occurred or exists or has not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Outstanding Notes tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Outstanding Notes to withdraw their tendered Outstanding Notes as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, or if the Company waives a material condition of the Exchange Offer, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Outstanding Notes, and the Company will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

  Any such delay in acceptance, termination, extension or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent (any such oral notice to be promptly confirmed in writing) and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make any public announcement, and subject to applicable laws, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE NOTES

  Upon the terms and subject to the conditions of the Exchange Offer, the Company will exchange, and will issue to the Exchange Agent, Exchange Notes for Outstanding Notes validly tendered and not withdrawn (pursuant to the withdrawal rights described under "--Withdrawal Rights") promptly after the Expiration Date.

  In all cases, delivery of Exchange Notes in exchange for Outstanding Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Outstanding Notes or a book-entry confirmation of a book-entry transfer of Outstanding Notes into the Exchange Agent's account at DTC, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Notes might not be made to all tendering holders at the same time, and will depend upon when Outstanding Notes, book-entry confirmations with respect to Outstanding Notes and other required documents are received by the Exchange Agent.

  The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Outstanding Notes into the Exchange Agent's account at DTC.

  Subject to the terms and conditions of the Exchange Offer, the Company will be deemed to have accepted for exchange, and thereby exchanged, Outstanding Notes validly tendered and not withdrawn as, if and when the Company gives oral or written notice to the Exchange Agent (any such oral notice to be promptly confirmed in writing) of the Company's acceptance of such Outstanding Notes for exchange pursuant to the Exchange Offer. The Company's acceptance for exchange of Outstanding Notes tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions of the Exchange Offer. The Exchange Agent will act as agent for the Company for the purpose of receiving tenders of Outstanding Notes, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Outstanding Notes, Letters of Transmittal and related documents and transmitting Exchange Notes to holders who validly tendered Outstanding

Notes. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever the acceptance for exchange or the exchange of any Outstanding Notes tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's acceptance for exchange of Outstanding Notes), or the Company extends the Exchange Offer or is unable to accept for exchange or exchange Outstanding Notes tendered pursuant to the Exchange Offer, then, without prejudice to the Company's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Outstanding Notes and such Outstanding Notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

PROCEDURES FOR TENDERING OUTSTANDING NOTES

  VALID TENDER. Except as set forth below, in order for Outstanding Notes to be validly tendered pursuant to the Exchange Offer, either (i) (a) a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at the address set forth under "--Exchange Agent" prior to the Expiration Date and (b) tendered Outstanding Notes must be received by the Exchange Agent, or such Outstanding Notes must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case prior to the Expiration Date, or (ii) the guaranteed delivery procedures set forth below must be complied with.

  If less than all of the Outstanding Notes are tendered, a tendering holder should fill in the amount of Outstanding Notes being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Outstanding Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

  If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

  Any beneficial owner of Outstanding Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

  THE METHOD OF DELIVERY OF OUTSTANDING NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY AND PROPER INSURANCE SHOULD BE OBTAINED. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR THEM.

  BOOK-ENTRY TRANSFER. The Exchange Agent will make a request to establish an account with respect to the Outstanding Notes at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Outstanding Notes by causing DTC to transfer such Outstanding Notes into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Outstanding Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

  DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE
AGENT.

  SIGNATURE GUARANTEES. Certificates for Outstanding Notes need not be endorsed and signature guarantees on a Letter of Transmittal or a notice of withdrawal, as the case may be, are unnecessary unless (a) a certificate for Outstanding Notes is registered in a name other than that of the person surrendering the certificate or (b) a registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Outstanding Notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal or the notice of withdrawal, as the case may be, guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein) (i) a bank, (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer, (iii) a credit union, (iv) a national securities exchange, registered securities association or clearing agency, or (v) a savings association that is a participant in a Securities Transfer Association (each an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

  GUARANTEED DELIVERY. If a holder desires to tender Outstanding Notes pursuant to the Exchange Offer and the certificates for such Outstanding Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Outstanding Notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

    (i) such tenders are made by or through an Eligible Institution;

    (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, setting forth the name and address of the holder of Outstanding Notes and the amount of Outstanding Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Outstanding Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent. The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery; and

    (iii) the certificates (or book-entry confirmation) representing all tendered Outstanding Notes, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

  DETERMINATION OF VALIDITY. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Outstanding Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by it not to be in proper form or the acceptance for exchange of which may, in the view of counsel to the Company, be unlawful. The Company also reserves the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any defect or irregularity in any tender of Outstanding Notes of any particular holder whether or not similar defects or irregularities are waived in the case of other holders.

  The Company's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding on all parties. No tender of Outstanding Notes will be deemed to have been validly made until all defects or irregularities with respect to such tender have been cured or waived. Neither the Company, any affiliates of the Company, the Exchange Agent or any other person shall be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

RESALES OF EXCHANGE NOTES

  Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties unrelated to the Company, the Company believes that holders of Outstanding Notes (other than any holder that is (i) a broker-dealer that acquired Outstanding Notes as a result of market-making activities or other trading activities, or (ii) a broker-dealer that acquired Outstanding Notes directly from the Company for resale pursuant to Rule 144A or another available exemption under the Securities Act) who exchange their Outstanding Notes for Exchange Notes pursuant to the Exchange Offer may offer for resale, resell and otherwise transfer such Exchange Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business, such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and such holders are not "affiliates" of the Company (within the meaning of Rule 405 under the Securities Act). However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes pursuant to the Exchange Offer, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

WITHDRAWAL RIGHTS

  Except as otherwise provided herein, tenders of Outstanding Notes may be withdrawn at any time prior to the Expiration Date.

  In order for a withdrawal to be effective, a written, telegraphic or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "--Exchange Agent" prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Outstanding Notes to be withdrawn, the principal amount of Outstanding Notes to be withdrawn, and (if certificates for such Outstanding Notes have been tendered) the name of the registered holder of the Outstanding Notes as set forth on the Outstanding Notes, if different from that of the person who tendered such Outstanding Notes. If certificates for Outstanding Notes have been delivered or otherwise identified to the Exchange Agent, the notice of withdrawal must specify the serial numbers on the particular certificates for the Outstanding Notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Outstanding Notes tendered for the account of an Eligible Institution. If Outstanding Notes have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Outstanding Notes," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Outstanding Notes and must otherwise comply with the procedures of DTC. Withdrawals of tenders of Outstanding Notes may not be rescinded. Outstanding Notes properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Outstanding Notes."

  All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties. Neither the Company, any affiliates of the Company, the Exchange Agent or any other person shall be under any duty to give any notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Outstanding Notes which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

INTEREST ON THE EXCHANGE NOTES

  Interest on the Outstanding Notes and the Exchange Notes will be payable semi-annually in arrears on May 1 and November 1 of each year at a rate of 9 1/2% per annum, commencing May 1, 1999.

CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange, any Outstanding Notes for any Exchange Notes and will not be required to issue Exchange Notes in exchange for any Outstanding Notes, and as described below may, at any time and from time to time, terminate or amend the Exchange Offer (whether or not any Outstanding Notes have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied prior to the Expiration Date:

    (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Notes issued in exchange for Outstanding Notes pursuant to the Exchange Offer to be offered for resale, resold and otherwise transferred by holders thereof (other than (i) broker-dealers that acquired Outstanding Notes as a result of market-making or other trading activities or (ii) broker-dealers that acquired Outstanding Notes directly from the Company for resale pursuant to Rule 144A or another available exemption under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business, such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and such holders are not "affiliates" of the Company (within the meaning of Rule 405 under the Securities Act);

    (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer;

    (c) any law, statute, rule or regulation shall have been adopted or enacted which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer;

    (d) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement, or proceedings shall have been initiated or, to the knowledge of the Company, threatened for that purpose;

    (e) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

    (f) any change, or any development involving a prospective change, in the business or financial affairs of the Company has occurred which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer.

  If the Company determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied at any time prior to the Expiration Date, the Company may, subject to applicable law, terminate the Exchange Offer (whether or not any Outstanding Notes have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Outstanding Notes, and the Company will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  The exchange of the Outstanding Notes for the Exchange Notes will not be a taxable exchange for federal income tax purposes, and holders of Outstanding Notes should not recognize any taxable gain or loss or any interest income as a result of such exchange.

EXCHANGE AGENT

  United States Trust Company of New York has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

    By Mail
    United States Trust Company of New York
    P.O. Box 843
    Cooper Station
    New York, New York 10276
    Attention: Corporate Trust Services

    By Hand before 4:30 p.m.
    United States Trust Company of New York
    111 Broadway
    New York, New York 10006
    Attention: Lower Level Corporate Trust Window

    By Overnight Courier and By Hand after 4:30 p.m.
    United States Trust Company of New York
    770 Broadway, 13th Floor
    New York, New York 10003

    By Facsimile
    (212) 780-0592
    Attention: Customer Service
    Confirm by telephone: (800) 548-6565

  DELIVERY TO OTHER THAN THE ABOVE ADDRESSES OR FACSIMILE NUMBER WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail. Additional solicitation may be made personally or by telephone or other means by officers, directors or employees of the Company.

  The Company has not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Outstanding Notes, and in handling or tendering for their customers.

  Holders who tender their Outstanding Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that if Exchange Notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Outstanding Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Outstanding Notes in connection with the Exchange Offer, then the amount of any such transfer tax (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such transfer tax or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer tax will be billed directly to such tendering holder.

                                USE OF PROCEEDS

  The Exchange Offer is intended to satisfy certain obligations of the Company under the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive, in exchange, an equal number of Outstanding Notes in like principal amount. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Outstanding Notes, except as otherwise described herein under "The Exchange Offer--Terms of the Exchange Offer." The Outstanding Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued.

                                CAPITALIZATION

  The following table sets forth, as of September 30, 1998, the capitalization of the Company, including the application of the net proceeds to the Company from the Offering. This table should be read in conjunction with the Selected Consolidated Financial Data, the Consolidated Financial Statements of the Company, the notes thereto and the other financial data contained elsewhere or incorporated by reference in this Prospectus.

                                                          SEPTEMBER 30, 1998
                                                        -----------------------
                                                          ACTUAL    AS ADJUSTED
                                                        ----------  -----------
                                                             (UNAUDITED)
                                                            (IN THOUSANDS)
Short-term debt........................................ $   19,933  $   19,933
Long-term debt.........................................    939,102   1,239,102
                                                        ----------  ----------
Stockholders' equity:
  Class A Common Stock, $.01 par value, 250,000,000
   shares authorized; 63,135,843 shares issued and
   outstanding.........................................        631         631
  Class B Common Stock, convertible, $.01 par value,
   22,000,000 shares authorized; none issued or
   outstanding.........................................        --          --
  Additional paid-in capital...........................    707,022     707,022
  Accumulated deficit..................................   (220,835)   (220,835)
  Accumulated other comprehensive income...............     (3,073)     (3,073)
                                                        ----------  ----------
    Total stockholders' equity.........................    483,745     483,745
                                                        ----------  ----------
    Total capitalization............................... $1,442,780  $1,742,780
                                                        ==========  ==========

                     SELECTED CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

  The following table sets forth selected consolidated financial data of the Company and should be read in conjunction with and is qualified by reference to "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Consolidated Financial Statements of the Company, the notes thereto and the other financial data contained elsewhere or incorporated by reference in this Prospectus.

                                                                                                     NINE MONTHS
                                         YEAR ENDED DECEMBER 31,                                 ENDED SEPTEMBER 30,
                   --------------------------------------------------------------------- -----------------------------------
                                                                              PRO FORMA                           PRO FORMA
                    1993      1994    1995(1)(2) 1996(1)(3) 1997(1)(4)(5)(6) 1997(6)(7)  1997(1)(8)    1998(9)   1998(7)(10)
                   -------  --------  ---------- ---------- ---------------- ----------- ----------- ----------- -----------
                                                                             (UNAUDITED) (UNAUDITED) (UNAUDITED) (UNAUDITED)
OPERATIONS
 STATEMENT DATA:
Revenue..........  $ 1,550  $  8,014   $ 28,998   $ 81,323      $267,886      $ 462,191   $131,595    $438,642    $ 438,642
                   -------  --------   --------   --------      --------      ---------   --------    --------    ---------
Operating
 expenses:
 Cost of
  service........    1,528     6,212     19,667     52,624       155,430        255,794     77,745     239,195      239,195
 Selling, general
  and
  administrative..   2,390    12,373     18,054     46,044       143,918        208,981     86,363     189,579      189,579
 Depreciation and
  amortization...      235       772      1,835      8,485        33,275         61,916     15,708      63,663       63,663
 Other...........      --        --         --       2,380         4,632         10,191      2,689       5,575        5,575
                   -------  --------   --------   --------      --------      ---------   --------    --------    ---------
 Total operating
  expenses.......    4,153    19,357     39,556    109,533       337,255        536,882    182,505     498,012      498,012
                   -------  --------   --------   --------      --------      ---------   --------    --------    ---------
Operating loss...   (2,603)  (11,343)   (10,558)   (28,210)      (69,369)       (74,691)   (50,910)    (59,370)   $ (59,370)
Interest income
 (expense), net..      163       (73)      (771)     5,369       (11,967)       (48,984)    (2,686)    (35,519)     (48,893)
Other income.....      --        --         --         495         1,426          2,508         40       1,789        1,789
Income taxes.....      --        --         --         --            --             --         --          --           --
                   -------  --------   --------   --------      --------      ---------   --------    --------    ---------
Net loss.........  $(2,440) $(11,416)  $(11,329)  $(22,346)     $(79,910)     $(121,167)  $(53,556)   $(93,100)   $(106,474)
                   -------  --------   --------   --------      --------      ---------   --------    --------    ---------
Loss per common
 share...........  $  (.17) $   (.53)  $   (.40)  $   (.55)     $  (1.45)     $   (1.98)  $  (1.02)   $  (1.49)   $   (1.70)
                   -------  --------   --------   --------      --------      ---------   --------    --------    ---------
Weighted average
 common shares
 outstanding.....   14,761    21,464     28,004     40,506        54,974         61,184     52,752      62,620       62,620
                   -------  --------   --------   --------      --------      ---------   --------    --------    ---------
Ratio of earnings
 to fixed
 charges(11).....      --        --         --         --            --             --         --          --           --
                   =======  ========   ========   ========      ========      =========   ========    ========    =========

                                           DECEMBER 31,                         SEPTEMBER 30, 1998
                         -------------------------------------------------- ---------------------------
                                                                 ACTUAL
                          1993   1994   1995(1)  1996(1)(12) 1997(1)(5)(13)  ACTUAL(9)  AS ADJUSTED(14)
                         ------ ------- -------  ----------- -------------- ----------- ---------------
                                                                            (UNAUDITED)   (UNAUDITED)
BALANCE SHEET DATA:
Current assets.......... $7,077 $ 4,862 $ 8,507   $224,401     $  517,869   $  570,784    $  862,659
Working capital
 (deficit).............. $5,962 $ 1,659 $(1,208)  $185,968     $  378,617   $  409,266    $  701,141
Property and equipment,
 net.................... $1,958 $ 4,716 $16,119   $ 92,123     $  373,804   $  559,317    $  559,317
Total assets............ $9,051 $10,687 $28,986   $452,994     $1,345,652   $1,621,564    $1,921,564
Long-term debt..........    --  $ 3,500 $ 3,600   $  2,573     $  613,384   $  939,102    $1,239,102
Stockholders' equity.... $7,936 $ 3,291 $14,958   $403,429     $  559,379   $  483,745    $  483,745

                                                                                                 NINE MONTHS
                                      YEAR ENDED DECEMBER 31,                                ENDED SEPTEMBER 30,
                  ------------------------------------------------------------------ -----------------------------------
                                                                          PRO FORMA                           PRO FORMA
                   1993      1994    1995(1)(2) 1996(1)(3) 1997(1)(4)(5) 1997(6)(7)    1997(1)     1998(9)     1998(7)
                  -------  --------  ---------- ---------- ------------- ----------- ----------- ----------- -----------
                                                                         (UNAUDITED) (UNAUDITED) (UNAUDITED) (UNAUDITED)
OTHER FINANCIAL
 DATA:
Capital
 expenditures,
 including
 business
 acquisitions.... $ 2,052  $  3,393   $14,697    $173,782    $601,137     $617,463    $547,345    $251,253    $251,253
EBITDA(15)....... $(2,368) $(10,571)  $(8,723)   $(17,345)   $(31,462)    $ (2,584)   $(32,513)   $  9,868    $  9,868

                                                       (Footnotes on next page)

--------
(1) The acquisitions of MWR, Ruffalo Cody, McLeodUSA Publishing and CCI in April 1995, July 1996, September 1996 and September 1997, respectively, affect the comparability of the historical data presented to the historical data for prior periods shown.
(2) Includes operations of MWR from April 29, 1995 to December 31, 1995.
(3) Includes operations of Ruffalo Cody from July 16, 1996 to December 31, 1996 and operations of McLeodUSA Publishing from September 21, 1996 to December 31, 1996.
(4) Includes operations of CCI from September 25, 1997 to December 31, 1997.
(5) Reflects the 1997 Senior Discount Note Offering and the 1997 Senior Note Offering.
(6) Includes operations of CCI from January 1, 1997 to December 31, 1997and certain adjustments attributable to the acquisition of CCI by the Company. Also reflects certain adjustments attributable to the 1997 Senior Discount Notes, the 1997 Senior Notes, the March 1998 Senior Notes and the October 1998 Senior Notes computed as if the 1997 Senior Discount Notes, the 1997 Senior Notes, the March 1998 Senior Notes and the October 1998 Senior Notes had been issued on January 1, 1997.
(7) The issuance of the 1997 Senior Discount Notes in March 1997, the issuance of the 1997 Senior Notes in July 1997, the CCI Acquisition, the issuance of the March 1998 Senior Notes in March 1998 and the issuance of the October 1998 Senior Notes in October 1998 affect the comparability of the pro forma data presented to the data for prior periods shown.
(8) Reflects the issuance of the 1997 Senior Discount Notes on March 4, 1997.
(9) Reflects the issuance of the March 1998 Senior Notes on March 16, 1998.
(10) Reflects certain adjustments attributable to the March 1998 Senior Notes and the October 1998 Senior Notes computed as if each had occurred on January 1, 1998.
(11) For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of net loss before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on all debt (including capitalized interest), amortization of debt discount and deferred loan costs and the portion of rental expense that is representative of the interest component of rental expense (deemed to be one-third of rental expense which management believes is a reasonable approximation of the interest component). For each of the years ended December 31, 1993, 1994, 1995, 1996 and 1997, earnings were insufficient to cover fixed charges by $2.4 million, $11.4 million, $11.4 million, $22.6 million and $84.4 million, respectively. For the nine months ended September 30, 1997 and 1998, earnings were insufficient to cover fixed charges by $50.7 million and $86.6 million, respectively. On a pro forma basis computed as if the CCI Acquisition, the 1997 Senior Discount Note Offering, the 1997 Senior Note Offering, the March 1998 Senior Note Offering and the Offering were consummated at the beginning of the period presented, earnings would not have been sufficient to cover fixed charges by $116.7 million and $99.9 million for the year ended December 31, 1997 and the nine months ended September 30, 1998, respectively.
(12) Includes Ruffalo Cody and McLeodUSA Publishing, which we acquired on July 15, 1996 and September 20, 1996, respectively.
(13) Includes CCI, which we acquired on September 24, 1997.
(14) Adjusted to reflect the application of the net proceeds from the Offering.
(15) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. The Company has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                           PRO FORMA FINANCIAL DATA

  The following unaudited pro forma financial information has been prepared to give effect to (i) the CCI Acquisition in September 1997, (ii) the issuance of the 1997 Senior Discount Notes in March 1997, (iii) the issuance of the 1997 Senior Notes in July 1997, (iv) the issuance of the March 1998 Senior Notes in March 1998, and (v) the issuance of the Outstanding Notes in October 1998. The Unaudited Pro Forma Condensed Consolidated Statements of Operations reflects the CCI Acquisition using the purchase method of accounting, and assumes that the CCI Acquisition, the issuance of the 1997 Senior Discount Notes, the issuance of the 1997 Senior Notes, the issuance of the March 1998 Senior Notes, and the issuance of the Outstanding Notes were consummated at the beginning of the periods presented. The unaudited pro forma financial information is derived from and should be read in conjunction with the Consolidated Financial Statements of the Company and CCI and the related notes thereto contained elsewhere or incorporated by reference in this Prospectus. The pro forma adjustments are based upon available information and certain assumptions that management believes to be reasonable.

  The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of the operating results that would have occurred had the CCI Acquisition been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

                    MCLEODUSA INCORPORATED AND SUBSIDIARIES

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                 ADJUSTMENTS
                                  FOR 1997
                                   SENIOR
                     MCLEODUSA    DISCOUNT
                    INCORPORATED    NOTES
                    ------------ -----------
OPERATIONS
STATEMENT DATA:
 Revenue..........    $267,886     $   --
                      --------     -------
 Operating
 expenses:
 Cost of service..     155,430         --
 Selling, general
 and
 administrative...     143,918         --
 Depreciation and
 amortization.....      33,275         --
 Other............       4,632         --
                      --------     -------
  Total operating
  expenses........     337,255         --
                      --------     -------
 Operating income
 (loss)...........     (69,369)        --
 Interest income
 (expense), net...     (11,967)     (2,246)(4)
 Other non-
 operating
 income...........       1,426         --
 Income taxes.....         --          --
                      --------     -------
 Net income
 (loss)...........    $(79,910)    $(2,246)
                      ========     =======
 Loss per common
 and common
 equivalent
 share............    $  (1.45)
                      ========
 Weighted average
 common and common
 equivalent shares
 outstanding......      54,974
                      ========
OTHER FINANCIAL
DATA:
 EBITDA(9)........    $(31,462)    $   --
                                                        YEAR ENDED DECEMBER 31, 1997
                    ------------------------------------------------------------------------------------------------------------
                    PRO FORMA
                    FOR 1997                   ADJUSTMENTS    PRO FORMA  ADJUSTMENTS   PRO FORMA   ADJUSTMENTS      PRO FORMA
                     SENIOR     CONSOLIDATED       FOR           FOR      FOR 1997     FOR 1997   FOR MARCH 1998  FOR MARCH 1998
                    DISCOUNT      COMMUNI-         CCI           CCI       SENIOR       SENIOR        SENIOR          SENIOR
                      NOTES    CATIONS INC.(1) ACQUISITION   ACQUISITION    NOTES        NOTES        NOTES           NOTES
                    ---------- --------------- ------------- ----------- ------------- ---------- --------------- --------------
OPERATIONS
STATEMENT DATA:
 Revenue..........  $267,886      $194,305      $    --       $462,191     $   --      $462,191      $    --        $ 462,191
                    ---------- --------------- ------------- ----------- ------------- ---------- --------------- --------------
 Operating
 expenses:
 Cost of service..   155,430       100,364           --        255,794         --       255,794           --          255,794
 Selling, general
 and
 administrative...   143,918        65,063           --        208,981         --       208,981           --          208,981
 Depreciation and
 amortization.....    33,275        17,913        10,728(2)     61,916         --        61,916           --           61,916
 Other............     4,632           --          5,559(3)     10,191         --        10,191           --           10,191
                    ---------- --------------- ------------- ----------- ------------- ---------- --------------- --------------
  Total operating
  expenses........   337,255       183,340        16,287       536,882         --       536,882           --          536,882
                    ---------- --------------- ------------- ----------- ------------- ---------- --------------- --------------
 Operating income
 (loss)...........   (69,369)       10,965       (16,287)      (74,691)        --       (74,691)          --          (74,691)
 Interest income
 (expense), net...   (14,213)       (2,972)          --        (17,185)     (5,718)(5)  (22,903)      (11,362)(6)     (34,265)
 Other non-
 operating
 income...........     1,426         1,082           --          2,508         --         2,508           --            2,508
 Income taxes.....       --         (3,477)        3,477(8)        --          --           --            --              --
                    ---------- --------------- ------------- ----------- ------------- ---------- --------------- --------------
 Net income
 (loss)...........  $(82,156)     $  5,598      $(12,810)     $(89,368)    $(5,718)    $(95,086)     $(11,362)      $(106,448)
                    ========== =============== ============= =========== ============= ========== =============== ==============
 Loss per common
 and common
 equivalent
 share............  $  (1.49)                                 $  (1.46)                $  (1.55)                    $   (1.74)
                    ==========                               ===========               ==========                 ==============
 Weighted average
 common and common
 equivalent shares
 outstanding......    54,974                                    61,184                   61,184                        61,184
                    ==========                               ===========               ==========                 ==============
OTHER FINANCIAL
DATA:
 EBITDA(9)........  $(31,462)     $ 28,878      $    --       $ (2,584)    $   --      $ (2,584)     $    --        $  (2,584)

                    ADJUSTMENTS    PRO FORMA
                      FOR THE       FOR THE
                     OFFERING      OFFERING
                    -------------- ----------
OPERATIONS
STATEMENT DATA:
 Revenue..........   $    --       $ 462,191
                    -------------- ----------
 Operating
 expenses:
 Cost of service..        --         255,794
 Selling, general
 and
 administrative...        --         208,981
 Depreciation and
 amortization.....        --          61,916
 Other............        --          10,191
                    -------------- ----------
  Total operating
  expenses........        --         536,882
                    -------------- ----------
 Operating income
 (loss)...........        --         (74,691)
 Interest income
 (expense), net...    (14,719)(7)    (48,984)
 Other non-
 operating
 income...........        --           2,508
 Income taxes.....        --             --
                    -------------- ----------
 Net income
 (loss)...........   $(14,719)     $(121,167)
                    ============== ==========
 Loss per common
 and common
 equivalent
 share............                 $   (1.98)
                                   ==========
 Weighted average
 common and common
 equivalent shares
 outstanding......                    61,184
                                   ==========
OTHER FINANCIAL
DATA:
 EBITDA(9)........   $    --       $  (2,584)

                                            (Table continued on following page.)

                                     NINE MONTHS ENDED SEPTEMBER 30, 1998
                         -----------------------------------------------------------------
                                                         PRO
                                      ADJUSTMENTS       FORMA
                                        FOR THE        FOR THE    ADJUSTMENTS    PRO FORMA
                          MCLEODUSA    MARCH 1998     MARCH 1998    FOR THE       FOR THE
                         INCORPORATED SENIOR NOTES   SENIOR NOTES  OFFERING      OFFERING
                         ------------ ------------   ------------ -----------    ---------
OPERATIONS STATEMENT
 DATA:
 Revenue................   $438,642     $   --         $438,642    $    --       $ 438,642
                           --------     -------        --------    --------      ---------
 Operating expenses:
  Cost of service.......    239,195         --          239,195         --         239,195
  Selling, general and
   administrative.......    189,579         --          189,579         --         189,579
  Depreciation and
   amortization.........     63,663         --           63,663         --          63,663
  Other.................      5,575         --            5,575         --           5,575
                           --------     -------        --------    --------      ---------
    Total operating
     expenses...........    498,012         --          498,012         --         498,012
                           --------     -------        --------    --------      ---------
  Operating loss........    (59,370)        --          (59,370)                   (59,370)
  Interest expense,
   net..................    (35,519)     (2,335)(6)     (37,854)    (11,039)(7)    (48,893)
  Other non-operating
   income...............      1,789         --            1,789         --           1,789
  Income taxes..........        --          --              --          --             --
                           --------     -------        --------    --------      ---------
  Net loss..............   $(93,100)    $(2,335)       $(95,435)   $(11,039)     $(106,474)
                           ========     =======        ========    ========      =========
  Loss per common
   share................   $  (1.49)                   $  (1.52)                 $   (1.70)
                           ========                    ========                  =========
  Weighted average
   common shares
   outstanding..........     62,620                      62,620                     62,620
                           ========                    ========                  =========
OTHER FINANCIAL DATA:
  EBITDA(9).............   $  9,868     $   --         $  9,868    $    --       $   9,868

--------
(1) Includes operations of CCI from January 1, 1997 to September 24, 1997.
(2) To adjust depreciation and amortization to include amortization of intangibles acquired in the CCI Acquisition. The intangibles acquired in the CCI Acquisition will be amortized over periods ranging from 3 to 30 years.
(3) To recognize the costs associated with the directories in progress at the time of the Company's acquisition of McLeodUSA Publishing and CCI.
(4) To record the interest expense on the 1997 Senior Discount Notes at 10 1/2% compounded semi-annually, reduced by an estimated annual yield of 5% on the net proceeds from the issuance of the 1997 Senior Discount Notes and estimated additional interest capitalization for the year ended December 31, 1997.
(5) To record the interest expense on the 1997 Senior Notes at 9 1/4% reduced by an estimated annual yield of approximately 5% on the net proceeds from the issuance of the 1997 Senior Notes.
(6) To record the interest expense on the 1998 Senior Notes at 8 3/8% reduced by an estimated annual yield of approximately 5% on the net proceeds from the issuance of the 1998 Senior Notes.
(7) To record interest expense on the Notes at 9 1/2% reduced by an estimated annual yield of approximately 5% on the net proceeds from the Offering.
(8) Net income (loss) includes pro forma adjustments for income taxes due to the availability of net operating loss carryforwards and a valuation allowance.
(9) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. The Company has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion and analysis should be read in conjunction with the Company's Consolidated Financial Statements and the notes thereto and the other financial data contained elsewhere or incorporated by reference in this Prospectus.

OVERVIEW

  The Company derives its revenue from (i) its core business of providing local, long distance and related communications services to end users, typically in a "bundled" package, (ii) communications network maintenance services and telephone equipment sales, service and installation, (iii) special access, private line and data services, (iv) the sale of advertising space in telephone directories, (v) incumbent local exchange services in east central Illinois through the operation of Illinois Consolidated Telephone Company ("ICTC"), acquired as part of the CCI Acquisition, (vi) telemarketing services and (vii) other communications services, including video, cellular, operator, payphone and paging services. The Company began providing incumbent local exchange services and other telecommunications services as a result of the CCI Acquisition in September 1997, telephone directory advertising as a result of its acquisition of McLeodUSA Publishing in September 1996, and telemarketing services as a result of its acquisition of Ruffalo Cody in July 1996. The table set forth below summarizes the Company's percentage of revenues from these sources:

                                                               NINE MONTHS
                                             YEAR ENDED           ENDED
                                            DECEMBER 31,      SEPTEMBER 30,
                                          ------------------- ---------------
                                          1995  1996  1997(1)  1997     1998
                                          ----  ----  ------- ------   ------
Local and long distance
 telecommunications services.............  74%   51%     41%      46%      44%
Network maintenance and equipment
 services................................  17     7       8        9        6
Special access, private line and data
 services................................   9    13       6        6        7
Telephone directory advertising.......... --     19      30       34       24
Local exchange services (ICTC)........... --    --        6      --        11
Telemarketing services................... --     10       5        5        3
Other telecommunications services........ --    --        4      --         5
                                          ---   ---     ---   ------   ------
                                          100%  100%    100%     100%     100%
                                          ===   ===     ===   ======   ======

--------
(1) Includes revenues from CCI from September 25, 1997 through December 31,
    1997.

  The Company began offering "bundled" local and long distance services to business customers in January 1994. At the end of 1995, the Company began offering, on a test basis, long distance services to residential customers. In June 1996, the Company began marketing and providing to residential customers in Cedar Rapids, Iowa and Iowa City, Iowa an integrated package of telecommunications services, marketed under the name PrimeLine(R), that includes local and long distance service, voice mail, Internet access and travel card services. Since June 1996 the Company has expanded the states in which it offers service to business customers to include Iowa, Illinois, Indiana, Minnesota, Wisconsin, North Dakota, South Dakota, Colorado, Missouri and Wyoming. The Company has also expanded its PrimeLine(R) service to certain additional cities in Iowa and Illinois and began offering the service to customers in North Dakota, South Dakota, Wisconsin, Wyoming and Colorado. The Company plans to continue its efforts to market and provide local, long distance and other telecommunications services to business customers and market its PrimeLine(R) service to residential customers. The Company believes its efforts to market its integrated telecommunications services have been enhanced by its July 1996 acquisition of Ruffalo Cody, which specializes in direct marketing and telemarketing services, including telecommunications sales, its September 1996 acquisition of

McLeodUSA Publishing, which publishes and distributes proprietary "white page" and "yellow page" telephone directories in 20 states in the Midwestern and Rocky Mountain regions of the United States, including most of the Company's target markets, and its September 1997 acquisition of CCI, including its subsidiary Consolidated Communications Directories Inc. ("CCD"), which publishes and distributes "white page" and "yellow page" telephone directories for third parties in 38 states and the United States Virgin Islands.

  In September 1997, the Company completed the CCI Acquisition. For the period beginning January 1, 1997 through September 24, 1997, CCI had revenues of $194.3 million and net income of $5.6 million. As a result of the CCI Acquisition, the Company acquired all of the former CCI subsidiaries, including ICTC, an independent local exchange carrier which serves customers in east-central Illinois; Consolidated Communications Telecom Services Inc. ("CCTS"), a competitive local exchange carrier which offers integrated local, long distance and other telecommunications services to customers in central and southern Illinois and in Indiana; CCD, a telephone directory company; an operator service company; an inmate pay-phone company; a full service telemarketing agency; a majority interest in a cable television company serving customers in Greene, Sangamon and Menard counties in Illinois and Benton Harbor, Michigan; and a minority interest in a cellular telephone partnership serving parts of east-central Illinois. The Company believes the CCI Acquisition has enhanced its efforts to offer its telecommunications services in adjoining target markets including expansion into Indiana and Missouri, states where CCI provided telecommunications services.

  The Company's principal operating expenses consist of cost of service; selling, general and administrative expenses ("SG&A"); and depreciation and amortization. Cost of service primarily includes local services purchased from RBOCs, costs to terminate the long distance calls of the Company's customers through interexchange carriers, costs of printing and distributing the telephone directories published by McLeodUSA Publishing and CCD, costs associated with maintaining the Iowa Communications Network and costs associated with operating the Company's network. The Iowa Communications Network is a fiber optic network that links certain of the State of Iowa's schools, libraries and other public buildings. SG&A consists of sales and marketing, customer service and administrative expenses. Depreciation and amortization include depreciation of the Company's telecommunications network and equipment; amortization of goodwill, and other intangibles related to the Company's acquisitions, amortization expense related to the excess of estimated fair market value in aggregate of certain options over the aggregate exercise price of such options granted to certain officers, other employees and directors; and amortization of one-time installation costs associated with transferring customers' local line service from the RBOCs to the Company's local telecommunications service.

  As the Company expands into new markets, both cost of service and SG&A will increase. The Company expects to incur cost of service and SG&A expenses prior to achieving significant revenues in new markets. Fixed costs related to leasing of central office facilities needed to provide telephone services must be incurred prior to generating revenue in new markets, while significant levels of marketing activity may be necessary in the new markets in order for the Company to build a customer base large enough to generate sufficient revenue to offset such fixed costs and marketing expenses.

  In January and February 1996, the Company granted options to purchase an aggregate of 965,166 and 688,502 shares of its Class A Common Stock, respectively, at an exercise price of $2.67 per share, to certain directors, officers and other employees. The estimated fair market value of these options, in the aggregate, at the date of grant was later determined to exceed the aggregate exercise price by approximately $9.2 million. Additionally, in September 1997, the Company granted options to purchase an aggregate of 1,468,945 shares of its Class A Common Stock at an exercise price of $24.50 to certain employees of CCI. The fair market value of these options, in the aggregate, at the date of grant exceeded the aggregate exercise price by approximately $15.8 million. These amounts are being amortized on a monthly basis over the four-year vesting period of the options.

  The Company has experienced operating losses since its inception as a result of efforts to build its customer base, develop and construct its network infrastructure, build its internal staffing, develop its systems and expand into new markets. The Company expects to continue to focus on increasing its customer base and geographic coverage. Accordingly, the Company expects that its cost of service, SG&A and capital expenditures will continue to increase significantly, all of which may have a negative impact on operating results. As a result of the CCI Acquisition, the Company anticipates a reduction in operating losses and the generation of positive cash flows from operations in the future. The anticipated financial benefits from the CCI Acquisition are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The financial benefits the Company will actually derive from the CCI Acquisition may differ materially as a result of a variety of factors, including technological, regulatory or other developments in the Company's business, the difficulty of assimilating CCI's operations and personnel, the possible inability of management to maximize the financial and strategic position of the Company through successful incorporation of CCI into the Company's operations, and the risks of entering markets in which the Company has little or no direct prior experience. In addition, the projected increases in capital expenditures will continue to generate negative cash flows from construction activities during the next several years while the Company installs and expands its fiber optic network and develops and constructs its proposed PCS system. The Company may also be forced to change its pricing policies to respond to a changing competitive environment, and there can be no assurance that the Company will be able to maintain its operating margin. There can be no assurance that growth in the Company's revenue or customer base will continue or that the Company will be able to achieve or sustain profitability or positive cash flows.

  The Company has generated net operating losses since its inception and, accordingly, has incurred no income tax expense. The Company has reduced the net deferred tax assets generated by these losses by a valuation allowance which offsets the net deferred tax asset due to the uncertainty of realizing the benefit of the tax loss carryforwards. The Company will reduce the valuation allowance when, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will be realized.

NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 1997

  Total revenue increased from $131.6 million for the nine months ended September 30, 1997 to $438.6 million for the nine months ended September 30, 1998, representing an increase of $307 million or 233%. Revenue from the sale of local and long distance telecommunications services accounted for $134 million of this increase, including $52.2 million contributed by CCI. Local exchange services generated by ICTC represented $49.3 million for the period, for which there were no corresponding 1997 revenues. Private line and data revenues accounted for $23.6 million of increased revenues over 1997, which was primarily attributable to the CCI Acquisition. Network maintenance and equipment revenue increased $12.2 million over 1997 due primarily to the acquisitions of Digital Communications of Iowa, Inc. ("Digital Communications"), ESI Communications, Inc. ("ESI Communications"), CCI and NewCom Technologies, Inc. and NewCom OSP Services, Inc. (collectively, "NewCom"). Other telecommunications revenue, which was due almost entirely to the CCI Acquisition, represented $20.9 million of the revenues for the first nine months of 1998 with no corresponding 1997 amount. Directory revenues increased $58.5 million from the first nine months of 1997 to the first nine months of 1998 due to revenues from new directories acquired in 1998 and the acquisition of CCD. The $8.5 million increase in telemarketing revenues from the first nine months of 1997 to the first nine months of 1998 was due almost entirely to the CCI Acquisition.

  Cost of service increased from $77.7 million for the nine months ended September 30, 1997, to $239.2 million for the nine months ended September 30, 1998, representing an increase of $161.5 million or 208%. This increase in cost of service was due primarily to the growth in the Company's local and long distance telecommunications services and to the acquisitions of Digital Communications, ESI Communications, CCI and NewCom, which contributed an aggregate of $106.7 million to the increase.

Cost of service as a percentage of revenue decreased from 59% for the nine months ended September 30, 1997 to 55% for the nine months ended September 30, 1998, as a result of these acquisitions and as a result of reductions in the cost of providing local and long distance services as a percentage of local and long distance telecommunications revenue, which decreased from 77% to 71% for those same periods. This decrease was primarily due to the realization of benefits associated with new wholesale line cost rate agreements with the RBOCs and reduced long distance costs resulting from migration of over 60% of customer long distance traffic to the Company's fiber optic network.

  SG&A increased from $86.4 million for the nine months ended September 30, 1997 to $189.6 million for the nine months ended September 30, 1998, an increase of $103.2 million or 120%. The acquisitions of Digital
Communications, ESI Communications, CCI and NewCom contributed an aggregate of $66.8 million to the increase. Also contributing to this increase were increased costs of $36.4 million primarily related to expansion of selling, customer support and administration activities to support the Company's growth.

  Depreciation and amortization expenses increased from $15.7 million for the nine months ended September 30, 1997 to $63.7 million for the nine months ended September 30, 1998, representing an increase of $48.0 million or 305%. This increase consisted of $32.8 million related to the acquisitions of Digital Communications, ESI Communications, CCI and NewCom, and $15.2 million due primarily to the growth of the Company's network.

  Other operating expenses represented the amortization of capitalized costs associated with CCD directories in progress at the time the Company acquired CCI.

  Interest income increased from $18.1 million for the nine-month period ended September 30, 1997, to $19.1 million for the same period in 1998. This increase resulted from increased earnings on investments made with the remaining proceeds from the 1997 Senior Discount Note Offering and the 1997 Senior Note Offering in March and July 1997, respectively, and the proceeds from the March 1998 Senior Note Offering in March 1998.

  Gross interest expense increased from $23.6 million for the first nine months of 1997 to $61.1 million for the first nine months of 1998. This increase was primarily a result of an increase in the accretion of interest on the 1997 Senior Discount Notes of $7.5 million and an increase of interest of $24.9 million as the result of the issuance of the 1997 Senior Notes and the March 1998 Senior Notes. Interest expense of approximately $5.6 million and $2.9 million was capitalized as part of the Company's construction of fiber optic network during the nine months of 1998 and the first nine months of 1997, respectively. In addition, interest expense of approximately $899,000 was capitalized as part of the Company's operating facilities building construction and the Company's software development in 1998 with no corresponding amount in 1997.

  Net loss increased from $53.6 million for the nine months ended September 30, 1997 to $93.1 million for the nine months ended September 30, 1998, an increase of $39.5 million. This increase resulted primarily from the following three factors: the expansion of the Company's local and long distance services, which requires significant expenditures, a substantial portion of which is incurred before the realization of revenues; the increased depreciation expense related to the construction and expansion of the Company's networks and amortization of intangibles related to acquisitions; and net interest expense on indebtedness to fund market expansion, network development and acquisitions.

YEAR ENDED 1997 COMPARED WITH YEAR ENDED 1996

  Revenue was $267.9 million for the year ended December 31, 1997, an increase of $186.6 million or 229% from $81.3 million for 1996. This increase was due to the many acquisitions completed in 1997 and 1996 as well as the increase in local and long distance customers. Revenue from the sale of local and long distance telecommunications services accounted for $68.6 million of the increase, including $23.1 million contributed by CCI from September 25, 1997 to December 31, 1997. Local exchange services generated by ICTC represented $16.1 million for the period from September 25, 1997 to December 31, 1997, for which there were no corresponding 1996 revenues. Private line and data revenues accounted for $6.9 million of increased revenues over 1996 which was primarily attributable to the CCI Acquisition. Network maintenance and equipment revenue increased $15.0 million over 1996 due to the acquisitions of Digital Communications, ESI Communications and CCI. Other telecommunications revenue that was due entirely to the CCI Acquisition represented $9.9 million of 1997 revenues with no corresponding 1996 amount. Directory revenues increased $65.9 million from 1996 to 1997 and were due to a full year of McLeodUSA Publishing revenues in 1997 and the acquisition of CCD on September 24, 1997. The increase in telemarketing revenues from 1996 to 1997 of $4.1 million was due almost entirely to the CCI Acquisition.

  Cost of service increased from $52.6 million for the year ended December 31, 1996 to $155.4 million for the year ended December 31, 1997, representing an increase of $102.8 million or 195%. This increase in cost of service was due primarily to the growth in the Company's local and long distance telecommunications services and to the acquisitions of Ruffalo Cody, McLeodUSA Publishing, Digital Communications, ESI Communications and CCI, which contributed an aggregate of $62.2 million to the increase. Cost of service as a percentage of revenue decreased from 65% for the year ended December 31, 1996 to 58% for the year ended December 31, 1997, primarily as a result of the effect of these acquisitions. The cost of providing local and long distance services as a percentage of local and long distance telecommunications revenue increased from 70% for the year ended December 31, 1996 to 73% for the year ended December 31, 1997, primarily as a result of increased line costs associated with the Company's accelerated expansion into new markets.

  SG&A increased from $46 million for the year ended December 31, 1996 to $143.9 million for the year ended December 31, 1997, an increase of $97.9 million or 213%. The acquisitions of Ruffalo Cody, McLeodUSA Publishing, Digital Communications, ESI Communications and CCI contributed an aggregate of $54.3 million to the increase. Also contributing to this increase were increased costs of $43.6 million primarily related to expansion of selling, customer support and administration activities to support the Company's growth.

  Depreciation and amortization expenses increased from $8.5 million for the year ended December 31, 1996 to $33.3 million for the year ended December 31, 1997, representing an increase of $24.8 million or 292%. The increase was primarily due to $14.3 million related to the acquisitions of Ruffalo Cody, McLeodUSA Publishing, Digital Communications, ESI Communications and CCI, and $3.8 million due primarily to the growth of the Company's network in 1997.

  Other operating expenses in 1997 represented the realization of a purchase accounting adjustment related to the capitalization of costs associated with McLeodUSA Publishing and CCD directories in progress at the time of the acquisitions.

  Interest income increased from $6 million for the year ended December 31, 1996 to $22.7 million for the year ended December 31, 1997. This increase resulted from increased earnings on investments made with a portion of the proceeds from the Company's offerings of Class A Common Stock in June and November 1996 and from the offerings of the 1997 Senior Discount Notes and the 1997 Senior Notes in March 1997 and July 1997, respectively.

  Gross interest expense increased from $869,000 for the year ended December 31, 1996 to $39.1 million for the year ended December 31, 1997. This increase was primarily a result of accretion of interest on the 1997 Senior Discount Notes of $26.8 million and accrual of interest on the 1997 Senior Notes of $9.5 million. Interest expense of approximately $4.4 million and $204,000 was capitalized as part of the Company's construction of its fiber optic network during the years ended December 31, 1997 and 1996, respectively.

  Net loss increased from $22.3 million for the year ended December 31, 1996 to $79.9 million for the year ended December 31, 1997, an increase of $57.6 million. This increase resulted primarily from the following three factors: the construction and expansion of the Company's network which require significant expenditures, a substantial portion of which is incurred before the realization of revenues; the increased depreciation expense related to those networks and amortization of intangibles related to acquisitions; and net interest expense on indebtedness to fund market expansion, network development and acquisitions.

  Operating loss before depreciation, amortization and other non-recurring operating expenses increased from a negative $17.3 million for the year ended December 31, 1996 to a negative $31.5 million for the year ended December 31, 1997, an increase of $14.2 million. The change reflected the increase in the operating loss incurred in 1997 due primarily to the expansion of the Company's local, long distance and other telecommunications services as described above.

YEAR ENDED 1996 COMPARED WITH YEAR ENDED 1995

  Revenue increased from $29 million for the year ended December 31, 1995 to $81.3 million for the year ended December 31, 1996, representing an increase of $52.3 million or 180%. Revenue from the sale of local and long distance telecommunications services accounted for $19.9 million of this increase. Included in the year ended December 31, 1996 revenue was $8.6 million of revenue from Ruffalo Cody, which was acquired on July 15, 1996, and $15.1 million in revenue from McLeodUSA Publishing, which was acquired on September 20, 1996. Excluding these acquisitions, 1996 revenue would have been $57.6 million.

  Cost of service increased from $19.7 million for the year ended December 31, 1995 to $52.6 million for the year ended December 31, 1996, an increase of $32.9 million or 168%. This increase in cost of service was due primarily to the growth in the Company's local and long distance telecommunications services and to the acquisitions of Ruffalo Cody and McLeodUSA Publishing, which contributed $4.5 million and $6.7 million, respectively, to the increase. Cost of service as a percentage of revenue decreased from 68% to 65%, primarily as a result of the effect of these acquisitions. The cost of providing local and long-distance services as a percentage of local and long distance telecommunications revenue increased from 68% for the year ended December 31, 1995 to 70% for the year ended December 31, 1996, primarily as a result of an increased number of higher volume, price-sensitive customers and increased local line costs associated with expansion into new markets.

  SG&A increased from $18.1 million for the year ended December 31, 1995 to $46 million for the year ended December 31, 1996, an increase of $27.9 million or 155%. The acquisitions of Ruffalo Cody and McLeodUSA Publishing contributed $3.3 million and $7.3 million, respectively, to the increase. Increased costs of $17.3 million related to expansion of selling, customer support and administration activities to support the Company's growth also contributed to this increase.

  Depreciation and amortization expenses increased from $1.8 million for the year ended December 31, 1995 to $8.5 million for the year ended December 31, 1996, an increase of $6.7 million or 362%. This increase consisted of $2.1 million related to the acquisitions of Ruffalo Cody and McLeodUSA Publishing; amortization expense of $2 million related to the excess of estimated aggregate fair market value of certain options over the aggregate exercise price of such options granted to certain officers, other employees, and directors; and $2.6 million due primarily to the growth of the Company's network in 1996.

  Other operating expense in 1996 represented the realization of a purchase accounting adjustment related to the capitalization of costs associated with directories in progress at the time the Company acquired McLeodUSA Publishing.

  The Company had net interest income of $5.4 million for the year ended December 31, 1996 compared to net interest expense of $771,000 for the year ended December 31, 1995 as a result of earnings on investments made with a portion of the proceeds of the Company's public offerings of Class A Common Stock during 1996 and decreased interest expense on reduced borrowings as a result of the Company's repayment of all amounts outstanding under a bank credit facility maintained by the Company from May 1994 until June 1996 (the "Credit Facility") with a portion of the net proceeds from the Company's initial public offering of Class A Common Stock. The Company also had other non-operating income of $495,000 for the year ended December 31, 1996.

  Net loss increased from $11.3 million for the year ended December 31, 1995 to $22.3 million for the year ended December 31, 1996, an increase of $11 million. This increase resulted primarily from the expansion of the local and long distance businesses, amortization and other operating expenses related to the acquisitions of Ruffalo Cody and McLeodUSA Publishing and amortization expense related to stock options granted to certain officers, other employees and directors. The development of the Company's business and the construction and expansion of its network require significant expenditures, a substantial portion of which is incurred before the realization of revenues.

  Operating loss before depreciation, amortization and other non-recurring operating expenses increased from a negative $8.7 million for the year ended December 31, 1995 to a negative $17.3 million for the year ended December 31, 1996, an increase of $8.6 million. The change reflected the increase in the operating loss incurred in 1996 due primarily to the expansion of the Company's local, long distance and other telecommunications services and the factors described above.

YEAR ENDED 1995 COMPARED WITH YEAR ENDED 1994

  Revenue increased from $8 million in 1994 to $29 million in 1995, representing an increase of $21 million or 262%. Revenue from the increase in the sale of local and long distance telecommunications services accounted for $16.9 million of this increase. Revenue from telecommunications network maintenance services was $4.9 million in 1995. The Company acquired MWR, a competitive access provider that offers most of the Company's special access and private line services, in April 1995 in an acquisition accounted for as a purchase. MWR represented $1.6 million of the Company's revenue in 1995.

  Cost of service increased from $6.2 million in 1994 to $19.7 million in 1995, an increase of $13.5 million or 217%. This increase in cost of service resulted primarily from costs for providing local and long distance services. Cost of service as a percentage of revenue decreased from 78% in 1994 to 68% in 1995, principally as a result of certain economies of scale.

  SG&A increased from $12.4 million in 1994 to $18.1 million in 1995, an increase of $5.7 million or 46%. This increase was due to increased compensation resulting from selling and customer support activities of $2.8 million, additional administrative personnel expense of $1.6 million and associated costs of $1.3 million required to handle the growth experienced primarily in local and long distance revenues.

  Depreciation and amortization expenses increased from $772,000 in 1994 to $1.8 million in 1995, an increase of $1 million or 138%. This increase consisted of depreciation of $362,000 related to the additional fiber optic network purchased and built during 1995; $304,000 of depreciation related to capital costs associated with the growth of the Company; $266,000 resulting from the amortization of one-time installation costs primarily associated with transferring customers' local line service from the

RBOCs to the Company's telemanagement service; and amortization of goodwill of $117,000 related to the Company's acquisition of MWR in 1995.

  Net interest expense increased from $73,000 in 1994 to $771,000 in 1995. This net increase resulted from an increase in interest expense of $692,000 due to the need for additional secured debt in 1995 to fund the Company's growth and operating losses and a decrease in interest income of $6,000 resulting from reduced investment of funds due to the use of funds needed to satisfy working capital needs.

  The Company's net loss decreased from $11.4 million in 1994 to $11.3 million in 1995, a decrease of $87,000. This decrease resulted from the ability of the Company to generate additional service income while reducing customer acquisition and support costs as a percentage of service income.

  Operating loss before depreciation, amortization and other non-recurring operating expenses improved from a negative $10.6 million in 1994 to a negative $8.7 million in 1995, an improvement of $1.9 million. The improvement reflected the decrease in the net loss and the increase in depreciation and amortization in 1995 resulting from the capital expenditures necessary to support the Company's revenue growth.

LIQUIDITY AND CAPITAL RESOURCES

  The Company's total assets increased to $1.9 billion at September 30, 1998, as adjusted to give effect to the Offering as if it had occurred on that date, from $1.3 billion at December 31, 1997 and $453 million at December 31, 1996, primarily due to the net proceeds of approximately $291.9 million from the Offering, the net proceeds of approximately $288.9 million from the March 1998 Senior Note Offering, the net proceeds of approximately $506.5 million from the 1997 Senior Discount Note Offering and the 1997 Senior Note Offering in March 1997 and July 1997, respectively, and the acquisition of CCI in September 1997. At September 30, 1998, the Company's current assets of $570.9 million exceeded its current liabilities of $161.5 million, providing working capital of $409.4 million, which represents an increase of $30.9 million compared to December 31, 1997 primarily attributable to the net proceeds from the March 1998 Senior Note Offering. At December 31, 1997, the Company's current assets of $517.8 million exceeded its current liabilities of $139.3 million, providing working capital of $378.5 million, which represents an increase of $192.5 million compared to December 31, 1996 primarily attributable to the net proceeds from the 1997 Senior Discount Note Offering and the 1997 Senior Note Offering. At December 31, 1996, the Company's current assets of $224.4 million exceeded current liabilities of $38.4 million, providing working capital of $186 million.

  Net cash used in operating activities totaled $10.9 million, $8.8 million and $11.8 million for the nine months ended September 30, 1998, and the years ended December 31, 1997 and 1996, respectively. During the nine months ended September 30, 1998 cash for operating activities was used primarily to fund the Company's net loss of $93.1 million for such period. The Company also required cash to fund the growth in trade receivables and deferred line installation costs of $10.1 million and $9.0 million, respectively, primarily as a result of the expansion of the Company's local and long distance telecommunications services. These uses of cash for operating activities during the nine months ended September 30, 1998 were offset by an increase in accounts payable and accrued expenses of $10.7 million and cumulative non-cash expenses of $89.6 million. During the year ended December 31, 1997, cash for operating activities was used primarily to fund the Company's net loss of $79.9 million for such period. The Company also required cash to fund the growth in trade receivables and deferred line installation costs of $15.9 million and $9.7 million, respectively, offset by increases in accounts payable and accrued expenses of $27.1 million, deferred revenues of $7.2 million and customer deposits of $3 million. During the year ended December 31, 1996, cash for operating activities was used primarily to fund the Company's net loss of $22.3 million for such period. The Company also required cash to fund the growth in trade receivables of $9.3 million offset by an increase in deferred revenue of $9.5 million.

  Net cash used in investing activities totaled $373.2 million, $242.8 million and $283.1 million during the nine months ended September 30, 1998 and the years ended December 31, 1997 and 1996, respectively. The expansion of the Company's local and long distance telecommunications services, development and construction of the Company's fiber optic network and other capital expenditures resulted in purchases of equipment and fiber optic cable and other property and equipment totaling $204.7 million, $151.3 million and $70.3 million during the nine months ended September 30, 1998 and the years ended December 31, 1997 and 1996, respectively. The Company also used cash of $516.3 million to acquire available-for-sale securities during the first nine months of 1998, offset by proceeds from sales and maturities of available-for-sale securities of $246.1 million during the period. During the year ended December 31, 1997, the cash used in investing activities was partially offset by net proceeds of $120.2 million from the sales and maturities of available-for-sale securities.

  In April and June 1997, the FCC granted the Company 26 "D" and "E" block frequency PCS licenses and in September 1997 the Company acquired one additional "E" block frequency license as a result of the CCI Acquisition (the "CCI PCS License"), giving the Company 27 PCS licenses in a total of 25 markets covering areas of Iowa, Illinois, Minnesota, Nebraska and South Dakota. The Company paid the FCC an aggregate of approximately $32.8 million for the 26 PCS licenses granted to the Company by the FCC. The Company made a deposit of $4.8 million with the FCC at the beginning of the bidding process in 1996 and paid approximately $28 million during 1997 for the 26 PCS licenses. CCI paid the FCC for the CCI PCS License prior to the CCI Acquisition. The Company will be required to make significant additional expenditures to develop, construct and operate a PCS system.

  During the nine months ended September 30, 1998, the Company used an aggregate of $27.6 million cash to acquire directories from F.D.S.D. Rapid City Directories, Inc., Bi-Rite Directories, Inc., Smart Pages, Inc. and Yellow Pages Publishers, Inc., and ADCO Publishing Co., Inc. on March 17, 1998, March 20, 1998, April 8, 1998, and September 15, 1998 respectively, and in its acquisitions of NewCom capital stock, Communications Cable-Laying Company, Inc. assets, and QST Communications Inc. capital stock in April, June and August 1998, respectively.

  During the nine months ended September 30, 1997, the Company used an aggregate of $180.4 million cash to acquire Digital Communications, Fronteer Financial Holdings, Ltd., Indiana Directories, Inc., ESI Communications and CCI in January 1997, February 1997, March 1997, June 1997 and September 1997, respectively.

  On October 27, 1998, the Company entered into an Agreement and Plan of Reorganization with Dakota Telecommunications Group, Inc. ("DTG") pursuant to which the Company agreed, subject to certain conditions, to acquire DTG for an aggregate of 1,295,000 shares of Class A Common Stock and the assumption of $30.9 million in debt (the "DTG Acquisition").

  Consummation of the DTG Acquisition is subject to the satisfaction or waiver of certain conditions, including receipt of required regulatory approvals and other customary conditions. There can be no assurance that the DTG Acquisition will be consummated.

  On September 24, 1997, the Company issued an aggregate of 8,488,586 shares of Class A Common Stock and paid approximately $155 million in cash to the shareholders of CCI in exchange for all of the outstanding shares of CCI in a transaction accounted for using the purchase method of accounting. The total purchase price was approximately $382.1 million, which includes approximately $3.4 million of estimated direct acquisition costs.

  Net cash received from financing activities was $283.2 million during the nine months ended September 30, 1998, primarily as a result of the March 1998 Senior Note Offering. Net cash received from financing activities was $487 million during the year ended December 31, 1997 primarily as a result of the 1997 Senior Discount Note Offering in March 1997 and the 1997 Senior Note Offering in

July 1997. Cash received from financing activities during the year ended December 31, 1996 was $391.4 million and was primarily obtained from the Company's public offerings of Class A Common Stock in June and November 1996. The Company paid off and canceled the Credit Facility in June 1996 with a portion of the proceeds from its initial public offering.

  On March 4, 1997, the Company completed the 1997 Senior Discount Note Offering. The 1997 Senior Discount Notes were issued at an original issue discount in which the Company received approximately $288.9 million in net proceeds. The 1997 Senior Discount Notes accrete from March 4, 1997 at a rate of 10 1/2% per year, compounded semi-annually to an aggregate principal amount of $500 million by March 1, 2002. As of September 30, 1998, the accreted balance of the 1997 Senior Discount Notes was $352.7 million. Interest will not accrue on the 1997 Senior Discount Notes prior to March 1, 2002. Thereafter, interest will accrue at a rate of 10 1/2% per annum and will be payable in cash semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 2002. The 1997 Senior Discount Notes are redeemable, at the option of the Company, in whole or in part, at any time on or after March 1, 2002 at 105.25% of their principal amount at maturity, plus accrued and unpaid interest, declining to 100% of their principal amount at maturity, plus accrued and unpaid interest, on or after March 1, 2005. In the event of certain equity investments in the Company by certain strategic investors on or before March 1, 2000, the Company may, at its option, use all or a portion of the net proceeds therefrom to redeem up to a maximum of 33 1/3% of the original principal amount of the 1997 Senior Discount Notes at a redemption price of 110.5% of the accreted value thereof, provided that at least 66 2/3% of the original principal amount of the 1997 Senior Discount Notes would remain outstanding after giving effect to such redemption. In addition, in the event of a Change of Control (as defined in the 1997 Senior Discount Note Indenture) of the Company, each holder of 1997 Senior Discount Notes will have the right to require the Company to repurchase all or any part of such holder's 1997 Senior Discount Notes at a purchase price equal to 101% of the accreted value thereof prior to March 1, 2002, or 101% of the principal amount thereof plus accrued and unpaid interest, if any, on or after March 1, 2002. The 1997 Senior Discount Notes will mature on March 1, 2007.

  On July 21, 1997, the Company completed the 1997 Senior Note Offering in which the Company received net proceeds of approximately $217.6 million. Interest on the 1997 Senior Notes accrues at the rate of 9 1/4% per annum and is payable in cash semi-annually in arrears on July 15 and January 15, commencing January 15, 1998. The 1997 Senior Notes are redeemable at the option of the Company, in whole or in part, at any time on or after July 15, 2002 at 104.625% of their principal amount at maturity, plus accrued and unpaid interest, declining to 100.000% of their principal amount at maturity, plus accrued and unpaid interest, on or after July 15, 2005. In the event of certain equity investments in the Company by certain strategic investors on or before July 15, 2000, the Company may, at its option, use all or a portion of the of the net proceeds from such sale to redeem up to 33 1/3% of the original principal amount of the 1997 Senior Notes at a redemption price equal to 109.25% of the principal amount of the 1997 Senior Notes plus accrued and unpaid interest thereon, if any, to but excluding the redemption date, provided that at least 66 2/3% of the original principal amount of the 1997 Senior Notes would remain outstanding immediately after giving effect to such redemption. In addition, in the event of a Change of Control (as defined in the 1997 Senior Note Indenture) of the Company, each holder of 1997 Senior Notes shall have the right to require the Company to repurchase all or any part of such holder's 1997 Senior Notes at a purchase price equal to 101% of the principal amount of the 1997 Senior Notes tendered by such holder plus accrued and unpaid interest, if any, to any Change of Control Payment Date (as defined in the 1997 Senior Note Indenture). The 1997 Senior Notes will mature on July 15, 2007.

  On March 16, 1998, the Company completed the March 1998 Senior Note Offering in which the Company received net proceeds of approximately $291.9 million. Interest on the March 1998 Senior Notes accrues at the rate of 8 3/8% per annum and is payable in cash semi-annually in arrears on

March 15 and September 15, commencing September 15, 1998. The March 1998 Senior Notes are redeemable at the option of the Company, in whole or in part, at any time on or after March 15, 2003 at 104.188% of their principal amount at maturity, plus accrued and unpaid interest, declining to 100.000% of their principal amount at maturity, plus accrued and unpaid interest, on or after March 15, 2006. In the event of certain equity investments in the Company by certain strategic investors on or before March 15, 2001, the Company may, at its option, use all or a portion of the net proceeds from such sale to redeem up to 33 1/3% of the original principal amount of the March 1998 Senior Notes at a redemption price equal to 108.375% of the principal amount of the March 1998 Senior Notes plus accrued and unpaid interest thereon, if any, to but excluding the redemption date, provided that at least 66 2/3% of the original principal amount of the March 1998 Senior Notes would remain outstanding immediately after giving effect to such redemption. In addition, in the event of a Change of Control (as defined in the March 1998 Senior Note Indenture) of the Company, each holder of March 1998 Senior Notes shall have the right to require the Company to repurchase all or any part of such holder's March 1998 Senior Notes at a purchase price equal to 101% of the principal amount of the March 1998 Senior Notes tendered by such holder plus accrued and unpaid interest, if any, to any Change of Control Payment Date (as defined in the March 1998 Senior Note Indenture). The March 1998 Senior Notes will mature on March 15, 2008.

  On October 30, 1998, the Company completed a private offering of the Outstanding Notes in which the Company received net proceeds of approximately $291.9 million. Interest on the October 1998 Senior Notes accrues at the rate of 9 1/2% per annum and is payable in cash semi-annually in arrears on November 1 and May 1, commencing May 1, 1999. The October 1998 Senior Notes are redeemable at the option of the Company, in whole or in part, at any time on or after November 1, 2003 at 106.75% of their principal amount at maturity, plus accrued and unpaid interest, declining to 100.000% of their principal amount at maturity, plus accrued and unpaid interest, on or after November 1, 2008. In the event of certain equity investments in the Company by certain strategic investors on or before November 1, 2001, the Company may, at its option, use all or a portion of the net proceeds from such sale to redeem up to 33 1/3% of the original principal amount of the October 1998 Senior Notes at a redemption price equal to 111.5% of the principal amount of the October 1998 Senior Notes plus accrued and unpaid interest thereon, if any, to but excluding the redemption date, provided that at least 66 2/3% of the original principal amount of the October 1998 Senior Notes would remain outstanding immediately after giving effect to such redemption. In addition, in the event of a Change of Control (as defined in the October 1998 Indenture) of the Company, each holder of October 1998 Senior Notes shall have the right to require the Company to repurchase all or any part of such holder's October 1998 Senior Notes at a purchase price equal to 101% of the principal amount of the October 1998 Senior Notes tendered by such holder plus accrued and unpaid interest, if any, to any Change of Control Payment Date (as defined in the October 1998 Indenture). The October 1998 Senior Notes will mature on November 1, 2008.

  The 1997 Senior Discount Notes, the 1997 Senior Notes, the March 1998 Senior Notes and the October 1998 Senior Notes are senior unsecured obligations of the Company ranking pari passu in right of payment with all other existing and future senior unsecured obligations of the Company and senior to all existing and future subordinated debt of the Company. The 1997 Senior Discount Notes, the 1997 Senior Notes, the March 1998 Senior Notes and the October 1998 Senior Notes are effectively subordinated to all existing and future secured indebtedness of the Company and its subsidiaries to the extent of the value of the assets securing such indebtedness. The 1997 Senior Discount Notes, the 1997 Senior Notes, the March 1998 Senior Notes and the October 1998 Senior Notes also are effectively subordinated to all existing and future third-party indebtedness and other liabilities of the Company's subsidiaries.

  The Indentures impose operating and financial restrictions on the Company and its subsidiaries. These restrictions affect, and in certain cases significantly limit or prohibit, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends or make distributions in respect of the Company's or such subsidiaries' capital stock, redeem capital stock, make other restricted payments, enter into sale and leaseback transactions, create liens upon assets, enter into transactions with affiliates or related persons, sell assets, or consolidate, merge or sell all or substantially all of their assets. There can be no assurance that such covenants will not adversely affect the Company's ability to finance its future operations or capital needs or to engage in other business activities that may be in the interests of the Company.

  Continued expansion of the Company's operations, facilities, network and services will require significant capital expenditures. As of September 30, 1998, the Company estimates, based on its current business plan and projections, that its aggregate capital requirements through 2001 will be approximately $1.1 billion. The Company's estimated capital requirements include the estimated cost of (i) building the Company's fiber optic network, including intra-city fiber optic networks, (ii) expanding operations in existing and new markets, (iii) developing a PCS system and (iv) funding general corporate expenses. These capital requirements are expected to be funded, in large part, out of the (i) approximately $291.9 million in net proceeds from the Offering; (ii) approximately $402.4 million of cash on hand and short-term investments at September 30, 1998; (iii) a proposed $100.0 million revolving credit facility; and (iv) projected operating cash flows of the Company.

  The actual amount and timing of the Company's future capital requirements may differ materially from the Company's estimates, and additional financing may be required in the event of changes in or expansion of the Company's business plan and projections, including those that may be caused by unforeseen delays, cost overruns, engineering design changes, demand for the Company's services that varies from that expected by the Company, regulatory, technological, or competitive developments and new opportunities. The Company may also require additional capital, or require financing sooner than anticipated, if it changes the schedule or scope of its business plan in response to such developments or otherwise. The Company expects to evaluate potential acquisitions, joint ventures and strategic alliances on an ongoing basis, and may require additional financing if it elects to pursue any such opportunities. There can be no assurance that the Company will be able to fund its planned network deployment and operations or achieve operating profitability with its anticipated capital resources. Furthermore, there can be no assurance that any additional financing will be available on terms acceptable to the Company or at all.

  The Company's estimate of its future capital requirements is a "forward-looking statement" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual capital requirements may differ materially as a result of regulatory, technological and competitive developments (including new opportunities) in the Company's industry.

  The Company expects to meet its additional capital needs with the proceeds from credit facilities and other borrowings, and additional debt and equity issuances. The Company has received a non-binding commitment from The Chase Manhattan Bank to lead a syndication to provide a senior secured revolving credit facility. There can be no assurance, however, that the Company will be successful in obtaining such credit facility on terms acceptable to the Company or at all, or that the Company will otherwise be successful in producing sufficient cash flows. Failure to generate or raise sufficient funds may require the Company to delay or abandon some of its future expansion plans or expenditures, which could have a material adverse effect on the Company. See "Risk Factors--Significant Capital Requirements."

MARKET RISK

  At September 30, 1998, marketable equity securities of the Company are recorded at a fair value of $28.2 million. A hypothetical ten percent adverse change in quoted market prices would amount to a decrease in the recorded value of investments of approximately $3 million. The Company believes its exposure to market rate fluctuations on all other investments is nominal due to the short-term nature of its investment portfolio.

  The Company has no material future earnings or cash flow exposures from changes in interest rates on its long-term debt obligations, as substantially all of the Company's long-term debt obligations are fixed rate obligations.

YEAR 2000 DATE CONVERSION

  The Company is currently verifying system readiness for the processing of date-sensitive information by the Company's computerized information systems. The Year 2000 problem impacts computer programs and hardware timers using two digits (rather than four) to define the applicable year. Some of the Company's programs and timers that have time-sensitive functions may recognize a date using "00" as the year 1900 rather than 2000, which could result in miscalculations or system failures.

  The Company is reviewing its IT and non-IT computer systems and programs to determine which are not capable of recognizing the Year 2000 and to verify system readiness for the millennium date. The review covers all of the Company's operations and is centrally managed. The review includes the following steps:

   1. increasing employee awareness and communication of Year 2000 issues

   2. inventorying hardware, software and data interfaces and confirming Year 2000 readiness of key vendors

   3. identifying mission-critical components for internal systems, vendor relations and other third parties

   4. estimating costs for remediation

   5. estimating completion dates

   6. correcting/remediating any identified problems

   7. replacing systems or components that cannot be made Year 2000 ready

   8. testing and verifying systems

   9. implementing the remediation plan

  10. developing contingency plans

  11. training for contingency plans

  The Company has completed more than 90% of the activities required for the completion of the first three of these steps of this review and more than 55% of the activities required for the fourth and fifth steps. The Company is in the initial stages of performing the activities required to complete the remaining steps and has begun to develop contingency plans to handle its most reasonably likely worst case Year 2000 scenarios.

  The Company estimates that its Year 2000 readiness costs will not exceed $11.5 million. The Company generally expenses these costs as incurred. While certain costs have been incurred, the Company has not incurred any material historical costs for remediation. The Company does not expect these costs to have a material adverse effect on its financial position, results of operations or cash flows.

  The Company's estimate of its Year 2000 readiness costs is a "forward-looking statement" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Costs, results, performance and effects of Year 2000 activities described in those forward-looking statements may differ materially from actual costs, results, performance and effects in the future due to the interrelationship and interdependence of the Company's computer systems and those of its vendors, material service providers, customers and other third parties.

  The Company has not yet fully identified its most reasonably likely worst case Year 2000 scenarios. The Company continues to contact its vendors, suppliers and third parties with which it has material relationships, regarding their state of readiness. This activity is focused primarily on mission critical systems and key business suppliers. Until the Company has received and analyzed substantial responses from them it will have difficulty determining its worst case scenarios.

  The Company has begun to develop contingency plans to handle worst case scenarios, to the extent they can be identified fully. The Company intends to complete its contingency planning after completing its determination of worst case scenarios. Completion of these activities depends upon the responses to the inquiries the Company has made of its major vendors, material service providers and third parties with which it has material relationships. The Company has also begun work on contingency plans for certain systems identified as critical to its operations.

  If the Company, its major vendors, its material service providers or its customers fail to address Year 2000 issues in a timely manner, such failure could have a material adverse effect on the Company's business, results of operations and financial condition. The Company depends on local exchange carriers, primarily the RBOCs, to provide most of its local and some of its long distance services. To the extent U S WEST, Ameritech or SBC fail to address Year 2000 issues which might interfere with their ability to fulfill their obligations to the Company, such interference could have a material adverse effect on the Company's future operations. If other telecommunications carriers are unable to resolve Year 2000 issues, it is likely that we will be affected to a similar degree as others in the telecommunications industry.

EFFECTS OF NEW ACCOUNTING STANDARD

  In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). This pronouncement is effective for calendar year 1998 financial statements and requires reporting segment information consistent with the way executive management of an entity disaggregates its operations internally to assess performance and make decisions regarding resource allocations. Among information to be disclosed, SFAS 131 requires an entity to report a measure of segment profit or loss, certain specific revenue and expense items and segment assets. SFAS 131 also requires reconciliations of total segment revenues, total segment profit or loss and total segment assets to the corresponding amounts shown in the entity's consolidated financial statements. The Company is in the process of identifying reportable segments and has not yet determined the effect of implementing SFAS 131.

  In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. This statement provides guidance on accounting for the costs of computer software developed or obtained for internal use and is required to be adopted no later than the Company's 1999 fiscal year. The Company plans to modify its method of capitalization of such costs by adopting this statement prospectively on January 1, 1999. The Company is currently evaluating this statement but does not expect it to have a material impact on its financial condition or results of operations.

  In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting.

  SFAS 133 is effective for fiscal years beginning after June 15, 1999. A company may also implement SFAS 133 as of the beginning of any fiscal quarter after issuance (that is, fiscal quarters beginning June 16, 1998 and thereafter). SFAS 133 cannot be applied retroactively. SFAS 133 must be applied to (a) derivative instruments and (b) certain derivative instruments embedded in hybrid contracts that were issued, acquired or substantively modified after December 31, 1997 (and, at the company's election, before January 1, 1998).

  The Company does not expect the impact of the adoption of SFAS 133 to be material to the Company's results of operations as the Company does not currently hold any derivative instruments or engage in hedging activities.

INFLATION

  The Company does not believe that inflation has had a significant impact on the Company's consolidated operations.

                       DESCRIPTION OF THE EXCHANGE NOTES

GENERAL

  The Outstanding Notes were, and the Exchange Notes will be, issued under an indenture dated as of October 30, 1998 between the Company and United States Trust Company of New York, as trustee under the October 1998 Indenture (the "Trustee"). For purposes of this Description of the Exchange Notes, the term "Company" refers to McLeodUSA Incorporated and does not include its subsidiaries except for purposes of financial data determined on a consolidated basis.

  The terms of the Exchange Notes are identical in all material respects to the Outstanding Notes, except that (i) the Exchange Notes will have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Outstanding Notes and (ii) Holders of the Exchange Notes will not be entitled to certain rights of Holders of Outstanding Notes under the Registration Rights Agreement. The terms of the Exchange Notes include those stated in the October 1998 Indenture and those made a part of the October 1998 Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the October 1998 Indenture (the "Trust Indenture Act"). The Exchange Notes are subject to all such terms, and Holders of the Exchange Notes are referred to the October 1998 Indenture and the Trust Indenture Act for a complete statement of such terms. A copy of the October 1998 Indenture is available from the Company on request. The statements and definitions of terms under this caption relating to the Exchange Notes and the October 1998 Indenture are summaries and do not purport to be complete. Such summaries make use of certain terms defined in the October 1998 Indenture and are qualified in their entirety by express reference to the October 1998 Indenture. Certain terms used herein are defined below under "--Certain Definitions."

  The Exchange Notes will rank pari passu in right of payment with the 1997 Senior Discount Notes, the 1997 Senior Notes, the March 1998 Senior Notes, the Outstanding Notes and all other existing and future senior unsecured indebtedness of the Company and will rank senior in right of payment to all existing and future subordinated indebtedness of the Company. As of September 30, 1998, the Company had no outstanding subordinated indebtedness and, other than the 1997 Senior Discount Notes, the 1997 Senior Notes and the March 1998 Senior Notes, had no outstanding indebtedness that would rank pari passu with the Exchange Notes. The Exchange Notes will not be secured by any assets and will be effectively subordinated to any existing and future secured indebtedness of the Company and its subsidiaries, including any Senior Credit Facility or Qualified Receivable Facility, to the extent of the value of the assets securing such indebtedness. As of September 30, 1998, the total secured indebtedness of the Company and its subsidiaries was approximately $28.4 million.

  The operations of the Company are conducted through its subsidiaries and, therefore, the Company is dependent upon cash flow from those entities to meet its obligations. The Company's subsidiaries will have no direct obligation to pay amounts due on the Exchange Notes and will not guarantee the Exchange Notes. As a result, the Exchange Notes will be effectively subordinated to all existing and future third-party indebtedness (including any Senior Credit Facility or any applicable Qualified Receivable Facility) and other liabilities of the Company's subsidiaries (including trade payables). As of September 30, 1998, the total liabilities of the Company's subsidiaries (after the elimination of loans and advances by the Company to its subsidiaries) were approximately $246.3 million. Any rights of the Company and its creditors, including the Holders of Exchange Notes, to participate in the assets of any of the Company's subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary's creditors (including trade creditors).

PRINCIPAL, MATURITY AND INTEREST

  The Exchange Notes will be limited in principal amount to $300 million and will mature on November 1, 2008. Interest on the Exchange Notes will accrue at the rate of 9 1/2% per annum and will be payable in cash semi-annually in arrears on May 1 and November 1 of each year, commencing May 1, 1999. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

  Principal and interest will be payable at the office of the Paying Agent but, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses. The Exchange Notes will be issued without coupons and in fully registered form only, in minimum denominations of $1,000 and any integral multiples of $1,000 in excess thereof. Unless otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose.

  The interest rate on the Exchange Notes will be subject to increase in certain circumstances if certain conditions are not satisfied, all as further described under "--Exchange Offer; Registration Rights." All references herein to interest shall include such Special Interest, if appropriate.

BOOK-ENTRY SYSTEM

  The Exchange Notes will initially be issued in the form of one or more Global Securities (as defined in the October 1998 Indenture) held in book-entry form. The Exchange Notes will be deposited with the Trustee as custodian for the Depository, and the Depository or its nominee will initially be the sole registered Holder of the Exchange Notes for all purposes under the October 1998 Indenture. Except as set forth below, a Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository.

  The Exchange Notes that are issued as described below under "--Certificated Notes" will be issued in definitive form.

  Upon the transfer of an Exchange Note in definitive form, such Exchange Note will, unless the Global Security has previously been exchanged for Exchange Notes in definitive form, be exchanged for an interest in the Global Security representing the principal amount Exchange Notes being transferred.

  Upon the issuance of a Global Security, the Depository or its nominee will credit, on its internal system, the accounts of persons holding through it with the individual beneficial interests in such Global Security representing the respective principal amounts of the Exchange Notes held by such persons. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depository ("participants") or persons that may hold interests through participants. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

  Payment of principal of, premium, if any, on and interest on Exchange Notes represented by any such Global Security will be made to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Exchange Notes represented thereby for all purposes under the October 1998 Indenture. None of the Company, the Trustee, any agent of the Company or the Initial Purchasers will have any responsibility or liability for (i) any aspect of the Depository's reports relating to or payments made on account of beneficial ownership interests in a Global Security representing any Exchange Notes or for maintaining, supervising or reviewing any of the Depository's records relating to such beneficial ownership interests or (ii) any other matter relating to the actions and practices of the Depository or any of its participants.

  The Company has been advised by the Depository that upon receipt of any payment of principal of, premium, if any, on or interest on any Global Security, the Depository will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Security, as shown on the records of the Depository. The Company expects that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

  So long as the Depository or its nominee is the registered owner or Holder of such Global Security, the Depository or such nominee, as the case may be, will be considered the sole owner or Holder of the Exchange Notes represented by such Global Security for the purposes of receiving payment on the Exchange Notes, receiving notices and for all other purposes under the October 1998 Indenture and the Exchange Notes. Beneficial interests in Exchange Notes will be evidenced only by, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Except as provided above, owners of beneficial interests in a Global Security will not be entitled to and will not be considered the Holders of such Global Security for any purposes under the October 1998 Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the October 1998 Indenture. The Company understands that, under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in a Global Security desires to give or take any action that a Holder is entitled to give or take under the October 1998 Indenture, the Depository would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

  The Depository has advised the Company that it will take any action permitted to be taken by a Holder of Exchange Notes (including the presentation of Exchange Notes for exchange as described below) only at the direction of one or more participants to whose account with the Depository interests in the Global Security are credited and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such participant or participants has or have given such direction.

  The Depository has advised the Company that the Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Depository was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations some of whom (and/or their representatives) own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  The information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

CERTIFICATED NOTES

  The Exchange Notes represented by a Global Security are exchangeable for certificated Exchange Notes only if (i) the Depository notifies the Company that it is unwilling or unable to continue as a depository for such Global Security or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, and a successor depository is not appointed by the Company within 90 days, (ii) the Company executes and delivers to the Trustee a notice that such Global Security shall be so transferable, registrable and exchangeable, and such transfer shall be registrable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Exchange Notes represented by such Global Security. Any Global Security that is exchangeable for certificated Exchange Notes pursuant to the preceding sentence will be transferred to, and registered and exchanged for, certificated Exchange Notes in authorized denominations and registered in such names as the Depository or its nominee holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of the Depository or its nominee. In the event that a Global Security becomes exchangeable for certificated Exchange Notes, (i) certificated Exchange Notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof, (ii) payment of principal, any repurchase price, and interest on the certificated Exchange Notes will be payable, and the transfer of the certificated Exchange Notes will be registrable, at the office or agency of the Company maintained for such purposes and (iii) no service charge will be made for any issuance of the certificated Exchange Notes, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

OPTIONAL REDEMPTION

  The Exchange Notes will be subject to redemption at the option of the Company, in whole or in part, at any time on or after November 1, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' notice, in amounts of $1,000 or an integral multiple of $1,000, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon (if any), if redeemed during the twelve month periods beginning November 1 of the years indicated below:

   YEAR                                                               PERCENTAGE
   ----                                                               ----------
   2003..............................................................  106.750%
   2004..............................................................  105.400%
   2005..............................................................  104.050%
   2006..............................................................  102.700%
   2007..............................................................  101.350%
   2008..............................................................  100.000%

  The Exchange Notes will be redeemable prior to November 1, 2001 only in the event that the Company receives net proceeds from the sale of its Common Stock in a Strategic Equity Investment on or before November 1, 2001, in which case the Company may, at its option, use all or a portion of any such net proceeds to redeem up to 33 1/3% of the originally issued principal amount of the October 1998 Senior Notes; provided, that at least 66 2/3% of the originally issued principal amount of the October 1998 Senior Notes would remain outstanding after such redemption. Such redemption must occur on a Redemption Date within 90 days of such sale and upon not less than 30 nor more than 60 days' notice mailed to each Holder of October 1998 Senior Notes to be redeemed at such Holder's address appearing in the Note Register, in amounts of $1,000 or an integral multiple of $1,000 at a redemption price equal to 111.5% of the principal amount of the October 1998 Senior Notes so redeemed, plus accrued and unpaid interest thereon (if any) to but excluding the Redemption Date.

  If less than all of the October 1998 Senior Notes are to be redeemed, the Trustee shall select, in such manner as it shall deem fair and appropriate, the particular October 1998 Senior Notes to be redeemed or any portion thereof that is an integral multiple of $1,000.

MANDATORY REDEMPTION

  Except as set forth under "--Repurchase at the Option of Holders upon a Change of Control" and "--Asset Sales," the Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Exchange Notes.

REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 principal amount or an integral multiple thereof) of such Holder's Exchange Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount of the Exchange Notes plus accrued and unpaid interest, if any, to any Change of Control Payment Date.

  Within 30 days following any Change of Control, the Company or the Trustee (at the request and expense of the Company) shall mail a notice to each Holder stating: (i) that a Change of Control Offer is being made pursuant to the covenant described under "--Repurchase at the Option of Holders upon a Change of Control" and that all Exchange Notes timely tendered will be accepted for payment; (ii) the Change of Control Purchase Price and the purchase date (the "Change of Control Payment Date"), which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed; (iii) that any Exchange Notes or portions thereof not tendered or accepted for payment will continue to accrue interest; (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price, all Exchange Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Payment Date; (v) that Holders electing to have any Exchange Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to surrender their Exchange Notes prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Exchange Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such Exchange Notes or portions thereof purchased; (vii) that Holders electing to have Exchange Notes purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof; (viii) that Holders whose Exchange Notes are being purchased only in part will be issued new Exchange Notes equal in principal amount to the unpurchased portion of the Exchange Note or Exchange Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and (ix) any other information necessary to enable any Holder to tender Exchange Notes and to have such Exchange Notes purchased pursuant to the October 1998 Indenture.

  The Company will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws or regulations, to the extent such laws and regulations are applicable, in connection with the repurchase of Exchange Notes pursuant to a Change of Control Offer.

  On the Change of Control Payment Date, the Company will (i) accept for payment Exchange Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (ii) irrevocably deposit with the Paying Agent in immediately available funds an amount equal to the Change of Control Purchase Price in respect of all Exchange Notes or portions thereof so accepted; and
(iii) deliver, or cause to be delivered, to the Trustee the Exchange Notes so accepted together with an Officers' Certificate listing the Exchange Notes or portions thereof tendered to the Company and accepted for payment. The Paying Agent shall promptly mail to each Holder of Exchange Notes so accepted payment in an amount equal to the Change of Control Purchase Price for such Exchange Notes, and the Trustee shall promptly authenticate and mail to each Holder a new Exchange Note equal in principal amount to any unpurchased portion of the Exchange Notes surrendered, if any; provided that each such new Exchange Note shall be in a principal amount of $1,000 or any integral multiple thereof.

  The existence of the Holders' right to require, subject to certain conditions, the Company to repurchase Exchange Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes a Change of Control. If a Change of Control Offer is made, there can be no assurance that the Company will have sufficient funds to pay the Change of Control Purchase Price for all Exchange Notes tendered by Holders seeking to accept the Change of Control Offer. In addition, instruments governing other indebtedness of the Company may prohibit the Company from purchasing any Exchange Notes prior to their Stated Maturity, including pursuant to a Change of Control Offer. In the event that a Change of Control Offer occurs at a time when the Company does not have sufficient available funds to pay the Change of Control Purchase Price for all Exchange Notes tendered pursuant to such offer or at a time when the Company is prohibited from purchasing the Exchange Notes (and the Company is unable either to obtain the consent of the holders of the relevant indebtedness or to repay such indebtedness), an Event of Default would occur under the October 1998 Indenture. In addition, one of the events that constitutes a Change of Control under the October 1998 Indenture is a sale, conveyance, transfer or lease of all or substantially all of the property of the Company. The October 1998 Indenture is governed by New York law, and there is no established definition under New York law of "substantially all" of the assets of a corporation. Accordingly, if the Company were to engage in a transaction in which it disposed of less than all of its assets, a question of interpretation could arise as to whether such disposition was of "substantially all" of its assets and whether the Company was required to make a Change of Control Offer.

  Except as described herein with respect to a Change of Control, the October 1998 Indenture does not contain any other provisions that permit Holders of Exchange Notes to require that the Company repurchase or redeem Exchange Notes in the event of a takeover, recapitalization or similar restructuring.

ASSET SALES

  The Company will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration for such Asset Sale at least equal to the Fair Market Value (as evidenced by a Board Resolution delivered to the Trustee) of the Property or assets sold or otherwise disposed of; (ii) at least 75% of the consideration received by the Company or such Restricted Subsidiary for such Property or assets consists of (a) cash, readily-marketable cash equivalents, or Telecommunications Assets; (b) shares of publicly-traded Voting Stock of any Person engaged in the Telecommunications Business in the United States; or (c) the assumption of Indebtedness of the Company or such Restricted Subsidiary (other than Indebtedness that is subordinated to the Exchange Notes) and the release of the Company or the Restricted Subsidiary, as the case may be, from all liability on the Indebtedness assumed; and (iii) the Company or such Restricted Subsidiary, as the case may be, uses the Net Cash Proceeds from such Asset Sale in the manner set forth in the next paragraph.

  Within 360 days after any Asset Sale, the Company or such Restricted Subsidiary, as the case may be, may at its option (i) reinvest an amount equal to the Net Cash Proceeds (or any portion thereof) from such Asset Sale in Telecommunications Assets or in Capital Stock of any Person engaged in the Telecommunications Business and/or (ii) apply an amount equal to such Net Cash Proceeds (or remaining Net Cash Proceeds) to the permanent reduction of Indebtedness of the Company (other than Indebtedness to a Restricted Subsidiary) that is senior to or pari passu with the Exchange Notes or to the permanent reduction of Indebtedness or preferred stock of any Restricted Subsidiary (other than Indebtedness to, or preferred stock owned by, the Company or another Restricted Subsidiary). Any Net Cash Proceeds from any Asset Sale that are not used to reinvest in Telecommunications Assets or in Capital Stock of any Person engaged in the Telecommunications Business and/or to reduce senior or pari passu Indebtedness of the Company or Indebtedness or preferred stock of its Restricted Subsidiaries shall constitute Excess Proceeds.

  If at any time the aggregate amount of Excess Proceeds calculated as of such date exceeds $5 million, the Company shall, within 30 days, use such Excess Proceeds to make an offer to purchase (an "Asset Sale Offer") on a pro rata basis, from all Holders, October 1998 Senior Notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of Excess Proceeds, at a purchase price (the "Offer Purchase Price") in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date, in accordance with the procedures set forth in the October 1998 Indenture. Upon completion of an Asset Sale Offer (including payment of the Offer Purchase Price), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

  The Company will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws or regulations, to the extent such laws and regulations are applicable, in connection with the repurchase of October 1998 Senior Notes pursuant to an Asset Sale Offer.

CERTAIN COVENANTS

  Set forth below are certain covenants that are contained in the October 1998
Indenture:

 Limitation on Consolidated Indebtedness

  The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness after the Issue Date unless either (a) the ratio of (i) the aggregate consolidated principal amount of Indebtedness of the Company outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Indebtedness and any other Indebtedness Incurred since such balance sheet date and the receipt and application of the proceeds thereof, to (ii) Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters immediately preceding the Incurrence of such Indebtedness for which consolidated financial statements of the Company have been filed with the Commission or have otherwise become publicly available, determined on a pro forma basis as if any such Indebtedness had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters, would be less than 5.5 to 1.0 for such four-quarter periods ending prior to December 31, 2000 and 5.0 to 1.0 for such periods ending thereafter, or (b) the Company's Consolidated Capital Ratio as of the most recent quarterly or annual balance sheet of the Company that has been filed with the Commission or has otherwise become publicly available, after giving pro forma effect to (x) the Incurrence of such Indebtedness and any other Indebtedness Incurred since such balance sheet date and (y) paid-in capital received since such balance sheet date or concurrently with the Incurrence of such Indebtedness, and in each case the receipt and application of the proceeds thereof, is less than 2.0 to 1.0.

  Notwithstanding the foregoing limitation, the Company and any Restricted Subsidiary may Incur each and all of the following:

    (i) Indebtedness under Senior Credit Facilities in an aggregate principal amount outstanding or available at any one time not to exceed $100 million, and any renewal, extension, refinancing or refunding thereof in an amount which, together with any principal amount remaining outstanding or available under all Senior Credit Facilities, does not exceed the aggregate principal amount outstanding or available under all Senior Credit Facilities immediately prior to such renewal, extension, refinancing or refunding;

    (ii) Indebtedness under Qualified Receivable Facilities in an aggregate principal amount outstanding or available at any one time not to exceed the greater of (x) $150 million or (y) an amount equal to 85% of net Receivables determined in accordance with GAAP, and any renewal, extension, refinancing or refunding thereof in an amount which, together with any principal amount remaining outstanding or available under all Qualified Receivable Facilities, does not exceed the aggregate principal amount outstanding or available under all Qualified Receivable Facilities immediately prior to such renewal, extension, refinancing or refunding;

    (iii) Purchase Money Indebtedness, provided that the amount of such Purchase Money Indebtedness does not exceed 90% of the cost of the construction, acquisition or improvement of the applicable
  Telecommunications Assets;

    (iv) Indebtedness owed by the Company to any Wholly-Owned Restricted Subsidiary of the Company or Indebtedness owed by a Restricted Subsidiary of the Company to the Company or a Wholly-Owned Restricted Subsidiary of the Company; provided that upon either (x) the transfer or other disposition by such Wholly-Owned Restricted Subsidiary or the Company of any Indebtedness so permitted to a Person other than the Company or another Wholly-Owned Restricted Subsidiary of the Company or (y) the issuance (other than directors' qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Wholly-Owned Restricted Subsidiary to a Person other than the Company or another such Wholly-Owned Restricted Subsidiary, the provisions of this clause (iv) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at the time of such transfer or other disposition;

    (v) Indebtedness Incurred to renew, extend, refinance or refund (each, a "refinancing") the October 1998 Senior Notes or Indebtedness outstanding at the date of the October 1998 Indenture or Purchase Money Indebtedness Incurred pursuant to clause (iii) of this paragraph in an aggregate principal amount not to exceed the aggregate principal amount of and accrued interest on the Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company incurred in connection with such refinancing; provided that Indebtedness the proceeds of which are used to refinance the October 1998 Senior Notes or Indebtedness which is pari passu to the October 1998 Senior Notes or Indebtedness which is subordinate in right of payment to the October 1998 Senior Notes shall only be permitted under this clause (v) if (A) in the case of any refinancing of the October 1998 Senior Notes or Indebtedness which is pari passu to the October 1998 Senior Notes, the refinancing Indebtedness is made pari passu to the October 1998 Senior Notes or constitutes Subordinated Indebtedness, and, in the case of any refinancing of Subordinated Indebtedness, the refinancing Indebtedness constitutes Subordinated Indebtedness and (B) in any case, the refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued,
  (x) does not provide for payments of principal of such Indebtedness at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Indebtedness upon any event of default thereunder), in each case prior to the time the same are required by the terms of the Indebtedness being refinanced and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such Indebtedness at the option of the holder thereof prior to the time the same are required by the terms of the Indebtedness being refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to an offer to purchase made by the Company) which is conditioned upon a change of control pursuant to provisions substantially similar to those described under "--Repurchase at the Option of Holders upon a Change of Control;"

    (vi) Indebtedness consisting of Permitted Interest Rate and Currency Protection Agreements;

    (vii) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business or (B) arising from customary agreements providing for indemnification, adjustment of purchase price for closing balance sheet changes within 90 days after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition) and in an aggregate principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; and

    (viii) Indebtedness not otherwise permitted to be Incurred pursuant to clauses (i) through (vii) above, which, together with any other outstanding Indebtedness Incurred pursuant to this clause (viii), has an aggregate principal amount not in excess of $10 million at any time outstanding.

  Notwithstanding any other provision of this "--Certain Covenants--Limitation on Consolidated Indebtedness" covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this "-- Certain Covenants--Limitation on Consolidated Indebtedness" covenant shall not be deemed to be exceeded due solely as the result of fluctuations in the exchange rates of currencies.

  For purposes of determining any particular amount of Indebtedness under this "--Certain Covenants--Limitation on Consolidated Indebtedness" covenant, (1) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in the "--Certain Covenants--Limitation on Liens" covenant described below shall not be treated as Indebtedness. For purposes of determining compliance with this "--Certain Covenants--Limitation on Consolidated Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

 Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries

  The Company will not permit any Restricted Subsidiary of the Company to Incur any Indebtedness or issue any Preferred Stock except:

    (i) Indebtedness or Preferred Stock outstanding on the date of the October 1998 Indenture after giving effect to the application of the proceeds of the October 1998 Senior Notes;

    (ii) Indebtedness Incurred or Preferred Stock issued to and held by the Company or a Wholly-Owned Restricted Subsidiary of the Company (provided that such Indebtedness or Preferred Stock is at all times held by the Company or a Wholly-Owned Restricted Subsidiary of the Company);

    (iii) Indebtedness Incurred or Preferred Stock issued by a Person prior to the time (A) such Person became a Restricted Subsidiary of the Company,
  (B) such Person merges into or consolidates with a Restricted Subsidiary of the Company or (C) another Restricted Subsidiary of the Company merges into or consolidates with such Person (in a transaction in which such Person becomes a Restricted Subsidiary of the Company), which Indebtedness or Preferred Stock was not Incurred or issued in anticipation of such transaction and was outstanding prior to such transaction;

    (iv) Indebtedness under a Senior Credit Facility which is permitted to be outstanding under clause (i) of the second paragraph of "--Certain Covenants--Limitation on Consolidated Indebtedness;"

    (v) in the case of a Restricted Subsidiary that is a Qualified Receivable Subsidiary, Indebtedness under a Qualified Receivable Facility which is permitted to be outstanding under clause (ii) of the second paragraph of "--Certain Covenants--Limitation on Consolidated Indebtedness;"

    (vi) Indebtedness consisting of Permitted Interest Rate and Currency Protection Agreements;

    (vii) Indebtedness (A) in respect of performance, surety and appeal bonds provided in the ordinary course of business or (B) arising from customary agreements providing for indemnification, adjustment of purchase price for closing balance sheet changes within 90 days after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligation of such Restricted Subsidiary pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of such Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition) and in an aggregate principal amount not to exceed the gross proceeds actually received by such Restricted Subsidiary in connection with such disposition;

    (viii) Indebtedness or Preferred Stock which is exchanged for, or the proceeds of which are used to refinance, refund or redeem, any Indebtedness or Preferred Stock permitted to be outstanding pursuant to clauses (i) and
  (iii) hereof or any extension or renewal thereof (for purposes hereof, a "refinancing"), in an aggregate principal amount, in the case of Indebtedness, or with an aggregate liquidation preference in the case of Preferred Stock, not to exceed the aggregate principal amount of the Indebtedness so refinanced or the aggregate liquidation preference of the Preferred Stock so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness or Preferred Stock so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the amount of expenses of the Company and the applicable Restricted Subsidiary Incurred in connection therewith and provided the Indebtedness or Preferred Stock Incurred or issued upon such refinancing by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness or Preferred Stock is Incurred or issued, (x) does not provide for payments of principal or liquidation value at the stated maturity of such Indebtedness or Preferred Stock or by way of a sinking fund applicable to such Indebtedness or Preferred Stock or by way of any mandatory redemption, defeasance, retirement or repurchase of such Indebtedness or Preferred Stock by the Company or any Restricted Subsidiary of the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the time the same are required by the terms of the Indebtedness or Preferred Stock being refinanced and
  (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Company or a Restricted Subsidiary of the Company) of such Indebtedness or Preferred Stock at the option of the holder thereof prior to the stated maturity of the Indebtedness or Preferred Stock being refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness or Preferred Stock (including pursuant to an offer to purchase made by the Company or a Restricted Subsidiary of the Company) which is conditioned upon the change of control of the Company pursuant to provisions substantially similar to those described under "Repurchase at the Option of Holders upon a Change of Control" and provided, further, that in the case of any exchange or redemption of Preferred Stock of a Restricted Subsidiary of the Company, such Preferred Stock may only be exchanged for or redeemed with Preferred Stock of such Restricted Subsidiary; and

    (ix) Indebtedness Incurred or Preferred Stock issued by a Restricted Subsidiary, provided that the Fair Market Value of the Company's Investment in all Restricted Subsidiaries which Incur Indebtedness or issue Preferred Stock pursuant to this clause (ix) shall not exceed, at any time, $30 million in the aggregate, provided further, that such Indebtedness Incurred is otherwise permitted pursuant to the covenant described under "--Certain Covenants--Limitation on Consolidated Indebtedness."

 Limitation on Restricted Payments

  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to such proposed Restricted Payment (i) no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; (ii) after giving effect, on a pro forma basis, to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of "-- Certain Covenants--Limitation on Consolidated Indebtedness"; and (iii) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended (the amount so expended, if other than cash, to be determined in good faith by a majority of the disinterested members of the Board of Directors, whose determination shall be conclusive and evidenced by a resolution thereof) or declared for all Restricted Payments after the Issue Date does not exceed the sum of (A) 50% of the Consolidated Net Income of the Company (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) for the period (taken as one accounting period) beginning on the last day of the fiscal quarter immediately preceding the Issue Date and ending on the last day of the fiscal quarter for which the Company's financial statements have been filed with the Commission or otherwise become publicly available immediately preceding the date of such Restricted Payment, plus (B) 100% of the net reduction in Investments, subsequent to the Issue Date, in any Person, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of Property (but only to the extent such interest, dividends, repayments or other transfers of Property are not included in the calculation of Consolidated Net Income), in each case to the Company or any Restricted Subsidiary from any Person (including, without limitation, from Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of

"Investments"), not to exceed in the case of any Person the amount of Investments previously made subsequent to the Issue Date by the Company or any Restricted Subsidiary in such Person and which was treated as a Restricted Payment; provided that the Company or a Restricted Subsidiary of the Company may make any Restricted Payment with the aggregate net proceeds received after the date of the October 1998 Indenture, including the fair value of property other than cash (determined in good faith by the Board of Directors as evidenced by a resolution of the Board of Directors filed with the Trustee),
(x) as capital contributions to the Company, (y) from the issuance (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company and warrants, rights or options on Capital Stock (other than Disqualified Stock) of the Company, or (z) from the conversion of Indebtedness of the Company into Capital Stock (other than Disqualified Stock and other than by a Restricted Subsidiary) of the Company after the date of the October 1998 Indenture.

  The foregoing limitations shall not prevent the Company from (i) paying a dividend on its Capital Stock at any time within 60 days after the declaration thereof if, on the declaration date, the Company could have paid such dividend in compliance with the preceding paragraph; (ii) retiring (A) any Capital Stock of the Company or any Restricted Subsidiary of the Company, (B) Indebtedness of the Company that is subordinate to the October 1998 Senior Notes, or (C) Indebtedness of a Restricted Subsidiary of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale of Qualified Stock of the Company; (iii) retiring any Indebtedness of the Company subordinated in right of payment to the October 1998 Senior Notes in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of the Company (other than Indebtedness to a Subsidiary of the Company), provided that such new Indebtedness (A) is subordinated in right of payment to the October 1998 Senior Notes at least to the same extent as, (B) has an Average Life at least as long as, and (C) has no scheduled principal payments due in any amount earlier than, any equivalent amount of principal under the Indebtedness so retired; (iv) retiring any Indebtedness of a Restricted Subsidiary of the Company in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of the Company or any Restricted Subsidiary that is permitted under the covenant described under "--Certain Covenants--Limitation on Consolidated Indebtedness" (in the case of Indebtedness of the Company) and "--Certain Covenants--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" (in the case of Indebtedness of Restricted Subsidiaries) and that (A) is not secured by any assets of the Company or any Restricted Subsidiary to a greater extent than the retired Indebtedness was so secured, (B) has an Average Life at least as long as the retired Indebtedness, and (C) is subordinated in right of payment to the October 1998 Senior Notes at least to the same extent as the retired Indebtedness; (v) retiring any Capital Stock or options to acquire Capital Stock of the Company or any Restricted Subsidiary of the Company held by any directors, officers or employees of the Company or any Restricted Subsidiary, provided that the aggregate price paid for all such retired Capital Stock shall not exceed, in the aggregate, the sum of $2 million plus the aggregate cash proceeds received by the Company subsequent to the Issue Date from issuances of Capital Stock or options to acquire Capital Stock by the Company to directors, officers or employees of the Company and its Subsidiaries; (vi) making payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger or transfer of assets permitted under "--Consolidation, Merger, Conveyance, Lease or Transfer"; (vii) retiring any Capital Stock of the Company to the extent necessary (as determined in good faith by a majority of the disinterested members of the Board of Directors, whose determination shall be conclusive and evidenced by a resolution thereof) to prevent the loss, or to secure the renewal or reinstatement, of any license or franchise held by the Company or any Restricted Subsidiary from any governmental agency; (viii) making Investments in any Person primarily engaged in the Telecommunications Business; provided, that the aggregate amount of such Investments does not exceed at any time the sum of (A) $30 million plus (B) the amount of Net Cash Proceeds received by the Company after the Issue Date as a capital contribution or from the sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, except to the extent such Net Cash Proceeds are used to make Restricted Payments permitted pursuant to clauses (x), (y) and (z) of the first paragraph, or clause (ii) or this clause (viii) of this paragraph, of this "Limitation on Restricted Payments" covenant, plus (C) the net reduction in Investments made pursuant to this clause (viii) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale of any such Investment (except in each case to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investment"), provided that the net reduction in any Investment shall not exceed the amount of such Investment; and (ix) making Investments not otherwise permitted in an aggregate amount not to exceed $15 million at any time outstanding.

  In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (ii), (iii) and (iv) of the foregoing paragraph shall not be included as Restricted Payments.

  Not later than the date of making any Restricted Payment (including any Restricted Payment permitted to be made pursuant to the two previous paragraphs), the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available financial statements.

 Limitation on Liens

  The Company may not, and may not permit any Restricted Subsidiary of the Company to, Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Indebtedness without making, or causing such Restricted Subsidiary to make, effective provision for securing the October 1998 Senior Notes (x) equally and ratably with such Indebtedness as to such property for so long as such Indebtedness will be so secured or (y) in the event such Indebtedness is Indebtedness of the Company which is subordinate in right of payment to the October 1998 Senior Notes, prior to such Indebtedness as to such property for so long as such Indebtedness will be so secured.

  The foregoing restrictions shall not apply to: (i) Liens existing on the date of the October 1998 Indenture and securing Indebtedness outstanding on the date of the October 1998 Indenture or Incurred on or after the Issue Date pursuant to any Senior Credit Facility or Qualified Receivable Facility; (ii) Liens securing Indebtedness in an amount which, together with the aggregate amount of Indebtedness then outstanding or available under all Senior Credit Facilities (or under refinancings or amendments of such Senior Credit Facilities), does not exceed 1.5 times the Company's Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters preceding the Incurrence of such Lien for which the Company's consolidated financial statements have been filed with the Commission or become publicly available, determined on a pro forma basis as if such Indebtedness had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters; (iii) Liens in favor of the Company or any Wholly-Owned Restricted Subsidiary of the Company; (iv) Liens on Property of the Company or a Restricted Subsidiary acquired, constructed or constituting improvements made after the Issue Date of the October 1998 Senior Notes to secure Purchase Money Indebtedness which is otherwise permitted under the October 1998 Indenture, provided that (a) the principal amount of any Indebtedness secured by any such Lien does not exceed 100% of such purchase price or cost of construction or improvement of the Property subject to such Lien, (b) such Lien attaches to such property prior to, at the time of or within 180 days after the acquisition, completion of construction or commencement of operation of such Property and (c) such Lien does not extend to or cover any Property other than the specific item of Property (or portion thereof) acquired, constructed or constituting the improvements made with the proceeds of such Purchase Money Indebtedness; (v) Liens to secure Acquired Indebtedness, provided that (a) such Lien attaches to the acquired asset prior to the time of the acquisition of such asset and (b) such Lien does not extend to or cover any other Property; (vi) Liens to secure Indebtedness Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Indebtedness secured by any Lien referred to in the foregoing clauses (i), (ii), (iv) and
(v) so long as such Lien does not extend to any other Property and the principal amount of Indebtedness so secured is not increased except as otherwise permitted under clause (v) of the second paragraph of "--Certain Covenants--Limitation on Consolidated Indebtedness" (in the case of Indebtedness of the Company) or clause (viii) of "--Certain Covenants-- Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" (in the case of Indebtedness of Restricted Subsidiaries); (vii) Liens not otherwise permitted by the foregoing clauses (i) through (vi) in an aggregate amount not to exceed 5% of the Company's Consolidated Tangible Assets; (viii) Liens granted after the Issue Date pursuant to the immediately preceding paragraph to secure the October 1998 Senior Notes; and (ix) Permitted Liens.

 Limitation on Sale and Leaseback Transactions

  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction (other than a Sale and Leaseback Transaction between the Company or a Restricted Subsidiary on the one hand and a Restricted Subsidiary or the Company on the other hand), unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale and Leaseback Transaction at least equal to the Fair Market Value (as evidenced by a Board Resolution delivered to the Trustee) of the Property subject to such transaction; (ii) the Attributable Indebtedness of the Company or such Restricted Subsidiary with respect thereto is included as Indebtedness and would be permitted by the covenant described under "--Certain Covenants--Limitation on Consolidated Indebtedness" or "--Certain Covenants--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries", as the case may be; (iii) the Company or such Restricted Subsidiary would be permitted to create a Lien on such Property without securing the October 1998 Senior Notes by the covenant described under "--Certain Covenants--Limitation on Liens"; and (iv) the Net Cash Proceeds from such transaction are applied in accordance with the covenant described under "--Asset Sales"; provided that the Company shall be permitted to enter into Sale and Leaseback Transactions for up to $30 million with respect to construction of the Company's headquarters buildings located in Cedar Rapids, Iowa, provided that any such transaction is entered into within 180 days of the earlier of (x) substantial completion or (y) occupation of the applicable phase of such headquarters building.

 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, cause or suffer to exist or become effective, or enter into, any encumbrance or restriction (other than pursuant to law or regulation) on the ability of any Restricted Subsidiary (i) to pay dividends or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary; (ii) to make loans or advances to the Company or any Restricted Subsidiary; or (iii) to transfer any of its Property to the Company or any other Restricted Subsidiary, except: (a) any encumbrance or restriction existing as of the Issue Date pursuant to the October 1998 Indenture or any other agreement relating to any Existing Indebtedness or any Indebtedness under a Qualified Receivable Facility otherwise permitted under the October 1998 Indenture; (b) any encumbrance or restriction pursuant to an agreement relating to an acquisition of Property, so long as the encumbrances or restrictions in any such agreement relate solely to the Property so acquired;
(c) any encumbrance or restriction relating to any Indebtedness of any Restricted Subsidiary existing on the date on which such Restricted Subsidiary is acquired by the Company or another Restricted Subsidiary (other than any such Indebtedness Incurred by such Restricted Subsidiary in connection with or in anticipation of such acquisition); (d) any encumbrance or restriction pursuant to an agreement effecting a permitted refinancing of Indebtedness issued pursuant to an agreement referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such refinancing agreement are not materially more restrictive than the encumbrances and restrictions contained in such agreements; (e) customary provisions (A) that restrict the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset; (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the October 1998 Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;
(f) in the case of clause (iii) above, restrictions contained in any security agreement (including a Capital Lease Obligation) securing Indebtedness of the Company or a Restricted Subsidiary otherwise permitted under the October 1998 Indenture, but only to the extent such restrictions restrict the transfer of the property subject to such security agreement; and (g) any restriction with respect to a Restricted Subsidiary of the Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided that the consummation of such transaction would not result in an Event of Default or an event that, with the passing of time or the giving of notice or both, would constitute an Event of Default, that such restriction terminates if such transaction is not consummated and that the consummation or abandonment of such transaction occurs within one year of the date such agreement was entered into.

  Nothing contained in this "--Certain Covenants--Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent the Company or any other Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under the "--Certain Covenants--Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries otherwise permitted under "--Certain Covenants-- Limitation on Consolidated Indebtedness" or "--Certain Covenants--Limitations on Indebtedness and Preferred Stock of Restricted Subsidiaries", as the case may be.

 Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries

  The Company (i) shall not permit any Restricted Subsidiary to issue any Capital Stock other than to the Company or a Wholly-Owned Restricted Subsidiary unless immediately after giving effect thereto such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment of the Company or any other Restricted Subsidiary in such Restricted Subsidiary would have been permitted under "--Certain Covenants-- Limitation on Restricted Payments" if made on the date of such issuance and
(ii) shall not permit any Person other than the Company or a Wholly-Owned Restricted Subsidiary to own any Capital Stock of any Restricted Subsidiary, other than directors' qualifying shares and except for: (a) a sale of 100% of the Capital Stock of a Restricted Subsidiary sold in a transaction not prohibited by the covenant described under "--Asset Sales"; (b) a sale of the Capital Stock of a Restricted Subsidiary sold in a transaction not prohibited by the covenant described under "--Asset Sales" if, after giving effect thereto, greater than 50% of the Capital Stock of such Restricted Subsidiary is owned by the Company or by a Wholly-Owned Restricted Subsidiary; (c) Capital Stock of a Restricted Subsidiary issued and outstanding on the Issue Date and held by Persons other than the Company or any Restricted Subsidiary;
(d) Capital Stock of a Restricted Subsidiary issued and outstanding prior to the time that such Person becomes a Restricted Subsidiary so long as such Capital Stock was not issued in anticipation or contemplation of such Person's becoming a Restricted Subsidiary or otherwise being acquired by the Company;
(e) any Preferred Stock permitted to be issued under "--Certain Covenants-- Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries"; and (f) ownership by any Person other than the Company or a Subsidiary of less than 50% of the Capital Stock of a Person (A) in which the Company or a Restricted Subsidiary has made a Permitted Investment pursuant to clause
(iii) of the definition of "Permitted Investments", (B) of which more than 50% of such Person's Capital Stock is owned, directly or indirectly, by the Company and (C) as to which the Company has the power to direct the policies, management and affairs.

 Transactions with Affiliates

  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer, or otherwise dispose of, any of its Properties or assets to, or purchase any Property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction or series of Affiliate Transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable arm's-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of the Company or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Company has determined to be fair to the Company or the relevant Restricted Subsidiary) and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $1 million, a certificate of the chief executive, operating or financial officer of the Company evidencing such officer's determination that such Affiliate Transaction or series of Affiliate Transactions complies with clause (a) above and is in the best interests of the Company or such Restricted Subsidiary and
(ii) with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments in excess of $5 million, a Board Resolution certifying that such Affiliate Transaction or series of Affiliate Transactions complies with clause (a) above and that such Affiliate Transaction or series of Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors who have determined that such Affiliate Transaction or series of Affiliate Transactions is in the best interest of the Company or such Restricted Subsidiary; provided that the following shall not be deemed Affiliate Transactions: (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice; (ii) any agreement or arrangement with respect to the compensation of a director or officer of the Company or any Restricted Subsidiary approved by a majority of the disinterested members of the Board of Directors and consistent with industry practice; (iii) transactions between or among the Company and its Restricted Subsidiaries; (iv) transactions permitted by the covenant described under "--Certain Covenants--Limitation on Restricted Payments"; (v) transactions pursuant to any agreement or arrangement existing on the Issue Date; and (vi) transactions with respect to wireline or wireless transmission capacity, the lease or sharing or other use of cable or fiberoptic lines, equipment, rights-of-way or other access rights, between the Company or any Restricted Subsidiary and any other Person; provided, in any case, that such transaction is on terms that are no less favorable, taken as a whole, to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with Persons who are not Affiliates of the Company or the relevant Restricted Subsidiary (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of the Company or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Company has determined to be fair to the Company or the relevant Restricted Subsidiary).

 Restricted and Unrestricted Subsidiaries

  (a) The Company may designate a Subsidiary (including a newly formed or newly acquired Subsidiary) of the Company or any of its Restricted Subsidiaries as an Unrestricted Subsidiary if such

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

Subsidiary does not have any obligations which, if in Default, would result in a cross default on Indebtedness of the Company or a Restricted Subsidiary (other than Indebtedness to the Company or a Wholly-Owned Restricted Subsidiary), and (i) such Subsidiary has total assets of $1,000 or less, (ii) such Subsidiary has assets of more than $1,000 and an Investment in such Subsidiary in an amount equal to the Fair Market Value of such Subsidiary would then be permitted under the first paragraph of "--Certain Covenants-- Limitation on Restricted Payments" or (iii) such designation is effective immediately upon such Person becoming a Subsidiary. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary thereof.

  (b) The Company will not, and will not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person (other than a newly formed Subsidiary having no outstanding Indebtedness (other than Indebtedness to the Company or a Restricted Subsidiary) at the date of determination) becoming a Restricted Subsidiary (whether through an acquisition, the redesignation of an Unrestricted Subsidiary or otherwise) unless, after giving effect to such action, transaction or series of transactions, on a pro forma basis, (i) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of "--Certain Covenants--Limitation on Consolidated Indebtedness" and (ii) no Default or Event of Default would occur.

  (c) Subject to clause (b), an Unrestricted Subsidiary may be redesignated as a Restricted Subsidiary. The designation of a Subsidiary as an Unrestricted Subsidiary or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary in compliance with clause (b) shall be made by the Board of Directors pursuant to a Board Resolution delivered to the Trustee and shall be effective as of the date specified in such Board Resolution, which shall not be prior to the date such Board Resolution is delivered to the Trustee.

 Reports

  The Company has agreed that, for so long as any October 1998 Senior Notes remain outstanding, it will furnish to the Holders of the October 1998 Senior Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company will file with the Trustee within 15 days after it files them with the Commission copies of the annual and quarterly reports and the information, documents, and other reports that the Company is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports"). In the event the Company shall cease to be required to file SEC Reports pursuant to the Exchange Act, the Company will nevertheless continue to file such reports with the Commission (unless the Commission will not accept such a filing) and the Trustee. The Company will furnish copies of the SEC Reports to the Holders of October 1998 Senior Notes at the time the Company is required to file the same with the Trustee and will make such information available to investors who request it in writing.

CONSOLIDATION, MERGER, CONVEYANCE, LEASE OR TRANSFER

  The Company will not, in any transaction or series of transactions, consolidate with, or merge with or into, any other Person or permit any other Person to merge with or into the Company (other than a merger of a Restricted Subsidiary into the Company in which the Company is the continuing corporation), or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property and assets of the Company and the Restricted Subsidiaries taken as a whole to any other Person, unless:

    (i) either (a) the Company shall be the continuing corporation or (b) the corporation (if other than the Company) formed by such consolidation or into which the Company is merged, or the

  Person which acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the Property and assets of the Company and the Restricted Subsidiaries taken as a whole (such corporation or Person, the "Surviving Entity"), shall be a corporation organized and validly existing under the laws of the United States of America, any political subdivision thereof, any state thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the October 1998 Senior Notes and the performance of the Company's covenants and obligations under the October 1998 Indenture;

    (ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Event of Default or Default shall have occurred and be continuing;

    (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Company (or the Surviving Entity, if the Company is not continuing) would (A) be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of "--Certain Covenants--Limitation on Consolidated Indebtedness" and (B) have a Consolidated Net Worth that is not less than the Consolidated Net Worth of the Company immediately before such transaction or series of transactions; and

    (iv) if, as a result of any such transaction, Property of the Company would become subject to a Lien prohibited by the provisions of the October 1998 Indenture described under "--Certain Covenants--Limitation on Liens" above, the Company or the successor entity to the Company shall have secured the October 1998 Senior Notes as required thereby.

EVENTS OF DEFAULT

  Each of the following is an "Event of Default" under the October 1998
Indenture:

    (a) default in the payment of interest on any October 1998 Senior Note when the same becomes due and payable, and the continuance of such default for a period of 30 days;

    (b) default in the payment of the principal of (or premium, if any, on) any October 1998 Senior Note at its maturity, upon optional redemption, required repurchase (including pursuant to a Change of Control Offer or an Asset Sale Offer) or otherwise or the failure to make an offer to purchase any October 1998 Senior Note as required;

    (c) the Company fails to comply with any of its covenants or agreements described under "--Repurchase at the Option of the Holders upon a Change of Control," "--Asset Sales" or "--Consolidation, Merger, Conveyance, Lease or Transfer";

    (d) default in the performance, or breach, of any covenant or warranty of the Company in the October 1998 Indenture (other than a covenant or warranty addressed in (a), (b) or (c) above) and continuance of such Default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% of the aggregate principal amount of the outstanding October 1998 Senior Notes;

    (e) Indebtedness of the Company or any Restricted Subsidiary is not paid when due within the applicable grace period, if any, or is accelerated by the Holders thereof and, in either case, the principal amount of such unpaid or accelerated Indebtedness exceeds $10 million;

    (f) the entry by a court of competent jurisdiction of one or more final judgments against the Company or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount in excess of $10 million which is not discharged, waived, appealed, stayed, bonded or satisfied for a period of 45 consecutive days;

    (g) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency, or other similar law or (ii) a decree or order adjudging the Company or any Restricted Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Restricted Subsidiary under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Restricted Subsidiary or of any substantial part of the Property or assets of the Company or any Restricted Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any Restricted Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

    (h) (i) the commencement by the Company or any Restricted Subsidiary of a voluntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or (ii) the consent by the Company or any Restricted Subsidiary to the entry of a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Restricted Subsidiary; or (iii) the filing by the Company or any Restricted Subsidiary of a petition or answer or consent seeking reorganization or relief under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law; or (iv) the consent by the Company or any Restricted Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or of any substantial part of the Property or assets of the Company or any Restricted Subsidiary, or the making by the Company or any Restricted Subsidiary of an assignment for the benefit of creditors; or (v) the admission by the Company or any Restricted Subsidiary in writing of its inability to pay its debts generally as they become due; or (vi) the taking of corporate action by the Company or any Restricted Subsidiary in furtherance of any such action.

  If any Event of Default (other than an Event of Default specified in clause
(g) or (h) above) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% of the outstanding aggregate principal amount of October 1998 Senior Notes may declare the Default Amount (as defined herein) and any accrued and unpaid interest on all October 1998 Senior Notes then outstanding to be immediately due and payable by a notice in writing to the Company (and to the Trustee if given by Holders of the October 1998 Senior Notes), and upon any such declaration, such Default Amount and any accrued interest will become and be immediately due and payable. If any Event of Default specified in clause (g) or (h) above occurs, the Default Amount and any accrued and unpaid interest on the October 1998 Senior Notes then outstanding shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of October 1998 Senior Notes. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied, or cured or waived by the Holders of the relevant Indebtedness, within 60 days after such event of default, provided that no judgment or decree for the payment of money due on the October 1998 Senior Notes has been obtained by the Trustee. The Default Amount shall equal 100% of the principal amount of the October 1998 Senior Notes. Under certain circumstances, the Holders of a majority in principal amount of the outstanding October 1998 Senior Notes by notice to the Company and the Trustee may rescind an acceleration and its consequences.

  The Company will be required to deliver to the Trustee annually a statement regarding compliance with the October 1998 Indenture, and the Company is required within 30 days after becoming aware of any Default or Event of Default, to deliver to the Trustee a statement describing such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Trustee may withhold from Holders of the October 1998 Senior Notes notice of any continuing Default or Event of Default (other than relating to the payment of principal or interest) if the Trustee determines that withholding such notice is in the Holders' interest.

AMENDMENT, SUPPLEMENT AND WAIVER

  The Company and the Trustee may, at any time and from time to time, without notice to or consent of any Holder of October 1998 Senior Notes, enter into one or more indentures supplemental to the October 1998 Indenture (1) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company in the October 1998 Indenture and the October 1998 Senior Notes; (2) to add to the covenants of the Company, for the benefit of the Holders, or to surrender any right or power conferred upon the Company by the October 1998 Indenture; (3) to add any additional Events of Default; (4) to provide for uncertificated October 1998 Senior Notes in addition to or in place of certificated October 1998 Senior Notes; (5) to evidence and provide for the acceptance of appointment under the October 1998 Indenture of a successor Trustee; (6) to secure the October 1998 Senior Notes;
(7) to cure any ambiguity in the October 1998 Indenture, to correct or supplement any provision in the October 1998 Indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the October 1998 Indenture; provided such actions shall not adversely affect the interests of the Holders in any material respect; or (8) to comply with the requirements of the Commission in order to effect or maintain the qualification of the October 1998 Indenture under the Trust Indenture Act.

  With the consent of the Holders of not less than a majority in principal amount of the outstanding October 1998 Senior Notes, the Company and the Trustee may enter into one or more indentures supplemental to the October 1998 Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the October 1998 Indenture or modifying in any manner the rights of the Holders; provided that no such supplemental indenture shall, without the consent of the Holder of each outstanding October 1998 Senior Note: (1) change the Stated Maturity of the principal of, or any installment of interest on, any October 1998 Senior Note, or alter the redemption provisions thereof, or reduce the principal amount thereof (or premium, if any), or the interest thereon that would be due and payable upon Maturity thereof, or change the place of payment where, or the coin or currency in which, any October 1998 Senior Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof; (2) reduce the percentage in principal amount of the outstanding October 1998 Senior Notes, the consent of whose Holders is necessary for any such supplemental indenture or required for any waiver of compliance with certain provisions of the October 1998 Indenture or certain Defaults thereunder; (3) subordinate in right of payment, or otherwise subordinate, the October 1998 Senior Notes to any other Indebtedness; or (4) modify any provision of this paragraph (except to increase any percentage set forth herein).

  The Holders of not less than a majority in principal amount of the outstanding October 1998 Senior Notes may, on behalf of the Holders of all the October 1998 Senior Notes, waive any past Default under the October 1998 Indenture and its consequences, except a Default (1) in the payment of the principal of (or premium, if any) or interest on any October 1998 Senior Note, or (2) in respect

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

of a covenant or provision hereof which under the proviso to the prior paragraph cannot be modified or amended without the consent of the Holder of each outstanding October 1998 Senior Note affected.

SATISFACTION AND DISCHARGE OF THE INDENTURE; DEFEASANCE

  The Company may terminate its obligations under the October 1998 Indenture when (i) either (A) all outstanding October 1998 Senior Notes have been delivered to the Trustee for cancellation or (B) all such October 1998 Senior Notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the October 1998 Senior Notes not theretofore delivered to the Trustee for cancellation, for principal of (or premium, if any, on) and interest to the date of deposit or maturity or date of redemption; (ii) the Company has paid or caused to be paid all sums payable by the Company under the October 1998 Indenture; and
(iii) the Company has delivered an Officers' Certificate and an Opinion of Counsel relating to compliance with the conditions set forth in the October 1998 Indenture.

  The Company, at its election, shall (a) be deemed to have paid and discharged its debt on the October 1998 Senior Notes and the October 1998 Indenture shall cease to be of further effect as to all outstanding October 1998 Senior Notes (except as to (i) rights of registration of transfer, substitution and exchange of October 1998 Senior Notes and the Company's right of optional redemption, (ii) rights of Holders to receive payments of principal of, premium, if any, and interest on the October 1998 Senior Notes (but not the Change of Control Purchase Price or the Offer Purchase Price) and any rights of the Holders with respect to such amounts, (iii) the rights, obligations and immunities of the Trustee under the October 1998 Indenture and
(iv) certain other specified provisions in the October 1998 Indenture) or (b) cease to be under any obligation to comply with certain restrictive covenants including those described under "--Certain Covenants," after the irrevocable deposit by the Company with the Trustee, in trust for the benefit of the Holders, at any time prior to the maturity of the October 1998 Senior Notes, of (A) money in an amount, (B) U.S. Government Obligations which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the October 1998 Senior Notes, money in an amount, or (C) a combination thereof, sufficient to pay and discharge the principal of, and interest on, the October 1998 Senior Notes then outstanding on the dates on which any such payments are due in accordance with the terms of the October 1998 Indenture and of the October 1998 Senior Notes. Such defeasance or covenant defeasance shall be deemed to occur only if certain conditions are satisfied, including, among other things, delivery by the Company to the Trustee of an opinion of counsel reasonably acceptable to the Trustee to the effect that (i) such deposit, defeasance and discharge will not be deemed, or result in, a taxable event for federal income tax purposes with respect to the Holders; and (ii) the Company's deposit will not result in the Trust or the Trustee being subject to regulation under the Investment Company Act of 1940.

THE TRUSTEE

  United States Trust Company of New York is the Trustee under the October 1998 Indenture and its current address is 114 West 47th Street, New York, New York 10036.

  The Holders of not less than a majority in principal amount of the outstanding October 1998 Senior Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the October 1998 Indenture. The October 1998 Indenture provides that in case an Event of

Default shall occur (which shall not be cured or waived), the Trustee will be required, in the exercise of its rights and powers under the October 1998 Indenture, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the October 1998 Indenture at the request of any of the Holders of the October 1998 Senior Notes, unless such Holders shall have offered to the Trustee indemnity satisfactory to it against any loss, liability or expense.

NO PERSONAL LIABILITY OF CONTROLLING PERSONS, DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

  No controlling Person, director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any covenant, agreement or other obligations of the Company under the October 1998 Senior Notes or the October 1998 Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its past, present or future status as a controlling Person, director, officer, employee, incorporator or stockholder of the Company. By accepting a October 1998 Senior Note each Holder waives and releases all such liability (but only such liability). The waiver and release are part of the consideration for issuance of the October 1998 Senior Notes. Nonetheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the Commission that such a waiver is against public policy.

TRANSFER AND EXCHANGE

  The Outstanding Notes are subject to certain restrictions on transfer. A Holder may transfer or exchange October 1998 Senior Notes in accordance with the October 1998 Indenture. The Company, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the October 1998 Indenture.

EXCHANGE OFFER; REGISTRATION RIGHTS

  The Company entered into the Registration Rights Agreement with the Initial Purchasers, for the benefit of the holders of Outstanding Notes, pursuant to which the Company agreed to file the Registration Statement (of which this Prospectus constitutes a part) with the Commission. The Registration Rights Agreement provides that the Company will, at its cost, use its best efforts to cause the Registration Statement to be declared effective under the Securities Act not later than 150 days after the Closing Date (as defined in the Purchase Agreement among the Company and the Initial Purchasers attached as an exhibit to the Registration Statement of which this Prospectus is a part). Upon the effectiveness of the Registration Statement, the Company will offer the Exchange Notes in exchange for surrender of the Outstanding Notes. The Company has agreed to keep the Exchange Offer open for not less than 30 days and not more than 45 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of Outstanding Notes. For each Outstanding Note surrendered to the Company pursuant to the Exchange Offer, the holder of such Outstanding Note will receive an Exchange Note having a principal amount equal to that of the surrendered Outstanding Note. Under existing Commission interpretations, the Exchange Notes would be freely transferable by holders other than affiliates of the Company after the Exchange Offer without further registration under the Securities Act if the holder of the Exchange Notes represents that it is acquiring the Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and that it is not an affiliate of the Company, as such terms are interpreted by the Commission; provided that broker-dealers that acquired Outstanding Notes as a result of market-making or other trading activities or directly from the Company for resale pursuant to Rule 144A or another available exemption under the Securities Act ("Participating Broker-Dealers") and who receive Exchange Notes in the Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to Exchange Notes with the prospectus contained in the Registration Statement under certain circumstances. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use this Prospectus in connection with the resale of such Exchange Notes.

  A holder of Outstanding Notes (other than certain specified holders) who wishes to exchange such Outstanding Notes for Exchange Notes in the Exchange Offer will be required to represent that, among other things, any Exchange Notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an "affiliate" of the Company, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

  The Company has filed the Registration Statement and will commence the Exchange Offer pursuant to the Registration Rights Agreement. In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 180 days after the Closing Date, or if the Initial Purchasers so request with respect to Outstanding Notes not eligible to be exchanged for Exchange Notes in the Exchange Offer, or if any holder of Outstanding Notes does not receive freely tradeable Exchange Notes in the Exchange Offer, the Company has agreed, at its cost, (a) as promptly as practicable, to file a shelf registration statement (the "Shelf Registration Statement") covering resales of the Outstanding Notes or the Exchange Notes, as the case may be, (b) to use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and
(c) to keep the Shelf Registration Statement effective until two years after its effective date or such shorter period ending when all resales of Outstanding Notes or Exchange Notes covered by such Shelf Registration Statement have been made. The Company has agreed, in the event a Shelf Registration Statement is filed, among other things, to provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, to notify each such holder when the Shelf Registration Statement has become effective and to take certain other actions as are required to permit unrestricted resales of the Outstanding Notes or the Exchange Notes, as the case may be. A holder selling such Outstanding Notes or Exchange Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

  If (i) within 150 days after October 30, 1998 (the "Closing Date"), the Registration Statement has not been declared effective; (ii) within 180 days after the Closing Date, neither the Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective; or (iii) after either the Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of Outstanding Notes or Exchange Notes in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iii), a "Registration Default"), additional interest ("Special Interest") will accrue on the Outstanding Notes and the Exchange Notes (in addition to the stated interest on the Outstanding Notes and the Exchange Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Special Interest will accrue at a rate of 0.50% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 2.00% per annum in the aggregate regardless of the number of Registration Defaults.

  The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

CERTAIN DEFINITIONS

  Set forth below is a summary of certain of the defined terms used in the October 1998 Indenture. Reference is made to the October 1998 Indenture for the full definition of all such terms, as well as any capitalized terms used herein for which no definition is provided.

  "Acquired Indebtedness" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person; provided that such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such other Person merging with or into or becoming a Subsidiary of such specified Person.

  "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person; provided that each Unrestricted Subsidiary shall be deemed to be an Affiliate of the Company and of each other Subsidiary of the Company; provided, further, that neither the Company nor any of its Restricted Subsidiaries shall be deemed to be Affiliates of each other. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "under common control with" and "controlled by"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

  "Asset Sale" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary of the specified Person, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Wholly-Owned Restricted Subsidiary of such Person or by such Person to a Wholly-Owned Restricted Subsidiary of such Person) of (i) shares of Capital Stock or other ownership interests of a Restricted Subsidiary of such Person (other than as permitted by the provisions of the October 1998 Indenture described above under "--Certain Covenants--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries"), (ii) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business (other than as part of a Permitted Investment) or (iii) other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business and, in each case, that is not governed by the provisions of the October 1998 Indenture applicable to consolidations, mergers, and transfers of all or substantially all of the assets of the Company; provided that "Asset Sale" shall not include (i) sales or other dispositions of inventory, receivables and other current assets in the ordinary course of business, (ii) simultaneous exchanges by the Company or any Restricted Subsidiary of Telecommunications Assets for other Telecommunications Assets in the ordinary course of business; provided that the applicable Telecommunications Assets received by the Company or such Restricted Subsidiary have at least substantially equal Fair Market Value to the Company or such Restricted Subsidiary (as determined by the Board of Directors whose good faith determination shall be conclusive and evidenced by a Board Resolution), and
(iii) sales or other dispositions of assets with a Fair Market Value (as certified in an Officers' Certificate) not in excess of $1 million.

  "Attributable Indebtedness" means, with respect to any Sale and Leaseback Transaction of any Person, as at the time of determination, the greater of (i) the capitalized amount in respect of such transaction that would appear on the balance sheet of such Person in accordance with GAAP and (ii) the present value (discounted at a rate consistent with accounting guidelines, as determined in good faith by the responsible accounting officer of such Person) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty).

  "Average Life" means, as of any date, with respect to any debt security or Disqualified Stock, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the dates of each scheduled principal payment or redemption payment (including any sinking fund or mandatory redemption payment requirements) of such debt security or Disqualified Stock multiplied in each case by (y) the amount of such principal or redemption payment, by (ii) the sum of all such principal or redemption payments.

  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors.

  "Board Resolution" means a duly adopted resolution of the Board of Directors in full force and effect at the time of determination.

  "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangement conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

  "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Indebtedness convertible into an equity interest), warrants or options to subscribe for or acquire an equity interest in such Person.

  "Change of Control" shall be deemed to occur if (i) the sale, conveyance, transfer or lease of all or substantially all of the assets of the Company to any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act), other than any Permitted Holder (as defined below) or any Restricted Subsidiary of the Company, shall have occurred; (ii) any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of all classes of the Voting Stock of the Company (including any warrants, options or rights to acquire such Voting Stock), calculated on a fully diluted basis, and such voting power percentage is greater than or equal to the total voting power percentage then beneficially owned by the Permitted Holders in the aggregate; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any directors whose election or appointment by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

  "Common Stock" means Capital Stock other than Preferred Stock.

  "Consolidated Capital Ratio" of any Person as of any date means the ratio of
(i) the aggregate consolidated principal amount of Indebtedness of such Person then outstanding to (ii) the aggregate consolidated paid-in capital of such Person as of such date.

  "Consolidated Cash Flow Available for Fixed Charges" for any period means the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period increased by the sum of (i) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period, plus (ii) Consolidated Income Tax Expense of the Company and its Restricted Subsidiaries for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of the Company and its Restricted Subsidiaries for such period, plus (iv) any non-cash expense related to the issuance to employees of the Company or any Restricted Subsidiary of the Company of options to purchase Capital Stock of the Company or such Restricted Subsidiary, plus (v) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity; and plus (vi) any non-cash expense related to a purchase accounting adjustment not requiring an accrual or reserve and separately disclosed in the Company's Consolidated Income Statement, and decreased by the amount of any non-cash item that increases such Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Restricted Subsidiary of the Company (calculated separately for such Restricted Subsidiary in the same manner as provided above for the Company) that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary of the Company to the extent of such restriction.

  "Consolidated Income Tax Expense" for any period means the aggregate amounts of the provisions for income taxes of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

  "Consolidated Interest Expense" means for any period the interest expense included in a consolidated income statement (excluding interest income) of the Company and its Restricted Subsidiaries for such period in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Indebtedness discount; (ii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements; (iv) Preferred Stock dividends of the Company and its Restricted Subsidiaries (other than dividends paid in shares of Preferred Stock that is not Disqualified Stock) declared and paid or payable; (v) accrued Disqualified Stock dividends of the Company and its Restricted Subsidiaries, whether or not declared or paid; (vi) interest on Indebtedness guaranteed by the Company and its Restricted Subsidiaries; and (vii) the portion of any Capital Lease Obligation paid during such period that is allocable to interest expense in accordance with GAAP.

  "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication (i) all items classified as extraordinary, (ii) any net income (or net loss) of any Person other than such Person and its Restricted Subsidiaries, except to the extent of the amount of dividends or other distributions actually paid to such Person or its Restricted Subsidiaries by such other Person during such period, (iii) the net income of any Person acquired by such Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of the related acquisition, (iv) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan, (v) net gains (or net losses) in respect of Asset Sales by such Person or its Restricted Subsidiaries, (vi) the net income (or net loss) of any Restricted Subsidiary of such Person to the extent that the payment of dividends or other distributions to such Person is restricted by the terms of its charter or any agreement, instrument, contract, judgment, order, decree, statute, rule, governmental regulation or otherwise, except for any dividends or distributions actually paid by such Restricted Subsidiary to such Person,
(vii) with regard to a non-wholly owned Restricted Subsidiary, any aggregate net income (or loss) in excess of such Person's or such Restricted Subsidiary's pro rata share of such non-wholly owned Restricted Subsidiary's net income (or loss) and (viii) the cumulative effect of changes in accounting principles.

  "Consolidated Net Worth" of any Person means, at any date of determination, the consolidated stockholders' equity or partners' capital (excluding Disqualified Stock) of such Person and its subsidiaries, as determined in accordance with GAAP.

  "Consolidated Tangible Assets" of any Person means the total amount of assets (less applicable reserves and other properly deductible items) which under GAAP would be included on a consolidated balance sheet of such Person and its Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under GAAP would be included on such consolidated balance sheet.

  "Default" means any event, act or condition, the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

  "Depository" means, with respect to the October 1998 Senior Notes issuable or issued in whole or in part in the form of one or more Global Notes, The Depository Trust Company for so long as it shall be a clearing agency registered under the Exchange Act, or such successor as the Company shall designate from time to time in an Officers' Certificate delivered to the Trustee.

  "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, or otherwise, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, or is exchangeable for Indebtedness at any time, in whole or in part, prior to the Stated Maturity of the October 1998 Senior Notes.

  "Eligible Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof; (ii) time deposits and certificates of deposit of any commercial bank organized in the United States having capital and surplus in excess of $500 million with a maturity date not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above; (iv) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or subject to tender at the option of the holder thereof within 270 calendar days after the date of acquisition thereof and, at the time of acquisition, having a rating of A or better from Standard & Poor's Corporation or A-2 or better from Moody's Investors Service, Inc., (v) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $500 million and commercial paper issued by others having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service,

Inc. and in each case maturing within 270 calendar days after the date of acquisition, (vi) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $500 million; (vii) deposits available for withdrawal on demand with a commercial bank organized in the United States having capital and surplus in excess of $500 million; and (viii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (vi).

  "Existing Indebtedness" means Indebtedness outstanding on the date of the October 1998 Indenture (other than under any Senior Credit Facility).

  "Fair Market Value" means, with respect to any asset or Property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors.

  "GAAP" means United States generally accepted accounting principles, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, that are applicable to the circumstances as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of the October 1998 Indenture shall utilize GAAP as in effect on the Issue Date.

  "Guarantee" means any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing).

  "Holder" means (i) in the case of any certificated October 1998 Senior Note, the Person in whose name such certificated October 1998 Senior Note is registered in the Note Register and (ii) in the case of any Global October 1998 Senior Note, the Depositary.

  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Indebtedness. Indebtedness otherwise incurred by a Person before it becomes a Subsidiary of the Company (whether by merger, consolidation, acquisition or otherwise) shall be deemed to have been incurred at the time at which such Person becomes a Subsidiary of the Company.

  "Indebtedness" means, at any time (without duplication), with respect to any Person, whether recourse as to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for money borrowed, (ii) any obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with the acquisition of Property, assets or businesses, excluding trade accounts payable made in the ordinary course of business, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the

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

account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price of Property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, which in either case are not more than 60 days overdue or which are being contested in good faith), (v) any Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person and, to the extent held by Persons other than such Person or its Restricted Subsidiaries, the maximum fixed redemption or repurchase price of Disqualified Stock of such Person's Restricted Subsidiaries, at the time of determination, (vii) every obligation under Interest Rate and Currency Protection Agreements of such Person, (viii) any Attributable Indebtedness with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) any obligation of the type referred to in clauses (i) through
(viii) of this definition of another Person and all dividends and distributions of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. For purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the October 1998 Indenture; provided that, if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount (including, without limitation, the 1997 Senior Discount Notes) is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

  "Interest Rate or Currency Protection Agreement"of any Person means any forward contract, futures contract, swap, option, future option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

  "Investment" in any Person means any direct, indirect or contingent (i) advance or loan to, Guarantee of any Indebtedness of, extension of credit or capital contribution to such Person, (ii) the acquisition of any shares of Capital Stock, bonds, notes, debentures or other securities of such Person, or
(iii) the acquisition, by purchase or otherwise, of all or substantially all of the business, assets or stock or other evidence of beneficial ownership of such Person; provided that Investments shall exclude commercially reasonable extensions of trade credit. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such transfer.

  "Issue Date" means the date on which the Outstanding Notes were first authenticated and delivered under the October 1998 Indenture.

  "Lien" means, with respect to any Property or other asset, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property or other asset (including, without limitation, any conditional sale or title retention agreement having substantially the same economic effect as any of the foregoing).

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

  "Maturity" means, when used with respect to a October 1998 Senior Note, the date on which the principal of such October 1998 Senior Note becomes due and payable as provided therein or in the October 1998 Indenture, whether on the date specified in such October 1998 Senior Note as the fixed date on which the principal of such October 1998 Senior Note is due and payable, a Change of Control Payment Date or an Asset Sale Payment Date, or by declaration of acceleration, call for redemption or otherwise.

  "Net Cash Proceeds" means, with respect to the sale of any Property or assets by any Person or any of its Restricted Subsidiaries, cash or readily marketable cash equivalents received net of (i) all reasonable out-of-pocket expenses of such Person or such Restricted Subsidiary incurred in connection with such sale, including, without limitation, all legal, title and recording tax expenses, commissions and other fees and expenses incurred (but excluding any finder's fee or broker's fee payable to any Affiliate of such Person) and all federal, state, foreign and local taxes arising in connection with such sale that are paid or required to be accrued as a liability under GAAP by such Person or its Restricted Subsidiaries, (ii) all payments made or required to be made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such Properties or other assets in accordance with the terms of any Lien upon or with respect to such Properties or other assets or which must, by the terms of such Lien, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid in connection with such sale, (iii) all contractually required distributions and other payments made to minority interest holders (but excluding distributions and payments to Affiliates of such Person) in Restricted Subsidiaries of such Person as a result of such transaction and (iv) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such transaction, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such transaction, in each case as determined by the Board of Directors of such Person, in its reasonable good faith judgment evidenced by a resolution of the Board of Directors filed with the Trustee; provided that, in the event that any consideration for a transaction (which would otherwise constitute Net Cash Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person or its Restricted Subsidiaries from escrow; and provided, further, that any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall be deemed to be Net Cash Proceeds at such time, and shall thereafter be applied in accordance with the October 1998 Indenture.

  "Officers' Certificate" means a certificate signed by (i) the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Executive Officer or a Vice President, and (ii) the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee, which shall comply with the October 1998 Indenture.

  "Paying Agent" means any Person authorized by the Company to make payments of principal, premium or interest with respect to the October 1998 Senior Notes on behalf of the Company.

  "Permitted Holders" means IES Industries Inc. and MidAmerican Energy Holdings Company and their respective successors and assigns, and Clark E. and Mary E. McLeod and foundations and trusts controlled by them or either of them, and Affiliates (other than the Company and the Restricted Subsidiaries) of each of the foregoing.

  "Permitted Interest Rate or Currency Protection Agreement" of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Indebtedness Incurred and which shall have a notional amount no greater than the payments due with respect to the Indebtedness being hedged thereby and not for purposes of speculation.

  "Permitted Investments" means (i) Eligible Cash Equivalents; (ii) Investments in Property used in the ordinary course of business; (iii) Investments in any Person as a result of which such Person becomes a Restricted Subsidiary in compliance with the October 1998 Indenture; (iv) Investments pursuant to agreements or obligations of the Company or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;
(v) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (vi) Permitted Interest Rate or Currency Protection Agreements with respect to any floating rate Indebtedness that is permitted by the terms of the October 1998 Indenture to be outstanding; (vii) bonds, notes, debentures or other debt securities received as a result of Asset Sales permitted under the covenant described under "--Asset Sales"; (viii) Investments in existence at the Issue Date; (ix) commission, payroll, travel and similar advances to employees in the ordinary course of business to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (x) stock, obligations or securities received in satisfaction of judgments; and (xi) Investments made pursuant to any deferred-compensation plan, including Investments made through a trust (including a grantor trust) established in connection with any such plan, for the benefit of employees of the Company or of any Restricted Subsidiary.

  "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (ii) other Liens incidental to the conduct of the Company's and its Restricted Subsidiaries' business or the ownership of its property and assets not securing any Indebtedness, and which do not in the aggregate materially detract from the value of the Company's and its Restricted Subsidiaries' property or assets when taken as a whole, or materially impair the use thereof in the operation of its business; (iii) Liens with respect to assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company to secure Indebtedness owing to the Company; (iv) pledges and deposits made in the ordinary course of business in connection with workers' compensation and unemployment insurance, statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen and other types of statutory obligations; (v) deposits made to secure the performance of tenders, bids, leases, and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (vi) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or its Restricted Subsidiaries; (vii) Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is prosecuting an appeal or proceeding for review and the Company or such Restricted Subsidiary is maintaining adequate reserves in accordance with GAAP; (viii) any interest or title of a lessor in the property subject to any lease other than a Capital Lease; (ix) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with "--Certain Covenants-- Limitation on Consolidated Indebtedness," (1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (x) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries; (xi) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets; (xii) Liens arising from filing precautionary Uniform Commercial Code financing statements regarding leases; (xiii) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired; (xiv) Liens in favor of the Company or any Restricted Subsidiary; (xv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;
(xvi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvii) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Permitted Interest Rate Agreements and Currency Agreements; and (xviii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Issue Date.

  "Person" means any individual, corporation, limited liability company, partnership, limited liability partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

  "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, excluding Capital Stock in any other Person.

  "Purchase Money Indebtedness" means Indebtedness of the Company (including Acquired Indebtedness and Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of construction, acquisition, development or improvement by the Company or any Restricted Subsidiary of any Telecommunications Assets of the Company or any Restricted Subsidiary and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

  "Qualified Receivable Facility" means Indebtedness of the Company or any Subsidiary Incurred from time to time pursuant to either (x) credit facilities secured by Receivables or (y) receivable purchase facilities, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

  "Qualified Receivable Subsidiary" means a Restricted Subsidiary formed solely for the purpose of obtaining a Qualified Receivable Facility and substantially all of the Property of which is Receivables.

  "Qualified Stock" of any Person means a class of Capital Stock other than Disqualified Stock.

  "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money and proceeds and products thereof in each case generated in the ordinary course of business.

  "Restricted Payment" means (i) a dividend or other distribution declared or paid on the Capital Stock of the Company or to the Company's stockholders (in their capacity as such), or declared or paid to any Person other than the Company or a Restricted Subsidiary of the Company on the Capital Stock of any Restricted Subsidiary of the Company, in each case, other than dividends, distributions or payments made solely in Qualified Stock of the Company or such Restricted Subsidiary, (ii) a payment made by the Company or any of its Restricted Subsidiaries (other than to the Company or any Restricted Subsidiary) to purchase, redeem, acquire or retire any Capital Stock of the Company or of a Restricted Subsidiary, (iii) a payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Stock of the Company) to redeem, repurchase, defease (including an in-substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Indebtedness of the Company or such Restricted Subsidiary which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the October 1998 Senior Notes and which was scheduled to mature on or after the maturity of the October 1998 Senior Notes or (iv) an Investment in any Person, including an Unrestricted Subsidiary or the designation of a Subsidiary as an Unrestricted Subsidiary, other than (a) a Permitted Investment, (b) an Investment by the Company in a Wholly-Owned Restricted Subsidiary or (c) an Investment by a Restricted Subsidiary in the Company or a Wholly-Owned Restricted Subsidiary of the Company.

  "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated as an "Unrestricted Subsidiary."

  "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

  "Senior Credit Facility" means Indebtedness of the Company and its Subsidiaries Incurred from time to time pursuant to one or more credit agreements or similar facilities made available from time to time to the Company and its Subsidiaries, whether or not secured, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred), and, when used with respect to any installment of interest on such security, the fixed date on which such installment of interest is due and payable.

  "Strategic Equity Investment" means an equity investment made by a Strategic Investor in the Company in an aggregate amount of not less than $25 million.

  "Strategic Investor" means a Person (other than the Permitted Holders) engaged in one or more Telecommunications Businesses that has, or 80% or more of the Voting Stock of which is owned by a Person that has, an equity market capitalization at the time of its initial Investment in the Company in excess of $2 billion.

  "Subordinated Indebtedness" means Indebtedness of the Company as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such

Indebtedness shall be subordinate to the prior payment in full of the October 1998 Senior Notes to at least the following extent: (i) no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be permitted for so long as any default in the payment of principal (or premium, if any) or interest on the October 1998 Senior Notes exists; (ii) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an event of default exists with respect to the October 1998 Senior Notes, upon notice by 25% or more in principal amount of the October 1998 Senior Notes to the Trustee, the Trustee shall give notice to the Company and the holders of such Indebtedness (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be made for a period of 179 days from the date of such notice; and (iii) such Indebtedness may not (x) provide for payments of principal of such Indebtedness at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the final Stated Maturity of the October 1998 Senior Notes or (y) permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such other Indebtedness at the option of the holder thereof prior to the final Stated Maturity of the October 1998 Senior Notes, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to an offer to purchase made by the Company) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those described under "--Repurchase at the Option of Holders upon a Change of Control" (and which shall provide that such Indebtedness will not be repurchased pursuant to such provisions prior to the Company's repurchase of the October 1998 Senior Notes required to be repurchased by the Company pursuant to the provisions described under "--Repurchase at the Option of Holders upon a Change of Control").

  "Subsidiary" means, with respect to any Person, (i) any corporation more than 50% of the outstanding shares of Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person,
(ii) any general partnership, limited liability company, joint venture or similar entity, more than 50% of the outstanding partnership, membership or similar interests of which are owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person and (iii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner.

  "Telecommunications Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

  "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased wireline or wireless transmission facilities, (ii) creating, developing, constructing, installing, repairing, maintaining or marketing communications-related systems, network equipment and facilities, software and other products, (iii) creating, developing, producing or marketing audiotext or videotext, (iv) publishing or distributing telephone (including Internet) directories, whether in paper, electronic, audio or video format, (v) marketing (including direct marketing and telemarketing), or (vi) evaluating, participating in or pursuing any other business that is primarily related to those identified in the foregoing clauses (i), (ii), (iii), (iv) or
(v) above (in the case of clauses (iii), (iv) and (v), however, in a manner consistent with the Company's manner of business on the Issue Date), and shall, in any event, include all businesses in which the Company or any of its Subsidiaries are engaged on the Issue Date; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors.

  "Trading Day" means, with respect to a security traded on a securities exchange, automated quotation system or market, a day on which such exchange, system or market is open for a full day of trading.

  "Unrestricted Subsidiary" means any Subsidiary of the Company that the Company has classified as an "Unrestricted Subsidiary" and that has not been reclassified as a Restricted Subsidiary, pursuant to the terms of the October 1998 Indenture.

  "U.S. Government Obligations" means (x) securities that are (i) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and (y) depository receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such Bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depository receipt.

  "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

  "Wholly-Owned Restricted Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests (other than any director's qualifying shares) of which shall at the time be owned by such Person or by one or more other Wholly-Owned Restricted Subsidiaries of such Person or by such Person and one or more other Wholly-Owned Restricted Subsidiaries of such Person.

                              OTHER INDEBTEDNESS

  On March 4, 1997, the Company completed an offering of $500 million aggregate principal amount at maturity of 1997 Senior Discount Notes. The 1997 Senior Discount Notes were priced at a discount and the Company received net proceeds of approximately $288.9 million from the offering of the 1997 Senior Discount Notes. The 1997 Senior Discount Notes will accrete to an aggregate principal amount of $500 million by March 1, 2002. Interest will not accrue on the 1997 Senior Discount Notes prior to March 1, 2002. Thereafter, interest will accrue at a rate of 10-1/2% per annum which will be payable in cash semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 2002. The 1997 Senior Discount Notes rank pari passu in right of payment with the 1997 Senior Notes, the March 1998 Senior Notes and the October 1998 Senior Notes. The 1997 Senior Discount Notes will mature on March 1, 2007 and will be payable prior to the maturity of the 1997 Senior Notes, the March 1998 Senior Notes and the October 1998 Senior Notes.

  On July 21, 1997, the Company completed an offering of $225 million principal amount of 1997 Senior Notes. The Company received net proceeds of approximately $217.6 million from the offering of the 1997 Senior Notes. The 1997 Senior Notes accrue interest at a rate of 9-1/4% per annum which is payable in cash semi-annually in arrears on July 15 and January 15 of each year, commencing January 15, 1998. The 1997 Senior Notes rank pari passu in right of payment with the 1997 Senior Discount Notes, the March 1998 Senior Notes and the October 1998 Senior Notes. The 1997 Senior Notes will mature on July 15, 2007 and will be payable prior to the maturity of the March 1998 Senior Notes and the October 1998 Senior Notes.

  On March 16, 1998, the Company completed an offering of $300 million principal amount of March 1998 Senior Notes. The Company received net proceeds of approximately $291.9 million from the offering of the March 1998 Senior Notes. The March 1998 Senior Notes accrue interest at a rate of 8-3/8% per annum which is payable in cash semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 1998. The March 1998 Senior Notes rank pari passu in right of payment with the 1997 Senior Discount Notes, the 1997 Senior Notes and the October 1998 Senior Notes. The March 1998 Senior Notes will mature on March 15, 2008 and will be payable prior to the maturity of the October 1998 Senior Notes.

  The Indentures impose operating and financial restrictions on the Company and its subsidiaries that are substantially the same as the restrictions governing the October 1998 Senior Notes. These restrictions affect, and in certain cases significantly limit or prohibit, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends or make distributions in respect of the Company's or such subsidiaries' capital stock, make other restricted payments, enter into sale and leaseback transactions, create liens upon assets, enter into transactions with affiliates or related persons, sell assets, or consolidate, merge or sell all or substantially all of their assets. There can be no assurance that such covenants will not adversely affect the Company's ability to finance its future operations or capital needs or to engage in other business activities that may be in the interest of the Company.

  The Company has received a non-binding commitment from The Chase Manhattan Bank to lead a syndication to provide the Proposed Revolving Credit Facility to a newly formed, wholly owned subsidiary of the Company (the "Borrower"). The Proposed Revolving Credit Facility would be guaranteed by the Company and all of its subsidiaries and would be secured by a first priority lien on all current and future assets and properties of the Company or Borrower and such subsidiaries and by a first priority pledge of the stock of the Borrower and such subsidiaries. One of the covenants in the Proposed Revolving Credit Facility would restrict the Company's ability to prepay, redeem or purchase debt and one of the events of default would be the occurrence of a default with respect to other indebtedness of the Borrower or the Company. The Borrower would be obligated to pay interest and fees with respect to the Proposed Revolving Credit Facility at the rates and in the amounts specified in such commitment. It is expected that revisions will be made to such commitment and that additional matters will be negotiated with the prospective lenders prior to the finalization of the Proposed Revolving Credit Facility. There can be no assurance however that the Company will complete the Proposed Revolving Credit Facility on acceptable terms or at all.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business on the first anniversary of the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

  The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of one year after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Outstanding Notes), other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the Outstanding Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  The legality of the Exchange Notes offered hereby are being passed upon for the Company by Hogan & Hartson L.L.P., Washington, D.C., special counsel for the Company. Certain legal matters relating to the Offering were passed upon for the Initial Purchasers by Mayer, Brown & Platt, Chicago, Illinois.

                                    EXPERTS

  The consolidated financial statements and schedule of McLeodUSA and subsidiaries as of December 31, 1997 and 1996, and for each of the three years ended December 31, 1997, incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

  The consolidated financial statements of Consolidated Communications Inc. as of December 31, 1996 and 1995, and for each of the three years ended December 31, 1996 incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                            CHANGES IN ACCOUNTANTS

  On March 27, 1997, the Company engaged the accounting firm of Arthur Andersen LLP as the Company's principal independent accountants to replace McGladrey & Pullen, LLP, the Company's former independent accountants, effective with such engagement. The decision to change independent accountants was made following a review of competitive proposals submitted by Arthur Andersen LLP and two other major public accounting firms, and was recommended by the Audit Committee of the Board of Directors and approved by the Board. McGladrey & Pullen, LLP did not resign and did not decline to stand for re-election. During the Company's two fiscal years ended December 31, 1995 and December 31, 1996 and during the interim period prior to the engagement of Arthur Andersen LLP, there have been no consultations with the newly engaged accountants with regard to either the application of accounting principles as to any specific transaction, either completed or proposed; the type of audit opinion that would be rendered on the Company's financial statements; or any matter of disagreement with the former accountants.

  During the two fiscal years ended December 31, 1996 and 1995, and the interim period subsequent to December 31, 1996, there have been no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused McGladrey & Pullen, LLP to make reference in their report to such disagreements if not resolved to their satisfaction.

  McGladrey & Pullen, LLP's reports on the financial statements of the Company for the fiscal years ended December 31, 1996 and 1995 have contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

  The Company has provided McGladrey & Pullen, LLP with a copy of this disclosure and requested that McGladrey & Pullen, LLP furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. (A copy of the McGladrey & Pullen, LLP letter addressed to the Commission is filed as Exhibit 16.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

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  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-
FORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE HEREBY EXCEPT AS CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, NO SUCH INFORMATION OR REPRESENTATION SHOULD BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AGENTS. NEI-THER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATIONS THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICI-TATION OF AN OFFER TO BUY THE EXCHANGE NOTES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAK-ING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               -----------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Where You Can Get More Information.......................................  ii
Forward-Looking Statements............................................... iii
Summary..................................................................   1
Risk Factors.............................................................  12
The Exchange Offer.......................................................  22
Use of Proceeds..........................................................  31
Capitalization...........................................................  32
Selected Consolidated Financial Data.....................................  33
Pro Forma Financial Data.................................................  35
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  38
Description of the Exchange Notes........................................  53
Other Indebtedness.......................................................  88
Plan of Distribution.....................................................  90
Legal Matters............................................................  90
Experts..................................................................  91
Changes in Accountants...................................................  91

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                                 $300,000,000

                                   MCLEODUSA
                                 INCORPORATED

                              9 1/2% SENIOR NOTES
                                   DUE 2008

                                     LOGO

                                  PROSPECTUS

                               DATED      , 1999

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Under Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

  The Amended and Restated Certificate of Incorporation of the Company (the "Restated Certificate") contains provisions that provide that no director of the Company shall be liable for breach of fiduciary duty as a director except for (1) any breach of the directors' duty of loyalty to the Company or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) liability under
Section 174 of the DGCL; or (4) any transaction from which the director derived an improper personal benefit. The Restated Certificate contains provisions that further provide for the indemnification of directors and officers to the fullest extent permitted by the DGCL. Under the Bylaws of the Company, the Company is required to advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification. In addition, the Company has entered into indemnity agreements with each of its directors pursuant to which the Company has agreed to indemnify the directors as permitted by the DGCL. The Company has obtained directors and officers liability insurance against certain liabilities, including liabilities under the Securities Act.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits

 EXHIBIT
  NUMBER                           EXHIBIT DESCRIPTION
 -------                           -------------------
    1.1   Purchase Agreement, dated as of February 26, 1997 among Salomon
          Brothers Inc, Morgan Stanley & Co. Incorporated and McLeod, Inc.
          (Filed as Exhibit 1.1 to Registration Statement on Form S-4, File
          No.333-27647 (the "July 1997 Form S-4"), and incorporated herein by reference).
    1.2   Purchase Agreement, dated as of July 15, 1997 among Salomon Brothers
          Inc, Bear, Stearns & Co. Inc., Morgan Stanley Dean Witter and
          McLeodUSA Incorporated. (Filed as Exhibit 1.2 to Registration
          Statement on Form S-4, File No. 333-34227 (the "November 1997 Form S-
          4"), and incorporated herein by reference).
    1.3   Purchase Agreement, dated as of March 10, 1998 among Salomon Brothers
          Inc, Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated,
          Chase Securities Inc. and McLeodUSA Incorporated. (Filed as Exhibit
          1.3 to Registration Statement on Form S-4, File No. 333-52793 (the
          "May 1998 Form S-4"), and incorporated herein by reference).

 EXHIBIT
  NUMBER                           EXHIBIT DESCRIPTION
 -------                           -------------------
   *1.4   Purchase Agreement, dated as of October 22, 1998 among Salomon Smith
          Barney Inc., Bear, Stearns & Co. Inc., Morgan Stanley & Co.
          Incorporated, Chase Securities Inc. and McLeodUSA Incorporated.
    2.1   Agreement and Plan of Reorganization dated April 28, 1995 among
          Midwest Capital Group Inc., MWR Telecom, Inc. and McLeod, Inc. (Filed
          as Exhibit 2.1 to Registration Statement on Form S-1, File No. 333-
          3112 ("Initial Form S-1"), and incorporated herein by reference).
    2.2   Agreement and Plan of Reorganization dated as of July 12, 1996 among
          Ruffalo, Cody & Associates, Inc., certain shareholders of Ruffalo,
          Cody & Associates, Inc. and McLeod, Inc. (Filed as Exhibit 2 to
          Current Report on Form 8-K, File No. 0-20763, filed with the
          Commission on July 29, 1996 and incorporated herein by reference).
    2.3   Agreement and Plan of Reorganization dated as of August 15, 1996 among TelecomwUSA Publishing Group, Inc. and McLeod, Inc. (Filed as
          Exhibit 2 to Current Report on Form 8-K, File No. 0-20763, filed with the Commission on August 26, 1996 and incorporated herein by reference).
    2.4   Agreement and Plan of Reorganization dated as of January 27, 1997 among McLeod, Inc., Digital Communications of Iowa, Inc., Clark E.
          McLeod and Mary E. McLeod. (Filed as Exhibit 2 to Current Report on
          Form 8-K, File No. 0-20763, filed with the Commission on February 24,
          1997 and incorporated herein by reference).
    2.5   Asset Purchase Agreement dated as of May 30, 1997 by and among
          McLeodUSA Incorporated, ESI/McLeodUSA, Inc., and ESI Communications,
          Inc., ESI Communications/ SW, Inc., ESI Communications/West, Inc.,
          ESI Communications Downtown, Inc., ESI Communications North, Inc.,
          and Michael Reichert, Peter Jones, John Pupkes and Jeff Meehan.
          (Filed as Exhibit 2.1 to Current Report on Form 8-K, File No. 0-20763
          (the "June 1997 Form 8-K"), filed with the Commission on June 26,
          1997 and incorporated herein by reference).
    2.6   Agreement and Plan of Reorganization dated as of June 14, 1997 among
          McLeodUSA Incorporated, Eastside Acquisition Co. and Consolidated
          Communications Inc. (Filed as Exhibit 2.2 to the June 1997 Form 8-K
          and incorporated herein by reference).
    2.7   Agreement and Plan of Merger dated as of October 27, 1998 among
          McLeodUSA Incorporated, West Group Acquisition Co. and Dakota
          Telecommunications Group, Inc. (Filed as Exhibit 2.7 to the
          Registration Statement on Form S-4, File No. 333-68891 (the "December
          1998 Form S-4"), and incorporated herein by reference).
    3.1   Amended and Restated Certificate of Incorporation of McLeod, Inc.
          (Filed as Exhibit 3.1 to Initial Form S-1 and incorporated herein by reference).
    3.2   Amended and Restated Bylaws of McLeod, Inc. (Filed as Exhibit 3.2 to
          Registration Statement on Form S-1, File No. 333-13885 (the "November
          1996 Form S-1"), and incorporated herein by reference).
    3.3   Certificate of Amendment of Amended and Restated Certificate of
          Incorporation of McLeod Inc. (Filed as Exhibit 3.3 to the July 1997
          Form S-4 and incorporated herein by reference).
    3.4   Certificate of Change of Registered Agent and Registered Office of
          McLeodUSA Incorporated. (Filed as Exhibit 3.4 to Annual Report on
          Form 10-K, File No. 0-20763, filed with the Commission on March 6,
          1998 (the "1997 Form 10-K") and incorporated herein by reference).
    4.1   Form of Class A Common Stock Certificate of McLeod, Inc. (Filed as
          Exhibit 4.1 to Initial Form S-1 and incorporated herein by reference).

 EXHIBIT
  NUMBER                           EXHIBIT DESCRIPTION
 -------                           -------------------
    4.2   Indenture dated March 4, 1997 between McLeod, Inc. and United States
          Trust Company of New York, as Trustee, relating to the 10 1/2% Senior
          Discount Notes Due 2007 of McLeod, Inc. (Filed as Exhibit 4.2 to
          Annual Report on Form 10-K, File No. 0-20763, filed with the
          Commission on March 31, 1997 (the "1996 Form 10-K") and incorporated herein by reference).
    4.3   Initial Global 10 1/2% Senior Discount Note Due March 1, 2007 of
          McLeod, Inc., dated March 4, 1997. (Filed as Exhibit 4.3 to the 1996
          Form 10-K and incorporated herein by reference).
    4.4   Form of Certificated 10 1/2% Senior Discount Note Due March 1, 2007
          of McLeod, Inc. (Filed as Exhibit 4.4 to the 1996 Form 10-K and
          incorporated herein by reference).
    4.5   Registration Agreement dated March 4, 1997 among McLeod, Inc.,
          Salomon Brothers Inc and Morgan Stanley & Co. Incorporated. (Filed as
          Exhibit 4.5 to the 1996 Form 10-K and incorporated herein by reference).
    4.6   Investor Agreement dated as of April 1, 1996 among McLeod, Inc., IES
          Investments Inc., Midwest Capital Group Inc., MWR Investments Inc.,
          Clark and Mary McLeod, and certain other stockholders. (Filed as
          Exhibit 4.8 to Initial Form S-1 and incorporated herein by reference).
    4.7   Amendment No. 1 to Investor Agreement dated as of October 23, 1996 by and among McLeod, Inc., IES Investments Inc., Midwest Capital Group
          Inc., MWR Investments Inc., Clark E. McLeod and Mary E. McLeod.
          (Filed as Exhibit 4.3 to the November 1996 Form S-1 and incorporated herein by reference).
    4.8   Form of 10 1/2% Senior Discount Exchange Note Due 2007 of McLeodUSA
          Incorporated. (Filed as Exhibit 4.8 to the July 1997 Form S-4 and
          incorporated herein by reference).
    4.9   Indenture dated as of July 21, 1997 between McLeodUSA Incorporated and United States Trust Company of New York, as Trustee, relating to the 9 1/4% Senior Notes Due 2007 of McLeodUSA Incorporated. (Filed as
          Exhibit 4.9 to the July 1997 Form S-4 and incorporated herein by reference).
    4.10  Form of Initial Global 9 1/4% Senior Note Due 2007 of McLeodUSA
          Incorporated. (Filed as Exhibit 4.10 to the July 1997 Form S-4 and
          incorporated herein by reference).
    4.11  Registration Agreement dated July 21, 1997 among McLeodUSA
          Incorporated, Salomon Brothers Inc, Morgan Stanley Dean Witter and
          Bear, Stearns & Co. Inc. (Filed as Exhibit 4.11 to the July 1997 Form
          S-4 and incorporated herein by reference).
    4.12  Stockholders' Agreement dated June 14, 1997 among McLeodUSA
          Incorporated, IES Investments Inc., Midwest Capital Group, Inc., MWR
          Investments Inc., Clark E. McLeod, Mary E. McLeod and Richard A.
          Lumpkin on behalf of each of the shareholders of Consolidated
          Communications Inc. listed on Schedule 1 of the Stockholders'
          Agreement. (Filed as Exhibit 4.12 to the July 1997 Form S-4 and
          incorporated herein by reference).
    4.13  Amendment No. 1 to Stockholders' Agreement dated as of September 19,
          1997 by and among McLeodUSA Incorporated, IES Investments Inc.,
          Midwest Capital Group, Inc., MWR Investments Inc., Clarke E. McLeod,
          Mary E. McLeod and Richard A. Lumpkin on behalf of each of the shareholders of Consolidated Communications Inc. listed in Schedule I thereto. (Filed as Exhibit 4.1 to the Quarterly Report on Form 10-Q,
          File No. 0-20763, filed with the Commission on November 14, 1997 and incorporated herein by reference).
    4.14  Form of 9 1/4% Senior Exchange Note Due 2007 of McLeodUSA
          Incorporated. (Filed as Exhibit 4.14 to the 1997 Form 10-K and
          incorporated herein by reference).

 EXHIBIT
  NUMBER                           EXHIBIT DESCRIPTION
 -------                           -------------------
    4.15  Indenture dated as of March 16, 1998 between McLeodUSA Incorporated and United States Trust Company of New York, as Trustee, relating to the 8 3/8% Senior Notes Due 2008 of McLeodUSA Incorporated. (Filed as
          Exhibit 4.15 to the May 1998 Form S-4 and incorporated herein by reference).
    4.16  Form of Global 8 3/8% Senior Note Due 2008 of McLeodUSA Incorporated
          (contained in the Indenture filed as Exhibit 4.15).
    4.17  Registration Agreement dated March 16, 1998 among McLeodUSA
          Incorporated, Salomon Brothers Inc, Bear, Stearns & Co. Inc., Morgan
          Stanley & Co. Incorporated and Chase Securities Inc. (Filed as
          Exhibit 4.17 to the May 1998 Form S-4 and incorporated herein by reference.)
    4.18  Stockholders' Agreement dated as of November 18, 1998 by and among
          McLeodUSA Incorporated, IES Investments Inc., Clarke E. McLeod, Mary
          E. McLeod and Richard A. Lumpkin, Gail G. Lumpkin and certain of the former shareholders of Consolidated Communications Inc. ("CCI") and certain permitted transferees of the former CCI shareholders in each case who are listed in schedule I thereto. (Filed as Exhibit 99.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the
          Commission on November 19, 1998 and incorporated herein by reference).
   *4.19  Indenture dated as of October 30, 1998 between McLeodUSA Incorporated and United States Trust Company of New York, as Trustee, relating to the 9 1/2% Senior Notes Due 2008 of McLeodUSA Incorporated.
   *4.20  Form of Global 9 1/2% Senior Note Due 2008 of McLeodUSA Incorporated
          (contained in the Indenture filed as Exhibit 4.19).
   *4.21  Registration Agreement dated October 30, 1998 among McLeodUSA
          Incorporated, Salomon Smith Barney Inc., Bear, Stearns & Co. Inc.,
          Morgan Stanley & Co. Incorporated and Chase Securities Inc.
   *5.1   Opinion of Hogan & Hartson L.L.P.
   10.1   Credit Agreement dated as of May 16, 1994 among McLeod, Inc., McLeod
          Network Services, Inc., McLeod Telemanagement, Inc., McLeod
          Telecommunications, Inc. and The First National Bank of Chicago.
          (Filed as Exhibit 10.1 to Initial Form S-1 and incorporated herein by reference).
   10.2   First Amendment to Credit Agreement dated as of June 17, 1994 among
          McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
          Inc., McLeod Telecommunications, Inc. and The First National Bank of
          Chicago. (Filed as Exhibit 10.2 to Initial Form S-1 and incorporated herein by reference).
   10.3   Second Amendment to Credit Agreement dated as of December 1, 1994 among McLeod, Inc., McLeod Network Services, Inc., McLeod
          Telemanagement, Inc., McLeod Telecommunications, Inc. and The First
          National Bank of Chicago. (Filed as Exhibit 10.3 to Initial Form S-1
          and incorporated herein by reference).
   10.4   Third Amendment to Credit Agreement dated as of May 31, 1995 among
          McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
          Inc., McLeod Telecommunications, Inc., MWR Telecom, Inc. and The
          First National Bank of Chicago. (Filed as Exhibit 10.4 to Initial
          Form S-1 and incorporated herein by reference).
   10.5   Fourth Amendment to Credit Agreement dated as of July 28, 1995 among
          McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
          Inc., McLeod Telecommunications, Inc., MWR Telecom, Inc. and The
          First National Bank of Chicago. (Filed as Exhibit 10.5 to Initial
          Form S-1 and incorporated herein by reference).

 EXHIBIT
  NUMBER                           EXHIBIT DESCRIPTION
 -------                           -------------------
   10.6   Fifth Amendment to Credit Agreement dated as of October 18, 1995 among McLeod, Inc., McLeod Network Services, Inc., McLeod
          Telemanagement, Inc., McLeod Telecommunications, Inc., MWR Telecom,
          Inc. and The First National Bank of Chicago. (Filed as Exhibit 10.6
          to Initial Form S-1 and incorporated herein by reference).
   10.7   Sixth Amendment to Credit Agreement dated as of March 29, 1996 among
          McLeod, Inc., McLeod Network Services, Inc., McLeod
          Telecommunications, Inc., MWR Telecom, Inc. and The First National
          Bank of Chicago. (Filed as Exhibit 10.7 to Initial Form S-1 and
          incorporated herein by reference).
   10.8   Security Agreement dated as of May 16, 1994 among McLeod, Inc.,
          McLeod Network Services, Inc., McLeod Telemanagement, Inc., McLeod
          Telecommunications, Inc. and The First National Bank of Chicago.
          (Filed as Exhibit 10.8 to Initial Form S-1 and incorporated herein by reference).
   10.9   First Amendment to Security Agreement dated as of December 1, 1994 among McLeod, Inc., McLeod Network Services, Inc., McLeod
          Telemanagement, Inc., McLeod Telecommunications, Inc. and The First
          National Bank of Chicago. (Filed as Exhibit 10.9 to Initial Form S-1
          and incorporated herein by reference).
   10.10  Support Agreement dated as of December 1, 1994 among IES Diversified
          Inc., McLeod, Inc., McLeod Network Services, Inc., McLeod
          Telemanagement, Inc., McLeod Telecommunications, Inc. and The First
          National Bank of Chicago. (Filed as Exhibit 10.10 to Form S-1 and
          incorporated herein by reference).
   10.11  Agreement Regarding Support Agreement dated December 1994 between
          McLeod, Inc. and IES Diversified Inc. (Filed as Exhibit 10.11 to
          Initial Form S-1 and incorporated herein by reference).
   10.12  Agreement Regarding Guarantee dated May 16, 1994 between McLeod, Inc.
          and IES Diversified Inc. (Filed as Exhibit 10.12 to Initial Form S-1
          and incorporated herein by reference).
   10.13  Joinder to and Assumption of Credit Agreement dated as of April 28,
          1995 between McLeod Merging Co. and The First National Bank of
          Chicago. (Filed as Exhibit 10.13 to Initial Form S-1 and incorporated herein by reference).
   10.14  Joinder to and Assumption of Security Agreement dated as of April 28,
          1995 between McLeod Merging Co. and The First National Bank of
          Chicago. (Filed as Exhibit 10.14 to Initial Form S-1 and incorporated herein by reference).
   10.15  Letter from The First National Bank of Chicago to James L. Cram dated
          April 28, 1995 regarding extension of the termination date under the
          Credit Agreement. (Filed as Exhibit 10.15 to Initial Form S-1 and
          incorporated herein by reference).
   10.16  Credit Agreement dated as of March 29, 1996 among McLeod, Inc.,
          McLeod Network Services, Inc., McLeod Telemanagement, Inc., McLeod
          Telecommunications, Inc. MWR Telecom, Inc. and The First National
          Bank of Chicago. (Filed as Exhibit 10.16 to Initial Form S-1 and
          incorporated herein by reference).
   10.17  Agreement for Construction Related Services dated as of October 17,
          1995 between City Signal Fiber Services, Inc. and McLeod Network
          Services, Inc. (Filed as Exhibit 10.17 to Initial Form S-1 and
          incorporated herein by reference).
   10.18  Construction Services Agreement dated March 27, 1996 between City
          Signal Fiber Services, Inc. and McLeod Network Services, Inc. (Filed
          as Exhibit 10.18 to Initial Form S-1 and incorporated herein by reference).

 EXHIBIT
  NUMBER                           EXHIBIT DESCRIPTION
 -------                           -------------------
   10.19  Fiber Optic Use Agreement dated as of February 14, 1996 between
          McLeod Network Services, Inc. and Galaxy Telecom, L.P. (Filed as
          Exhibit 10.19 to Initial Form S-1 and incorporated herein by reference).
   10.20  Agreement dated as of July 11, 1994 between McLeod Network Services,
          Inc. and KLK Construction. (Filed as Exhibit 10.20 to Initial Form S-
          1 and incorporated herein by reference).
   10.21  Lease Agreement dated September 5, 1995 between State of Iowa and MWR
          Telecom, Inc. (Filed as Exhibit 10.21 to Initial Form S-1 and
          incorporated herein by reference).
   10.22  Lease Agreement dated September 5, 1995 between State of Iowa and
          McLeod Network Services, Inc. (Filed as Exhibit 10.22 to Initial Form
          S-1 and incorporated herein by reference).
   10.23  Contract dated September 5, 1995 between Iowa Telecommunications and
          Technology Commission and MWR Telecom, Inc. (Filed as Exhibit 10.23
          to Initial Form S-1 and incorporated herein by reference).
   10.24  Contract dated June 27, 1995 between Iowa National Guard and McLeod
          Network Services, Inc. (Filed as Exhibit 10.24 to Initial Form S-1
          and incorporated herein by reference).
   10.25  Addendum Number One to Contract dated September 5, 1995 between Iowa
          National Guard and McLeod Network Services, Inc. (Filed as Exhibit
          10.25 to Initial Form S-1 and incorporated herein by reference).
   10.26  U S WEST Centrex Plus Service Rate Stability Plan dated October 15,
          1993 between McLeod Telemanagement, Inc. and U S WEST Communications,
          Inc. (Filed as Exhibit 10.26 to Initial Form S-1 and incorporated herein by reference).
   10.27  U S WEST Centrex Plus Service Rate Stability Plan dated July 17, 1993 between McLeod Telemanagement, Inc. and U S WEST Communications, Inc.
          (Filed as Exhibit 10.27 to Initial Form S-1 and incorporated herein by reference).
   10.28  Ameritech Centrex Service Confirmation of Service Orders dated various dates in 1994, 1995 and 1996 between McLeod Telemanagement,
          Inc. and Ameritech Information Industry Services. (Filed as Exhibit
          10.28 to Initial Form S-1 and incorporated herein by reference).
   10.29  Lease Agreement dated as of December 28, 1993 between 2060
          Partnership and McLeod Telemanagement, Inc., as amended by Amendments
          First to Ninth dated as of July 3, 1994, March 25, 1994, June 22,
          1994, August 12, 1994, September 12, 1994, September 20, 1994,
          November 16, 1994, September 20, 1995 and January 6, 1996,
          respectively. (Filed as Exhibit 10.29 to Initial Form S-1 and
          incorporated herein by reference).
   10.30  Lease Agreement dated as of May 24, 1995 between 2060 Partnership and
          McLeod Telemanagement, Inc. (Filed as Exhibit 10.30 to Initial Form
          S-1 and incorporated herein by reference).
   10.31  Lease Agreement dated October 31, 1995 between I.R.F.B. Joint Venture and McLeod Telemanagement, Inc. (Filed as Exhibit 10.31 to Initial
          Form S-1 and incorporated herein by reference).
   10.32  First Amendment to Lease Agreement dated as of November 20, 1995 between I.R.F.B. Joint Venture and McLeod Telemanagement, Inc. (Filed
          as Exhibit 10.32 to Initial Form S-1 and incorporated herein by reference).
   10.33  Uniform Purchase Agreement dated July 22, 1993 between McLeod, Inc.
          and Hill's Maple Crest Farms Partnership. (Filed as Exhibit 10.33 to
          Initial Form S-1 and incorporated herein by reference).

 EXHIBIT
  NUMBER                           EXHIBIT DESCRIPTION
 -------                           -------------------
   10.34  Master Right-of-Way Agreement dated July 27, 1994 between McLeod
          Network Services, Inc. and IES Industries Inc. (Filed as Exhibit
          10.34 to Initial Form S-1 and incorporated herein by reference).
   10.35  Master Right-of-Way and Tower Use Agreement dated February 13, 1996 between IES Industries Inc. and McLeod, Inc. (Filed as Exhibit 10.35
          to Initial Form S-1 and incorporated herein by reference).
   10.36  Master Pole, Duct and Tower Use Agreement dated February 20, 1996 between MidAmerican Energy Company and McLeod, Inc. (Iowa and South
          Dakota). (Filed as Exhibit 10.36 to Initial Form S-1 and incorporated herein by reference).
   10.37  Master Pole, Duct and Tower Use Agreement dated February 20, 1996 between MidAmerican Energy Company and McLeod, Inc. (Illinois).
          (Filed as Exhibit 10.37 to Initial Form S-1 and incorporated herein by reference).
   10.38  Settlement Agreement dated March 18, 1996 between U S WEST
          Communications, Inc. and McLeod Telemanagement, Inc. (Filed as
          Exhibit 10.38 to Initial Form S-1 and incorporated herein by reference).
   10.39  Agreement dated August 4, 1995 between Vadacom, Inc. and McLeod
          Telemanagement, Inc. (Filed as Exhibit 10.39 to Initial Form S-1 and
          incorporated herein by reference).
   10.40  McLeod Telecommunications, Inc. 1992 Incentive Stock Option Plan.
          (Filed as Exhibit 10.40 to Initial Form S-1 and incorporated herein by reference).
   10.41  McLeod, Inc. 1993 Incentive Stock Option Plan. (Filed as Exhibit
          10.41 to Initial Form S-1 and incorporated herein by reference).
   10.42  McLeod, Inc. 1995 Incentive Stock Option Plan. (Filed as Exhibit
          10.42 to Initial Form S-1 and incorporated herein by reference).
   10.43  McLeod Telecommunications, Inc. Director Stock Option Plan. (Filed as
          Exhibit 10.43 to Initial Form S-1 and incorporated herein by reference).
   10.44  Promissory Note dated July 18, 1995 between Kirk E. Kaalberg and
          McLeod, Inc. (Filed as Exhibit 10.44 to Initial Form S-1 and
          incorporated herein by reference).
   10.45  Promissory Note dated March 29, 1996 between Stephen K. Brandenburg and McLeod, Inc. (Filed as Exhibit 10.45 to Initial Form S-1 and
          incorporated herein by reference).
   10.46  Agreement dated April 28, 1995 among McLeod, Inc., McLeod
          Telecommunications, Inc., McLeod Telemanagement, Inc., McLeod Network
          Services, Inc. and Clark E. McLeod. (Filed as Exhibit 10.46 to
          Initial Form S-1 and incorporated herein by reference).
 **10.47  Telecommunications Services Agreement dated March 14, 1994 between
          WilTel, Inc. and McLeod Telemanagement, Inc., as amended. (Filed as
          Exhibit 10.47 to Initial Form S-1 and incorporated herein by reference).
   10.48  Amendment to Contract Addendum A to Contract No. 2102 dated March 31,
          1993 between the Iowa Department of General Services and McLeod
          Telecommunications, Inc. (Filed as Exhibit 10.48 to Initial Form S-1
          and incorporated herein by reference).
   10.49  Construction Services Agreement dated June 30, 1995 between MFS
          Network Technologies, Inc. and MWR Telecom, Inc. (Filed as Exhibit
          10.49 to Initial Form S-1 and incorporated herein by reference).
   10.50  First Amendment to Agreement Regarding Support Agreement dated May
          14, 1996 among McLeod, Inc., IES Diversified Inc. and IES Investments
          Inc. (Filed as Exhibit 10.50 to Initial Form S-1 and incorporated herein by reference).

 EXHIBIT
  NUMBER                           EXHIBIT DESCRIPTION
 -------                           -------------------
   10.51  First Amendment to Agreement Regarding Guarantee dated May 14, 1996 among McLeod, Inc., IES Diversified Inc. and IES Investments Inc.
          (Filed as Exhibit 10.51 to Initial Form S-1 and incorporated herein by reference).
   10.52  Amended and Restated Directors Stock Option Plan of McLeod, Inc.
          (Filed as Exhibit 10.52 to Initial Form S-1 and incorporated herein by reference).
   10.53  Forms of Employment, Confidentiality and Non-Competition Agreement
          between McLeod, Inc. and certain employees of McLeod, Inc. (Filed as
          Exhibit 10.53 to Initial Form S-1 and incorporated herein by reference).
   10.54  Form of Change-of-Control Agreement between McLeod, Inc. and certain employees of McLeod, Inc. (Filed as Exhibit 10.54 to Initial Form S-1
          and incorporated herein by reference).
   10.55  McLeod, Inc. 1996 Employee Stock Option Plan, as amended. (Filed as
          Exhibit 10.55 to the November 1996 Form S-1 and incorporated herein by reference).
   10.56  McLeod, Inc. Employee Stock Purchase Plan, as amended. (Filed as
          Exhibit 10.56 to the 1996 Form 10-K and incorporated herein by reference).
   10.57  Form of Indemnity Agreement between McLeod, Inc. and certain officers and directors of McLeod, Inc. (Filed as Exhibit 10.57 to Initial Form
          S-1 and incorporated herein by reference).
   10.58  License Agreement dated April 24, 1996 between PageMart, Inc. and MWR
          Telecom, Inc. (Filed as Exhibit 10.58 to Initial Form S-1 and
          incorporated herein by reference).
   10.59  Assignment of Purchase Agreement dated August 15, 1996 between Ryan
          Properties, Inc. and McLeod, Inc. (Filed as Exhibit 10.59 to the
          November 1996 Form S-1 and incorporated herein by reference).
   10.60  Assignment of Purchase Agreement dated August 14, 1996 between Ryan
          Properties, Inc. and McLeod, Inc. (Filed as Exhibit 10.60 to the
          November 1996 Form S-1 and incorporated herein by reference).
   10.61  Asset Purchase Agreement dated September 4, 1996 between Total
          Communication Services, Inc. and McLeod Telemanagement, Inc. (Filed
          as Exhibit 10.61 to the November 1996 Form S-1 and incorporated herein by reference).
   10.62  First Amendment to Asset Purchase Agreement dated September 30, 1996 between Total Communication Services, Inc. and McLeod Telemanagement,
          Inc. (Filed as Exhibit 10.62 to the November 1996 Form S-1 and
          incorporated herein by reference).
   10.63  McLeod, Inc. Incentive Plan. (Filed as Exhibit 10.63 to the November
          1996 Form S-1 and incorporated herein by reference).
   10.64  Amended and Restated Credit Agreement dated as of May 5, 1996 among
          TelecomUSA Publishing Group, Inc., TelecomUSA Publishing Company and
          TelecomUSA Neighborhood Directories, Inc. and Norwest Bank Iowa,
          National Association. (Filed as Exhibit 10.64 to the November 1996
          Form S-1 and incorporated herein by reference).
   10.65  First Amendment to Amended and Restated Credit Agreement dated as of
          January 31, 1996 by and between TelecomUSA Publishing Group, Inc.,
          TelecomUSA Publishing Company and TelecomUSA Neighborhood
          Directories, Inc. and Norwest Bank Iowa, National Association. (Filed
          as Exhibit 10.65 to the November 1996 Form S-1 and incorporated herein by reference).
   10.66  Lease Agreement dated as of September 26, 1994 between Ryan
          Properties, Inc. and Ruffalo, Cody & Associates, Inc. (Filed as
          Exhibit 10.66 to the November 1996 Form S-1 and incorporated herein by reference).

 EXHIBIT
  NUMBER                           EXHIBIT DESCRIPTION
 -------                           -------------------
   10.67  First Lease Amendment dated as of April 12, 1995 between Ryan
          Properties, Inc. and Ruffalo, Cody & Associates, Inc. (Filed as
          Exhibit 10.67 to the November 1996 Form S-1 and incorporated herein by reference).
   10.68  Lease Agreement dated as of July 18, 1995 between 2060 Partnership,
          L.P. and TelecomUSA Publishing Company. (Filed as Exhibit 10.68 to
          the November 1996 Form S-1 and incorporated herein by reference).
   10.69  Lease Agreement dated April 26, 1995 by and between A.M. Henderson and TelecomUSA Publishing Company. (Filed as Exhibit 10.69 to the
          November 1996 Form S-1 and incorporated herein by reference).
   10.70  License Agreement dated as of April 19, 1994, between Ameritech
          Information Industry Services and TelecomUSA Publishing Company.
          (Filed as Exhibit 10.70 to the November 1996 Form S-1 and
          incorporated herein by reference).
   10.71  License Agreement dated September 13, 1993 between U S WEST
          Communications, Inc. and TelecomUSA Publishing Company. (Filed as
          Exhibit 10.71 to the November 1996 Form S-1 and incorporated herein by reference).
   10.72  Form of McLeod, Inc. Directors Stock Option Plan Option Agreement.
          (Filed as Exhibit 10.72 to the November 1996 Form S-1 and
          incorporated herein by reference).
   10.73  Forms of McLeod, Inc. 1996 Employee Stock Option Plan Incentive Stock
          Option Agreement. (Filed as Exhibit 10.73 to the November 1996 Form
          S-1 and incorporated herein by reference).
   10.74  Forms of McLeod, Inc. 1996 Employee Stock Option Plan Non-Incentive
          Stock Option Agreement. (Filed as Exhibit 10.74 to the November 1996
          Form S-1 and incorporated herein by reference).
   10.75  Option Agreement dated April 27, 1995 between Fronteer Directory
          Company, Inc. and TelecomUSA Publishing Company. (Filed as Exhibit
          10.75 to the November 1996 Form S-1 and incorporated herein by reference).
   10.76  Promissory Note dated May 5, 1995 between TelecomUSA Publishing
          Company and Fronteer Directory Company, Inc. (Filed as Exhibit 10.76
          to the November 1996 Form S-1 and incorporated herein by reference).
   10.77  Security Agreement dated May 5, 1995 between TelecomUSA Publishing
          Company and Fronteer Directory Company, Inc. (Filed as Exhibit 10.77
          to the November 1996 Form S-1 and incorporated herein by reference).
   10.78  Design/Build Construction Contract dated September 17, 1996 between
          Ryan Construction Company of Minnesota, Inc. and McLeod, Inc. (Filed
          as Exhibit 10.78 to the November 1996 Form S-1 and incorporated herein by reference).
   10.79  Guaranty Agreement dated as of October 17, 1996 by McLeod, Inc. in favor of Kirkwood Community College. (Filed as Exhibit 10.79 to the
          November 1996 Form S-1 and incorporated herein by reference).
   10.80  Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod Telemanagement, Inc.
          (Filed as Exhibit 10.80 to the November 1996 Form S-1 and
          incorporated herein by reference).
   10.81  Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod Telecommunications,
          Inc. (Filed as Exhibit 10.81 to the November 1996 Form S-1 and
          incorporated herein by reference).

 EXHIBIT
  NUMBER                           EXHIBIT DESCRIPTION
 -------                           -------------------
   10.82  Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod Network Services, Inc.
          (Filed as Exhibit 10.82 to the November 1996 Form S-1 and
          incorporated herein by reference).
   10.83  Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod, Inc. (Filed as Exhibit
          10.83 to the November 1996 Form S-1 and incorporated herein by reference).
   10.84  Change Order No. 1 to the Construction Services Agreement dated
          November 22, 1995 by and between MWR Telecom, Inc. and MFS Network
          Technologies, Inc. (Filed as Exhibit 10.84 to the November 1996 Form
          S-1 and incorporated herein by reference).
   10.85  Change Order No. 2 to the Construction Services Agreement dated
          August 14, 1996 between MWR Telecom, Inc. and MFS Network
          Technologies, Inc. (Filed as Exhibit 10.85 to the November 1996 Form
          S-1 and incorporated herein by reference).
   10.86  Change Order No. 3 to the Construction Services Agreement dated
          October 31, 1996 between MWR Telecom, Inc. and MFS Network
          Technologies, Inc. (Filed as Exhibit 10.86 to the November 1996 Form
          S-1 and incorporated herein by reference).
   10.87  Independent Contractor Sales Agreement dated May, 1995 between Sprint
          Communications Company L.P. and Ruffalo, Cody & Associates, Inc.
          (Filed as Exhibit 10.87 to the November 1996 Form S-1 and
          incorporated herein by reference).
   10.88  Second Amendment to Asset Purchase Agreement dated October 31, 1996 between Total Communication Services, Inc. and McLeod Telemanagement,
          Inc. (Filed as Exhibit 10.88 to the November 1996 Form S-1 and
          incorporated herein by reference).
   10.89  Escrow Agreement dated July 15, 1996 among McLeod, Inc., certain shareholders of Ruffalo, Cody & Associates, Inc., Albert P. Ruffalo
          and Norwest Bank N.A. (Filed as Exhibit 10.89 to the November 1996
          Form S-1 and incorporated herein by reference).
   10.90  Sale and Purchase Agreement dated January 27, 1997 among McLeodUSA
          Publishing Company, Fronteer Financial Holdings, Ltd., Classified
          Directories, Inc., Larry A. Scott, James Greff, Randall L. Gowin and
          Edwin Dressler and certain directors, officers and shareholders of
          Fronteer Financial Holdings, Ltd. (Filed as Exhibit 10.90 to the 1996
          Form 10-K and incorporated herein by reference).
   10.91  Sale and Purchase Agreement dated February 27, 1997 among McLeodUSA
          Publishing Company, Indiana Directories, Inc., John Morgan, Hank
          Meijer, Jack Hendricks, Brad Nelson and Talking Directories, Inc.
          (Filed as Exhibit 10.91 to the 1996 Form 10-K and incorporated herein by reference).
   10.92  Amendment to Sale and Purchase Agreement dated February 28, 1997 between McLeodUSA Publishing Company and Indiana Directories, Inc.
          (Filed as Exhibit 10.92 to the 1996 Form 10-K and incorporated herein by reference).
   10.93  Ameritech Centrex Service Confirmation of Service Orders dated August
          21, 1996 between McLeod Telemanagement, Inc. and Ameritech
          Information Industry Services. (Filed as Exhibit 10.93 to the 1996
          Form 10-K and incorporated herein by reference).
 **10.94  Amended and Restated Program Enrollment Terms dated November 1, 1996 between WorldCom Network Services, Inc. d/b/a WilTel and McLeod
          Telemanagement, Inc. (Filed as Exhibit 10.94 to Annual Report on Form
          10-K/A, File No. 0-20763, filed with the Commission on April 8, 1997 and incorporated herein by reference).
   10.95  Letter Agreement dated April 15, 1997 between U S WEST Communications and McLeodUSA Network Services, Inc. (Filed as Exhibit 10.1 to
          Quarterly Report on Form 10-Q, File No. 0-20763, filed with the
          Commission on May 14, 1997 and incorporated herein by reference).

 EXHIBIT
  NUMBER                           EXHIBIT DESCRIPTION
 -------                           -------------------
   10.96  Network Agreement dated April 7, 1997, between Wisconsin Power and
          Light Company and McLeodUSA Telecommunications Services, Inc. (Filed
          as Exhibit 10.96 to the July 1997 Form S-4 and incorporated herein by reference).
   10.97  Agreement dated July 7, 1997 between McLeodUSA Telecommunications
          Services, Inc. and U S WEST Communications, Inc. (Filed as Exhibit
          10.97 to the July 1997 Form S-4 and incorporated herein by reference).
   10.98  Agreement dated August 14, 1997 between McLeodUSA Incorporated and
          Taylor Ball, Inc. (Filed as Exhibit 10.98 to the November 1997 Form
          S-4 and incorporated herein by reference).
   10.99  Interconnection Agreement Under Sections 251 and 252 of the
          Telecommunications Act of 1996 dated as of October 28, 1996 between
          Ameritech Information Industry Services and Consolidated
          Communications Telecom Services Inc. (Filed as Exhibit 10.99 to the
          November 1997 Form S-4 and incorporated herein by reference).
   10.100 Interconnection Agreement Under Sections 251 and 252 of the
          Telecommunications Act of 1996 dated as of July 17, 1997 between
          Ameritech Information Industry Services and Consolidated
          Communications Telecom Services Inc. (Filed as Exhibit 10.100 to the
          November 1997 Form S-4 and incorporated herein by reference).
   11.1   Statement regarding Computation of Per Share Earnings (Filed as
          Exhibit 11.1 to the Quarterly Report on Form 10-Q, File No. 0-20763,
          filed with the Commission on May 13, 1998 and incorporated herein by reference).
   16.1   Letter regarding Change in Certifying Accountant (Filed as Exhibit
          16.1 to the 1997 Form 10-K and incorporated herein by reference).
   21.1   Subsidiaries of McLeodUSA Incorporated (Filed as Exhibit 21.1 to the
          1997 Form 10-K and incorporated herein by reference).
   23.1   Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
  *23.2   Consent of Arthur Andersen LLP.
   24.1   Power of attorney (included on signature page).
  *24.2   Statement on Form T-1 of Eligibility of Trustee.
   27.1   Financial Data Schedule (Filed as Exhibit 27.1 to the Quarterly
          Report on Form 10-Q, File No. 0-20763, filed with the Commission on
          May 13, 1998 and incorporated herein by reference).
   99.1   Purchase Agreement dated as of August 15, 1996 between Iowa Land and
          Building Company and Ryan Properties, Inc. (Filed as Exhibit 99.1 to
          the November Form S-1 and incorporated herein by reference).
   99.2   Purchase Agreement dated as of June 28, 1996 between Donald E.
          Zvacek, Dennis E. Zvacek and Robert J. Zvacek and Ryan Properties,
          Inc. (Filed as Exhibit 99.2 to the November Form S-1 and incorporated herein by reference).
  *99.3   Form of Letter of Transmittal.
  *99.4   Form of Notice of Guaranteed Delivery.
  *99.5   Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies
          and other Nominees.
  *99.6   Form of Letter to Clients.

--------
 * Filed herewith
** Confidential treatment has been granted. The copy filed as an exhibit omits the information subject to the confidential treatment request.

  (b) Financial Statement Schedules.

  The following financial statement schedule was filed with the Company's Annual Report on Form 10-K (File No. 0-20763), filed with the Commission on March 9, 1998, and is incorporated herein by reference:

    Schedule II--Valuation and Qualifying Accounts

  Schedules not listed above have been omitted because they are inapplicable or the information required to be set forth therein is contained, or incorporated by reference, in the Consolidated Financial Statements of the Company or notes thereto.

ITEM 22. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

  The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement when it becomes effective; and

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

  The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF SECURITIES ACT, THE COMPANY HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CEDAR RAPIDS, IOWA, ON THIS 18TH DAY OF DECEMBER, 1998.

                                          McLeodUSA Incorporated

                                                  /s/ Clark E. McLeod
                                          By: _________________________________
                                                      CLARK E. MCLEOD
                                                CHAIRMAN AND CHIEF EXECUTIVE
                                                          OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clark E. McLeod, Stephen C. Gray and Blake O. Fisher, Jr., jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS, IN THE CAPACITIES INDICATED BELOW, ON THIS 18TH DAY OF DECEMBER, 1998.

              SIGNATURE                                  TITLE
              ---------                                  -----

         /s/ Clark E. McLeod              Chairman, Chief Executive Officer
______________________________________     and Director (Principal Executive
           CLARK E. MCLEOD                 Officer)

        /s/ Richard A. Lumpkin            Vice Chairman and Director
______________________________________
          RICHARD A. LUMPKIN

         /s/ Stephen C. Gray              President, Chief Operating Officer
______________________________________     and Director
           STEPHEN C. GRAY

       /s/ Blake O. Fisher, Jr.           Group Vice President and Director
______________________________________
         BLAKE O. FISHER, JR.

         /s/ J. Lyle Patrick              Group Vice President, Chief
______________________________________     Financial Officer and Treasurer
           J. LYLE PATRICK                 (Principal Financial Officer)


              SIGNATURE                                  TITLE
              ---------                                  -----

        /s/ Joseph H. Ceryanec            Vice President, Finance, Corporate
______________________________________     Controller and Principal Accounting
          JOSEPH H. CERYANEC               Officer (Principal Accounting
                                           Officer)

        /s/ Thomas M. Collins             Director
______________________________________
          THOMAS M. COLLINS

                                          Director
______________________________________
           ROBERT J. CURREY

             /s/ Lee Liu                  Director
______________________________________
               LEE LIU

          /s/ Paul D. Rhines              Director
______________________________________
            PAUL D. RHINES

                                          Director
______________________________________
          RONALD W. STEPIEN


                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
    1.1  Purchase Agreement, dated as of February 26, 1997 among Salomon
         Brothers Inc, Morgan Stanley & Co. Incorporated and McLeod, Inc.
         (Filed as Exhibit 1.1 to Registration Statement on Form S-4, File No.
         333-27647 (the "July 1997 Form S-4"), and incorporated herein by reference).
    1.2  Purchase Agreement, dated as of July 15, 1997 among Salomon Brothers
         Inc, Bear, Stearns & Co. Inc., Morgan Stanley Dean Witter and
         McLeodUSA Incorporated. (Filed as Exhibit 1.2 to Registration
         Statement on Form S-4, File No. 333-34227 (the "November 1997 Form S-
         4"), and incorporated herein by reference).
    1.3  Purchase Agreement, dated as of March 10, 1998 among Salomon Brothers
         Inc, Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated,
         Chase Securities Inc. and McLeodUSA Incorporated. (Filed as Exhibit
         1.3 to Registration Statement on Form S-4, File No. 333-52793 (the
         "May 1998 Form S-4"), and incorporated herein by reference).
   *1.4  Purchase Agreement, dated as of October 22, 1998 among Salomon Smith
         Barney Inc., Bear, Stearns & Co. Inc., Morgan Stanley & Co.
         Incorporated, Chase Securities Inc. and McLeodUSA Incorporated.
    2.1  Agreement and Plan of Reorganization dated April 28, 1995 among
         Midwest Capital Group Inc., MWR Telecom, Inc. and McLeod, Inc. (Filed
         as Exhibit 2.1 to Registration Statement on Form S-1, File No. 333-
         3112 ("Initial Form S-1"), and incorporated herein by reference).
    2.2  Agreement and Plan of Reorganization dated as of July 12, 1996 among
         Ruffalo, Cody & Associates, Inc., certain shareholders of Ruffalo,
         Cody & Associates, Inc. and McLeod, Inc. (Filed as Exhibit 2 to
         Current Report on Form 8-K, File No. 0-20763, filed with the
         Commission on July 29, 1996 and incorporated herein by reference).
    2.3  Agreement and Plan of Reorganization dated as of August 15, 1996 among
         TelecomwUSA Publishing Group, Inc. and McLeod, Inc. (Filed as Exhibit
         2 to Current Report on Form 8-K, File No. 0-20763, filed with the
         Commission on August 26, 1996 and incorporated herein by reference).
    2.4  Agreement and Plan of Reorganization dated as of January 27, 1997 among McLeod, Inc., Digital Communications of Iowa, Inc., Clark E.
         McLeod and Mary E. McLeod. (Filed as Exhibit 2 to Current Report on
         Form 8-K, File No. 0-20763, filed with the Commission on February 24,
         1997 and incorporated herein by reference).
    2.5  Asset Purchase Agreement dated as of May 30, 1997 by and among
         McLeodUSA Incorporated, ESI/McLeodUSA, Inc., and ESI Communications,
         Inc., ESI Communications/ SW, Inc., ESI Communications/West, Inc., ESI
         Communications Downtown, Inc., ESI Communications North, Inc., and
         Michael Reichert, Peter Jones, John Pupkes and Jeff Meehan. (Filed as
         Exhibit 2.1 to Current Report on Form 8-K, File No. 0-20763 (the "June
         1997 Form 8-K"), filed with the Commission on June 26, 1997 and incorporated herein by reference).
    2.6  Agreement and Plan of Reorganization dated as of June 14, 1997 among
         McLeodUSA Incorporated, Eastside Acquisition Co. and Consolidated
         Communications Inc. (Filed as Exhibit 2.2 to the June 1997 Form 8-K
         and incorporated herein by reference).
    2.7  Agreement and Plan of Merger dated as of October 27, 1998 among
         McLeodUSA Incorporated, West Group Acquisition Co. and Dakota
         Telecommunications Group, Inc. (Filed as Exhibit 2.7 to the
         Registration Statement on Form S-4, File No. 333-68891 (the "December
         1998 Form S-4"), and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
   3.1   Amended and Restated Certificate of Incorporation of McLeod, Inc.
         (Filed as Exhibit 3.1 to Initial Form S-1 and incorporated herein by reference).
   3.2   Amended and Restated Bylaws of McLeod, Inc. (Filed as Exhibit 3.2 to
         Registration Statement on Form S-1, File No. 333-13885 (the "November
         1996 Form S-1"), and incorporated herein by reference).
   3.3   Certificate of Amendment of Amended and Restated Certificate of
         Incorporation of McLeod Inc. (Filed as Exhibit 3.3 to the July 1997
         Form S-4 and incorporated herein by reference).
   3.4   Certificate of Change of Registered Agent and Registered Office of
         McLeodUSA Incorporated. (Filed as Exhibit 3.4 to Annual Report on Form
         10-K, File No. 0-20763, filed with the Commission on March 6, 1998
         (the "1997 Form 10-K") and incorporated herein by reference).
   4.1   Form of Class A Common Stock Certificate of McLeod, Inc. (Filed as
         Exhibit 4.1 to Initial Form S-1 and incorporated herein by reference).
   4.2   Indenture dated March 4, 1997 between McLeod, Inc. and United States
         Trust Company of New York, as Trustee, relating to the 10 1/2% Senior
         Discount Notes Due 2007 of McLeod, Inc. (Filed as Exhibit 4.2 to
         Annual Report on Form 10-K, File No. 0-20763, filed with the
         Commission on March 31, 1997 (the "1996 Form 10-K") and incorporated herein by reference).
   4.3   Initial Global 10 1/2% Senior Discount Note Due March 1, 2007 of
         McLeod, Inc., dated March 4, 1997. (Filed as Exhibit 4.3 to the 1996
         Form 10-K and incorporated herein by reference).
   4.4   Form of Certificated 10 1/2% Senior Discount Note Due March 1, 2007 of
         McLeod, Inc. (Filed as Exhibit 4.4 to the 1996 Form 10-K and
         incorporated herein by reference).
   4.5   Registration Agreement dated March 4, 1997 among McLeod, Inc., Salomon
         Brothers Inc and Morgan Stanley & Co. Incorporated. (Filed as Exhibit
         4.5 to the 1996 Form 10-K and incorporated herein by reference).
   4.6   Investor Agreement dated as of April 1, 1996 among McLeod, Inc., IES
         Investments Inc., Midwest Capital Group Inc., MWR Investments Inc.,
         Clark and Mary McLeod, and certain other stockholders. (Filed as
         Exhibit 4.8 to Initial Form S-1 and incorporated herein by reference).
   4.7   Amendment No. 1 to Investor Agreement dated as of October 23, 1996 by and among McLeod, Inc., IES Investments Inc., Midwest Capital Group
         Inc., MWR Investments Inc., Clark E. McLeod and Mary E. McLeod. (Filed
         as Exhibit 4.3 to the November 1996 Form S-1 and incorporated herein by reference).
   4.8   Form of 10 1/2% Senior Discount Exchange Note Due 2007 of McLeodUSA
         Incorporated. (Filed as Exhibit 4.8 to the July 1997 Form S-4 and
         incorporated herein by reference).
   4.9   Indenture dated as of July 21, 1997 between McLeodUSA Incorporated and
         United States Trust Company of New York, as Trustee, relating to the 9
         1/4% Senior Notes Due 2007 of McLeodUSA Incorporated. (Filed as
         Exhibit 4.9 to the July 1997 Form S-4 and incorporated herein by reference).
   4.10  Form of Initial Global 9 1/4% Senior Note Due 2007 of McLeodUSA
         Incorporated. (Filed as Exhibit 4.10 to the July 1997 Form S-4 and
         incorporated herein by reference).
   4.11  Registration Agreement dated July 21, 1997 among McLeodUSA
         Incorporated, Salomon Brothers Inc, Morgan Stanley Dean Witter and
         Bear, Stearns & Co. Inc. (Filed as Exhibit 4.11 to the July 1997 Form
         S-4 and incorporated herein by reference).
   4.12  Stockholders' Agreement dated June 14, 1997 among McLeodUSA
         Incorporated, IES Investments Inc., Midwest Capital Group, Inc., MWR
         Investments Inc., Clark E. McLeod, Mary E. McLeod and Richard A.
         Lumpkin on behalf of each of the shareholders of Consolidated
         Communications Inc. listed on Schedule 1 of the Stockholders'
         Agreement. (Filed as Exhibit 4.12 to the July 1997 Form S-4 and
         incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
   4.13  Amendment No. 1 to Stockholders' Agreement dated as of September 19,
         1997 by and among McLeodUSA Incorporated, IES Investments Inc.,
         Midwest Capital Group, Inc., MWR Investments Inc., Clarke E. McLeod,
         Mary E. McLeod and Richard A. Lumpkin on behalf of each of the shareholders of Consolidated Communications Inc. listed in Schedule I thereto. (Filed as Exhibit 4.1 to the Quarterly Report on Form 10-Q,
         File No. 0-20763, filed with the Commission on November 14, 1997 and incorporated herein by reference). (Filed as Exhibit 4.15 to the May
         1998 Form S-4 and incorporated herein by reference.)
   4.14  Form of 9 1/4% Senior Exchange Note Due 2007 of McLeodUSA
         Incorporated. (Filed as Exhibit 4.14 to the 1997 Form 10-K and
         incorporated herein by reference).
   4.15  Indenture dated as of March 16, 1998 between McLeodUSA Incorporated and United States Trust Company of New York, as Trustee, relating to the 8- 3/8% Senior Notes Due 2008 of McLeodUSA Incorporated. (Filed as
         Exhibit 4.15 to the May 1998 Form S-4 and incorporated herein by reference.)
   4.16  Form of Global 8- 3/8% Senior Note Due 2008 of McLeodUSA Incorporated
         (contained in the Indenture filed as Exhibit 4.15).
   4.17  Registration Agreement dated March 16, 1998 among McLeodUSA
         Incorporated, Salomon Brothers Inc, Bear, Stearns & Co. Inc., Morgan
         Stanley & Co. Incorporated and Chase Securities Inc. (Filed as Exhibit
         4.17 to the May 1998 Form S-4 and incorporated herein by reference.)
   4.18  Stockholders' Agreement dated as of November 18, 1998 by and among
         McLeodUSA Incorporated, IES Investments Inc., Clarke E. McLeod, Mary
         E. McLeod and Richard A. Lumpkin, Gail G. Lumpkin and certain of the former shareholders of Consolidated Communications Inc. ("CCI") and certain permitted transferees of the former CCI shareholders in each case who are listed in schedule I thereto. (Filed as Exhibit 99.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the
         Commission on November 19, 1998 and incorporated herein by reference).
  *4.19  Indenture dated as of October 30, 1998 between McLeodUSA Incorporated and United States Trust Company of New York, as Trustee, relating to the 9 1/2% Senior Notes Due 2008 of McLeodUSA Incorporated.
  *4.20  Form of Global 9 1/2% Senior Note Due 2008 of McLeodUSA Incorporated
         (contained in the Indenture filed as Exhibit 4.19).
  *4.21  Registration Agreement dated October 30, 1998 among McLeodUSA
         Incorporated, Salomon Smith Barney Inc., Bear, Stearns & Co. Inc.,
         Morgan Stanley & Co. Incorporated and Chase Securities Inc.
  *5.1   Opinion of Hogan & Hartson L.L.P.
  10.1   Credit Agreement dated as of May 16, 1994 among McLeod, Inc., McLeod
         Network Services, Inc., McLeod Telemanagement, Inc., McLeod
         Telecommunications, Inc. and The First National Bank of Chicago.
         (Filed as Exhibit 10.1 to Initial Form S-1 and incorporated herein by reference).
  10.2   First Amendment to Credit Agreement dated as of June 17, 1994 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
         Inc., McLeod Telecommunications, Inc. and The First National Bank of
         Chicago. (Filed as Exhibit 10.2 to Initial Form S-1 and incorporated herein by reference).
  10.3   Second Amendment to Credit Agreement dated as of December 1, 1994 among McLeod, Inc., McLeod Network Services, Inc., McLeod
         Telemanagement, Inc., McLeod Telecommunications, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.3 to Initial Form S-1
         and incorporated herein by reference).

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
 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
   10.4  Third Amendment to Credit Agreement dated as of May 31, 1995 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
         Inc., McLeod Telecommunications, Inc., MWR Telecom, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.4 to Initial Form S-1
         and incorporated herein by reference).
   10.5  Fourth Amendment to Credit Agreement dated as of July 28, 1995 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
         Inc., McLeod Telecommunications, Inc., MWR Telecom, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.5 to Initial Form S-1
         and incorporated herein by reference).
   10.6  Fifth Amendment to Credit Agreement dated as of October 18, 1995 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
         Inc., McLeod Telecommunications, Inc., MWR Telecom, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.6 to Initial Form S-1
         and incorporated herein by reference).
   10.7  Sixth Amendment to Credit Agreement dated as of March 29, 1996 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod
         Telecommunications, Inc., MWR Telecom, Inc. and The First National
         Bank of Chicago. (Filed as Exhibit 10.7 to Initial Form S-1 and
         incorporated herein by reference).
   10.8  Security Agreement dated as of May 16, 1994 among McLeod, Inc., McLeod
         Network Services, Inc., McLeod Telemanagement, Inc., McLeod
         Telecommunications, Inc. and The First National Bank of Chicago.
         (Filed as Exhibit 10.8 to Initial Form S-1 and incorporated herein by reference).
   10.9  First Amendment to Security Agreement dated as of December 1, 1994 among McLeod, Inc., McLeod Network Services, Inc., McLeod
         Telemanagement, Inc., McLeod Telecommunications, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.9 to Initial Form S-1
         and incorporated herein by reference).
   10.10 Support Agreement dated as of December 1, 1994 among IES Diversified
         Inc., McLeod, Inc., McLeod Network Services, Inc., McLeod
         Telemanagement, Inc., McLeod Telecommunications, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.10 to Form S-1 and
         incorporated herein by reference).
   10.11 Agreement Regarding Support Agreement dated December 1994 between
         McLeod, Inc. and IES Diversified Inc. (Filed as Exhibit 10.11 to
         Initial Form S-1 and incorporated herein by reference).
   10.12 Agreement Regarding Guarantee dated May 16, 1994 between McLeod, Inc.
         and IES Diversified Inc. (Filed as Exhibit 10.12 to Initial Form S-1
         and incorporated herein by reference).
   10.13 Joinder to and Assumption of Credit Agreement dated as of April 28,
         1995 between McLeod Merging Co. and The First National Bank of
         Chicago. (Filed as Exhibit 10.13 to Initial Form S-1 and incorporated herein by reference).
   10.14 Joinder to and Assumption of Security Agreement dated as of April 28,
         1995 between McLeod Merging Co. and The First National Bank of
         Chicago. (Filed as Exhibit 10.14 to Initial Form S-1 and incorporated herein by reference).
   10.15 Letter from The First National Bank of Chicago to James L. Cram dated
         April 28, 1995 regarding extension of the termination date under the
         Credit Agreement. (Filed as Exhibit 10.15 to Initial Form S-1 and
         incorporated herein by reference).
   10.16 Credit Agreement dated as of March 29, 1996 among McLeod, Inc., McLeod
         Network Services, Inc., McLeod Telemanagement, Inc., McLeod
         Telecommunications, Inc. MWR Telecom, Inc. and The First National Bank
         of Chicago. (Filed as Exhibit 10.16 to Initial Form S-1 and
         incorporated herein by reference).

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
 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
   10.17 Agreement for Construction Related Services dated as of October 17,
         1995 between City Signal Fiber Services, Inc. and McLeod Network
         Services, Inc. (Filed as Exhibit 10.17 to Initial Form S-1 and
         incorporated herein by reference).
   10.18 Construction Services Agreement dated March 27, 1996 between City
         Signal Fiber Services, Inc. and McLeod Network Services, Inc. (Filed
         as Exhibit 10.18 to Initial Form S-1 and incorporated herein by reference).
   10.19 Fiber Optic Use Agreement dated as of February 14, 1996 between McLeod
         Network Services, Inc. and Galaxy Telecom, L.P. (Filed as Exhibit
         10.19 to Initial Form S-1 and incorporated herein by reference).
   10.20 Agreement dated as of July 11, 1994 between McLeod Network Services,
         Inc. and KLK Construction. (Filed as Exhibit 10.20 to Initial Form S-1
         and incorporated herein by reference).
   10.21 Lease Agreement dated September 5, 1995 between State of Iowa and MWR
         Telecom, Inc. (Filed as Exhibit 10.21 to Initial Form S-1 and
         incorporated herein by reference).
   10.22 Lease Agreement dated September 5, 1995 between State of Iowa and
         McLeod Network Services, Inc. (Filed as Exhibit 10.22 to Initial Form
         S-1 and incorporated herein by reference).
   10.23 Contract dated September 5, 1995 between Iowa Telecommunications and
         Technology Commission and MWR Telecom, Inc. (Filed as Exhibit 10.23 to
         Initial Form S-1 and incorporated herein by reference).
   10.24 Contract dated June 27, 1995 between Iowa National Guard and McLeod
         Network Services, Inc. (Filed as Exhibit 10.24 to Initial Form S-1 and
         incorporated herein by reference).
   10.25 Addendum Number One to Contract dated September 5, 1995 between Iowa
         National Guard and McLeod Network Services, Inc. (Filed as Exhibit
         10.25 to Initial Form S-1 and incorporated herein by reference).
   10.26 U S WEST Centrex Plus Service Rate Stability Plan dated October 15,
         1993 between McLeod Telemanagement, Inc. and U S WEST Communications,
         Inc. (Filed as Exhibit 10.26 to Initial Form S-1 and incorporated herein by reference).
   10.27 U S WEST Centrex Plus Service Rate Stability Plan dated July 17, 1993 between McLeod Telemanagement, Inc. and U S WEST Communications, Inc.
         (Filed as Exhibit 10.27 to Initial Form S-1 and incorporated herein by reference).
   10.28 Ameritech Centrex Service Confirmation of Service Orders dated various dates in 1994, 1995 and 1996 between McLeod Telemanagement, Inc. and
         Ameritech Information Industry Services. (Filed as Exhibit 10.28 to
         Initial Form S-1 and incorporated herein by reference).
   10.29 Lease Agreement dated as of December 28, 1993 between 2060 Partnership and McLeod Telemanagement, Inc., as amended by Amendments First to
         Ninth dated as of July 3, 1994, March 25, 1994, June 22, 1994, August
         12, 1994, September 12, 1994, September 20, 1994, November 16, 1994,
         September 20, 1995 and January 6, 1996, respectively. (Filed as
         Exhibit 10.29 to Initial Form S-1 and incorporated herein by reference).
   10.30 Lease Agreement dated as of May 24, 1995 between 2060 Partnership and
         McLeod Telemanagement, Inc. (Filed as Exhibit 10.30 to Initial Form S-
         1 and incorporated herein by reference).
   10.31 Lease Agreement dated October 31, 1995 between I.R.F.B. Joint Venture and McLeod Telemanagement, Inc. (Filed as Exhibit 10.31 to Initial
         Form S-1 and incorporated herein by reference).

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
 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
   10.32 First Amendment to Lease Agreement dated as of November 20, 1995 between I.R.F.B. Joint Venture and McLeod Telemanagement, Inc. (Filed
         as Exhibit 10.32 to Initial Form S-1 and incorporated herein by reference).
   10.33 Uniform Purchase Agreement dated July 22, 1993 between McLeod, Inc.
         and Hill's Maple Crest Farms Partnership. (Filed as Exhibit 10.33 to
         Initial Form S-1 and incorporated herein by reference).
   10.34 Master Right-of-Way Agreement dated July 27, 1994 between McLeod
         Network Services, Inc. and IES Industries Inc. (Filed as Exhibit 10.34
         to Initial Form S-1 and incorporated herein by reference).
   10.35 Master Right-of-Way and Tower Use Agreement dated February 13, 1996 between IES Industries Inc.and McLeod, Inc. (Filed as Exhibit 10.35 to
         Initial Form S-1 and incorporated herein by reference).
   10.36 Master Pole, Duct and Tower Use Agreement dated February 20, 1996 between MidAmerican Energy Company and McLeod, Inc. (Iowa and South
         Dakota). (Filed as Exhibit 10.36 to Initial Form S-1 and incorporated herein by reference).
   10.37 Master Pole, Duct and Tower Use Agreement dated February 20, 1996 between MidAmerican Energy Company and McLeod, Inc. (Illinois). (Filed
         as Exhibit 10.37 to Initial Form S-1 and incorporated herein by reference).
   10.38 Settlement Agreement dated March 18, 1996 between U S WEST
         Communications, Inc. and McLeod Telemanagement, Inc. (Filed as Exhibit
         10.38 to Initial Form S-1 and incorporated herein by reference).
   10.39 Agreement dated August 4, 1995 between Vadacom, Inc. and McLeod
         Telemanagement, Inc. (Filed as Exhibit 10.39 to Initial Form S-1 and
         incorporated herein by reference).
   10.40 McLeod Telecommunications, Inc. 1992 Incentive Stock Option Plan.
         (Filed as Exhibit 10.40 to Initial Form S-1 and incorporated herein by reference).
   10.41 McLeod, Inc. 1993 Incentive Stock Option Plan. (Filed as Exhibit 10.41
         to Initial Form S-1 and incorporated herein by reference).
   10.42 McLeod, Inc. 1995 Incentive Stock Option Plan. (Filed as Exhibit 10.42
         to Initial Form S-1 and incorporated herein by reference).
   10.43 McLeod Telecommunications, Inc. Director Stock Option Plan. (Filed as
         Exhibit 10.43 to Initial Form S-1 and incorporated herein by reference).
   10.44 Promissory Note dated July 18, 1995 between Kirk E. Kaalberg and
         McLeod, Inc. (Filed as Exhibit 10.44 to Initial Form S-1 and
         incorporated herein by reference).
   10.45 Promissory Note dated March 29, 1996 between Stephen K. Brandenburg and McLeod, Inc. (Filed as Exhibit 10.45 to Initial Form S-1 and
         incorporated herein by reference).
   10.46 Agreement dated April 28, 1995 among McLeod, Inc., McLeod
         Telecommunications, Inc., McLeod Telemanagement, Inc., McLeod Network
         Services, Inc. and Clark E. McLeod. (Filed as Exhibit 10.46 to Initial
         Form S-1 and incorporated herein by reference).
 **10.47 Telecommunications Services Agreement dated March 14, 1994 between
         WilTel, Inc. and McLeod Telemanagement, Inc., as amended. (Filed as
         Exhibit 10.47 to Initial Form S-1 and incorporated herein by reference).
   10.48 Amendment to Contract Addendum A to Contract No. 2102 dated March 31,
         1993 between the Iowa Department of General Services and McLeod
         Telecommunications, Inc. (Filed as Exhibit 10.48 to Initial Form S-1
         and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
   10.49 Construction Services Agreement dated June 30, 1995 between MFS
         Network Technologies, Inc. and MWR Telecom, Inc. (Filed as Exhibit
         10.49 to Initial Form S-1 and incorporated herein by reference).
   10.50 First Amendment to Agreement Regarding Support Agreement dated May 14,
         1996 among McLeod, Inc., IES Diversified Inc. and IES Investments Inc.
         (Filed as Exhibit 10.50 to Initial Form S-1 and incorporated herein by reference).
   10.51 First Amendment to Agreement Regarding Guarantee dated May 14, 1996 among McLeod, Inc., IES Diversified Inc. and IES Investments Inc.
         (Filed as Exhibit 10.51 to Initial Form S-1 and incorporated herein by reference).
   10.52 Amended and Restated Directors Stock Option Plan of McLeod, Inc.
         (Filed as Exhibit 10.52 to Initial Form S-1 and incorporated herein by reference).
   10.53 Forms of Employment, Confidentiality and Non-Competition Agreement
         between McLeod, Inc. and certain employees of McLeod, Inc. (Filed as
         Exhibit 10.53 to Initial Form S-1 and incorporated herein by reference).
   10.54 Form of Change-of-Control Agreement between McLeod, Inc. and certain employees of McLeod, Inc. (Filed as Exhibit 10.54 to Initial Form S-1
         and incorporated herein by reference).
   10.55 McLeod, Inc. 1996 Employee Stock Option Plan, as amended. (Filed as
         Exhibit 10.55 to the November 1996 Form S-1 and incorporated herein by reference).
   10.56 McLeod, Inc. Employee Stock Purchase Plan, as amended. (Filed as
         Exhibit 10.56 to the 1996 Form 10-K and incorporated herein by reference).
   10.57 Form of Indemnity Agreement between McLeod, Inc. and certain officers and directors of McLeod, Inc. (Filed as Exhibit 10.57 to Initial Form
         S-1 and incorporated herein by reference).
   10.58 License Agreement dated April 24, 1996 between PageMart, Inc. and MWR
         Telecom, Inc. (Filed as Exhibit 10.58 to Initial Form S-1 and
         incorporated herein by reference).
   10.59 Assignment of Purchase Agreement dated August 15, 1996 between Ryan
         Properties, Inc. and McLeod, Inc. (Filed as Exhibit 10.59 to the
         November 1996 Form S-1 and incorporated herein by reference).
   10.60 Assignment of Purchase Agreement dated August 14, 1996 between Ryan
         Properties, Inc. and McLeod,Inc. (Filed as Exhibit 10.60 to the
         November 1996 Form S-1 and incorporated herein by reference).
   10.61 Asset Purchase Agreement dated September 4, 1996 between Total
         Communication Services, Inc. and McLeod Telemanagement, Inc. (Filed as
         Exhibit 10.61 to the November 1996 Form S-1 and incorporated herein by reference).
   10.62 First Amendment to Asset Purchase Agreement dated September 30, 1996 between Total Communication Services, Inc. and McLeod Telemanagement,
         Inc. (Filed as Exhibit 10.62 to the November 1996 Form S-1 and
         incorporated herein by reference).
   10.63 McLeod, Inc. Incentive Plan. (Filed as Exhibit 10.63 to the November
         1996 Form S-1 and incorporated herein by reference).
   10.64 Amended and Restated Credit Agreement dated as of May 5, 1996 among
         TelecomUSA Publishing Group, Inc., TelecomUSA Publishing Company and
         TelecomUSA Neighborhood Directories, Inc. and Norwest Bank Iowa,
         National Association. (Filed as Exhibit 10.64 to the November 1996
         Form S-1 and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
   10.65 First Amendment to Amended and Restated Credit Agreement dated as of
         January 31, 1996 by and between TelecomUSA Publishing Group, Inc.,
         TelecomUSA Publishing Company and TelecomUSA Neighborhood Directories,
         Inc. and Norwest Bank Iowa, National Association. (Filed as Exhibit
         10.65 to the November 1996 Form S-1 and incorporated herein by reference).
   10.66 Lease Agreement dated as of September 26, 1994 between Ryan
         Properties, Inc. and Ruffalo, Cody & Associates, Inc. (Filed as
         Exhibit 10.66 to the November 1996 Form S-1 and incorporated herein by reference).
   10.67 First Lease Amendment dated as of April 12, 1995 between Ryan
         Properties, Inc. and Ruffalo, Cody & Associates, Inc. (Filed as
         Exhibit 10.67 to the November 1996 Form S-1 and incorporated herein by reference).
   10.68 Lease Agreement dated as of July 18, 1995 between 2060 Partnership,
         L.P. and TelecomUSA Publishing Company. (Filed as Exhibit 10.68 to the
         November 1996 Form S-1 and incorporated herein by reference).
   10.69 Lease Agreement dated April 26, 1995 by and between A.M. Henderson and
         TelecomUSA Publishing Company. (Filed as Exhibit 10.69 to the November
         1996 Form S-1 and incorporated herein by reference).
   10.70 License Agreement dated as of April 19, 1994, between Ameritech
         Information Industry Services and TelecomUSA Publishing Company.
         (Filed as Exhibit 10.70 to the November 1996 Form S-1 and incorporated herein by reference).
   10.71 License Agreement dated September 13, 1993 between U S WEST
         Communications, Inc. and TelecomUSA Publishing Company. (Filed as
         Exhibit 10.71 to the November 1996 Form S-1 and incorporated herein by reference).
   10.72 Form of McLeod, Inc. Directors Stock Option Plan Option Agreement.
         (Filed as Exhibit 10.72 to the November 1996 Form S-1 and incorporated herein by reference).
   10.73 Forms of McLeod, Inc. 1996 Employee Stock Option Plan Incentive Stock
         Option Agreement. (Filed as Exhibit 10.73 to the November 1996 Form S-
         1 and incorporated herein by reference).
   10.74 Forms of McLeod, Inc. 1996 Employee Stock Option Plan Non-Incentive
         Stock Option Agreement. (Filed as Exhibit 10.74 to the November 1996
         Form S-1 and incorporated herein by reference).
   10.75 Option Agreement dated April 27, 1995 between Fronteer Directory
         Company, Inc. and TelecomUSA Publishing Company. (Filed as Exhibit
         10.75 to the November 1996 Form S-1 and incorporated herein by reference).
   10.76 Promissory Note dated May 5, 1995 between TelecomUSA Publishing
         Company and Fronteer Directory Company, Inc. (Filed as Exhibit 10.76
         to the November 1996 Form S-1 and incorporated herein by reference).
   10.77 Security Agreement dated May 5, 1995 between TelecomUSA Publishing
         Company and Fronteer Directory Company, Inc. (Filed as Exhibit 10.77
         to the November 1996 Form S-1 and incorporated herein by reference).
   10.78 Design/Build Construction Contract dated September 17, 1996 between
         Ryan Construction Company of Minnesota, Inc. and McLeod, Inc. (Filed
         as Exhibit 10.78 to the November 1996 Form S-1 and incorporated herein by reference).
   10.79 Guaranty Agreement dated as of October 17, 1996 by McLeod, Inc. in favor of Kirkwood Community College. (Filed as Exhibit 10.79 to the
         November 1996 Form S-1 and incorporated herein by reference).

 EXHIBIT
 NUMBER                           EXHIBIT DESCRIPTION
 -------                          -------------------
   10.80 Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod Telemanagement, Inc.
         (Filed as Exhibit 10.80 to the November 1996 Form S-1 and
         incorporated herein by reference).
   10.81 Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod Telecommunications,
         Inc. (Filed as Exhibit 10.81 to the November 1996 Form S-1 and
         incorporated herein by reference).
   10.82 Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod Network Services, Inc.
         (Filed as Exhibit 10.82 to the November 1996 Form S-1 and
         incorporated herein by reference).
   10.83 Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod, Inc. (Filed as Exhibit
         10.83 to the November 1996 Form S-1 and incorporated herein by reference).
   10.84 Change Order No. 1 to the Construction Services Agreement dated
         November 22, 1995 by and between MWR TeIecom, Inc. and MFS Network
         Technologies, Inc. (Filed as Exhibit 10.84 to the November 1996 Form
         S-1 and incorporated herein by reference).
   10.85 Change Order No. 2 to the Construction Services Agreement dated
         August 14, 1996 between MWR Telecom, Inc. and MFS Network
         Technologies, Inc. (Filed as Exhibit 10.85 to the November 1996 Form
         S-1 and incorporated herein by reference).
   10.86 Change Order No. 3 to the Construction Services Agreement dated
         October 31, 1996 between MWR Telecom, Inc. and MFS Network
         Technologies, Inc. (Filed as Exhibit 10.86 to the November 1996 Form
         S-1 and incorporated herein by reference).
   10.87 Independent Contractor Sales Agreement dated May, 1995 between Sprint
         Communications Company L.P. and Ruffalo, Cody & Associates, Inc.
         (Filed as Exhibit 10.87 to the November 1996 Form S-1 and
         incorporated herein by reference).
   10.88 Second Amendment to Asset Purchase Agreement dated October 31, 1996 between Total Communication Services, Inc. and McLeod Telemanagement,
         Inc. (Filed as Exhibit 10.88 to the November 1996 Form S-1 and
         incorporated herein by reference)
   10.89 Escrow Agreement dated July 15, 1996 among McLeod, Inc., certain shareholders of Ruffalo, Cody & Associates, Inc., Albert P. Ruffalo
         and Norwest Bank N.A. (Filed as Exhibit 10.89 to the November 1996
         Form S-1 and incorporated herein by reference).
   10.90 Sale and Purchase Agreement dated January 27, 1997 among McLeodUSA
         Publishing Company, Fronteer Financial Holdings, Ltd., Classified
         Directories, Inc., Larry A. Scott, James Greff, Randall L.Gowin and
         Edwin Dressler and certain directors, officers and shareholders of
         Fronteer Financial Holdings, Ltd. (Filed as Exhibit 10.90 to the 1996
         Form 10-K and incorporated herein by reference).
   10.91 Sale and Purchase Agreement dated February 27, 1997 among McLeodUSA
         Publishing Company, Indiana Directories, Inc., John Morgan, Hank
         Meijer, Jack Hendricks, Brad Nelson and Talking Directories, Inc.
         (Filed as Exhibit 10.91 to the 1996 Form 10-K and incorporated herein by reference).
   10.92 Amendment to Sale and Purchase Agreement dated February 28, 1997 between McLeodUSA Publishing Company and Indiana Directories, Inc.
         (Filed as Exhibit 10.92 to the 1996 Form 10-K and incorporated herein by reference).
   10.93 Ameritech Centrex Service Confirmation of Service Orders dated August
         21, 1996 between McLeod Telemanagement, Inc. and Ameritech
         Information Industry Services. (Filed as Exhibit 10.93 to the 1996
         Form 10-K and incorporated herein by reference).

 EXHIBIT
  NUMBER                           EXHIBIT DESCRIPTION
 -------                           -------------------
 **10.94  Amended and Restated Program Enrollment Terms dated November 1, 1996 between WorldCom Network Services, Inc. d/b/a WilTel and McLeod
          Telemanagement, Inc. (Filed as Exhibit 10.94 to Annual Report on Form
          10-K/A, File No. 0-20763, filed with the Commission on April 8, 1997 and incorporated herein by reference).
   10.95  Letter Agreement dated April 15, 1997 between U S WEST Communications and McLeodUSA Network Services, Inc. (Filed as Exhibit 10.1 to
          Quarterly Report on Form 10-Q, File No. 0-20763, filed with the
          Commission on May 14, 1997 and incorporated herein by reference).
   10.96  Network Agreement dated April 7, 1997, between Wisconsin Power and
          Light Company and McLeodUSA Telecommunications Services, Inc. (Filed
          as Exhibit 10.96 to the July 1997 Form S-4 and incorporated herein by reference).
   10.97  Agreement dated July 7, 1997 between McLeodUSA Telecommunications
          Services, Inc. and U S WEST Communications, Inc. (Filed as Exhibit
          10.97 to the July 1997 Form S-4 and incorporated herein by reference).
   10.98  Agreement dated August 14, 1997 between McLeodUSA Incorporated and
          Taylor Ball, Inc. (Filed as Exhibit 10.98 to the November 1997 Form
          S-4 and incorporated herein by reference).
   10.99  Interconnection Agreement Under Sections 251 and 252 of the
          Telecommunications Act of 1996 dated as of October 28, 1996 between
          Ameritech Information Industry Services and Consolidated
          Communications Telecom Services Inc. (Filed as Exhibit 10.99 to the
          November 1997 Form S-4 and incorporated herein by reference).
   10.100 Interconnection Agreement Under Sections 251 and 252 of the
          Telecommunications Act of 1996 dated as of July 17, 1997 between
          Ameritech Information Industry Services and Consolidated
          Communications Telecom Services Inc. (Filed as Exhibit 10.100 to the
          November 1997 Form S-4 and incorporated herein by reference).
   11.1   Statement regarding Computation of Per Share Earnings (Filed as
          Exhibit 11.1 to the Quarterly Report on Form 10-Q, File No. 0-20763,
          filed with the Commission on May 13, 1998 and incorporated herein by reference).
   16.1   Letter regarding Change in Certifying Accountant (Filed as Exhibit
          16.1 to the 1997 Form 10-K and incorporated herein by reference).
   21.1   Subsidiaries of McLeodUSA Incorporated (Filed as Exhibit 21.1 to the
          1997 Form 10-K and incorporated herein by reference).
   23.1   Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
  *23.2   Consent of Arthur Andersen LLP.
   24.1   Power of attorney (included on signature page).
  *24.2   Statement on Form T-1 of Eligibility of Trustee.
   27.1   Financial Data Schedule (Filed as Exhibit 27.1 to the Quarterly
          Report on Form 10-Q, File No. 0-20763, filed with the Commission on
          May 13, 1998 and incorporated herein by reference).
   99.1   Purchase Agreement dated as of August 15, 1996 between Iowa Land and
          Building Company and Ryan Properties, Inc. (Filed as Exhibit 99.1 to
          the November Form S-1 and incorporated herein by reference).
   99.2   Purchase Agreement dated as of June 28, 1996 between Donald E.
          Zvacek, Dennis E. Zvacek and Robert J. Zvacek and Ryan Properties,
          Inc. (Filed as Exhibit 99.2 to the November Form S-1 and incorporated herein by reference).

 EXHIBIT
 NUMBER                           EXHIBIT DESCRIPTION
 -------                          -------------------
  *99.3  Form of Letter of Transmittal.
  *99.4  Form of Notice of Guaranteed Delivery.
  *99.5  Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies
         and other Nominees.
  *99.6  Form of Letter to Clients.

--------
 *  Filed herewith
** Confidential treatment has been granted. The copy filed as an exhibit omits the information subject to the confidential treatment request.

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